                                                                                                           [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2007-QA5 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QA5

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

RESIDENTIAL FUNDING SECURITIES, LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  HTTP://WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-888-523-3990.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND
THE  PROSPECTUS  SUPPLEMENT  FOR THE  OFFERED  CERTIFICATES.  THE  INFORMATION  IN THIS TERM  SHEET IS  PRELIMINARY  AND IS  SUBJECT TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET  SUPPLEMENT IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES
IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

SEPTEMBER 10, 2007

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT
                               AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus, dated April 9, 2007, which provides general information,  some of which may not apply to the offered certificates;

         -        the term sheet supplement,  dated September 10, 2007, which provides general information about series of certificates issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable  to the classes of offered  certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related  base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE
YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY  SUCH  OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING
ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

                                                         OFFERED CERTIFICATES

 --------------------------------------------------------------------------------------------------------------------
                                       INITIAL CERTIFICATE     INITIAL RATING
     CLASS       PASS-THROUGH RATE    PRINCIPAL BALANCE (1)   (S&P/MOODYS)((2))            DESIGNATIONS
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------

 CLASS A CERTIFICATES:
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
     I-A-1     Adjustable Rate ((3))      $               (6)    AAA / Aaa      Senior / Super Senior / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
     I-A-2     Adjustable Rate ((3))      $               (6)    AAA / Aaa     Senior / Senior Support / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
    II-A-1     Adjustable Rate ((3))      $               (6)    AAA / Aaa      Senior / Super Senior / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
    II-A-2     Adjustable Rate ((3))      $               (6)    AAA / Aaa     Senior / Senior Support / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
    III-A-1    Adjustable Rate ((3))      $               (6)    AAA / Aaa      Senior / Super Senior / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
    III-A-2    Adjustable Rate ((3))      $               (6)    AAA / Aaa     Senior / Senior Support / Adjustable
                                                                                               Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
 Total Class A Certificates:              $
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
 CLASS R CERTIFICATES:
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
      R-I               N/A               $        50            AAA / Aaa      Senior / Residual / Adjustable Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
     R-II               N/A               $        50            AAA / Aaa      Senior / Residual / Adjustable Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
 Total Class R Certificates               $
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------

 CLASS M CERTIFICATES:
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
      M-1      Adjustable Rate ((4))      $               (6)                       Mezzanine / Adjustable Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
      M-2      Adjustable Rate ((4))      $               (6)                       Mezzanine / Adjustable Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
      M-3      Adjustable Rate ((4))      $               (6)                       Mezzanine / Adjustable Rate
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
                                          $
 Total Class M Certificates:
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
                                          $
 Total Offered Certificates:

                                                     NON-OFFERED CERTIFICATES((5))
---------------------------------------------------------------------------------------------------------------------
                                       INITIAL CERTIFICATE    INITIAL RATING
    CLASS        PASS-THROUGH RATE      PRINCIPAL BALANCE        (S&P)(2)                  DESIGNATIONS
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     B-1        Adjustable Rate(4)        $              (6)                       Subordinate / Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     B-2        Adjustable Rate(4)        $              (6)                       Subordinate / Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     B-3        Adjustable Rate(4)        $              (6)                       Subordinate / Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                          $
Total non-offered certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                          $
Total offered and
non-offered certificates:
---------------------------------------------------------------------------------------------------------------------

(1) The initial certificate principal balances are approximate and subject to a +/- 10% variance based upon the final pool as of the cut-off date and additional rating agency analysis.
(2)  It is a condition to the issuance of the offered certificates that they be rated by at least two of the rating agencies. The rating agencies will include Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and/or Moody's
Investors Service, Inc. ("Moody's"). The Class M-1, Class M-2 and Class M-3 Certificates (together, the "Class M Certificates") will be rated at least investment grade by at least one of the rating agencies. The Class B Certificates may or may not be rated by any rating agency.
(3) The pass-through rate on the Class A Certificates will be equal to the weighted average of the net mortgage rates on the mortgage loans.
(4) The methodology for determining the variable rate of the Class M Certificates and the Class B Certificates is more fully described below.
(5) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates(.)
(6) The initial certificate principal balances of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2,
Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be determined based on the final pool as of the cut-off date and additional rating agency analysis.

CLASS M AND CLASS B CERTIFICATES:
The pass-through  rate on each class of the Class M and Class B Certificates  will be equal to the weighted average of the pass-through rates on the Class  I-A-1,  Class  I-A-2,  Class  II-A-1,  Class II-A-2,  Class III-A-1  and Class  III-A-2  Certificates  weighted  in proportion to the results of subtracting from the aggregate stated principal balance of the related Senior Certificates.

                                                     MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of hybrid adjustable-rate mortgage loans.

Set forth in Annex I of this term sheet is a description  of additional  characteristics  of the mortgage loans as of the Cut-off Date, except as otherwise  indicated.  All percentages of the mortgage loans are approximate  percentages by aggregate  principal  balance of the mortgage loans as of the Cut-off Date, except as otherwise  indicated.  Unless otherwise  specified,  all principal balances of the mortgage  loans are as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date,  and are rounded to the nearest dollar.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                              TOTAL              MINIMUM           MAXIMUM
Aggregate Current Principal Balance                                              $504,053,793.53        $71,500.00   $2,500,000.00
Number of Mortgage Loans                                                                     947

Average Current Principal Balance                                                    $532,263.77
Weighted Average Original Loan-to-Value                                                   76.33%            13.00%         100.00%
Weighted Average Mortgage Rate                                                             7.03%             4.75%           8.50%
Weighted Average Net Mortgage Rate                                                         6.76%             4.50%           8.25%
Weighted Average Note Margin                                                               2.42%             1.88%           3.61%
Weighted Average Maximum Mortgage Rate                                                    12.07%             9.13%          14.25%
Weighted Average Minimum Mortgage Rate                                                     2.43%             1.88%           7.63%
Weighted Average Term to Next Rate Adjustment Date (months)                                   73                10             120
Weighted Average Remaining Term to Stated Maturity (months)                                  358               334             360
Weighted Average Credit Score                                                                715               618             812

Weighted Average reflected in Total
                                                                                                  PERCENT OF CUT-OFF DATE
                                                                                                  PRINCIPAL
                                                                            RANGE                 BALANCE
Product Type                                                 Hybrid ARM                                    100.00%
                                                             Fixed                                           0.00%

Lien                                                         First                                         100.00%
                                                             Second                                          0.00%

Property Type                                                Single-family detached                         66.14%
                                                             Townhouse                                       0.54%
                                                             Condo-Low-Rise(Less than 5 stories)             5.50%
                                                             Condo Mid-Rise (5 to 8 stories)                 0.29%
                                                             Condo High-Rise (9 stories or more)             0.95%
                                                             Coop                                            0.10%
                                                             Planned Unit Developments
                                                             (detached)                                     19.79%
                                                             Planned Unit Developments
                                                             (attached)                                      1.08%
                                                             Two-to-four family units                        5.12%
                                                             Condotel                                        0.49%

Occupancy Status                                             Primary Residence                              85.43%
                                                             Second/Vacation                                 4.48%
                                                             Non Owner Occupied                             10.09%

Documentation Type                                           Full/Alternate                                 34.28%
                                                             No Income / No Asset Verification               7.02%
                                                             No Stated Income                                6.43%
                                                             Reduced                                        52.27%

Loans with Prepayment penalties                                                                             16.08%

Interest Only Percentage                                                                                    90.46%

                                            LIEN POSITION OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE                             WEIGHTED
                             NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
LIEN POSITION                  LOANS         BALANCE         BALANCE         BALANCE        CREDIT SCORE       ORIGINAL LTV
--------------------------- ------------ ---------------- -------------- ---------------- ------------------ -----------------
First Lien                      947       $ 504,053,794      100.00%      $ 532,264              715              76.33%
TOTAL:                          947       $ 504,053,794      100.00%      $ 532,264              715              76.33%

                                             PRODUCT TYPE OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE                             WEIGHTED
                             NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
PRODUCT TYPE                   LOANS         BALANCE         BALANCE         BALANCE        CREDIT SCORE       ORIGINAL LTV
--------------------------- ------------ ---------------- -------------- ---------------- ------------------ -----------------
3YR Hybrid                       2       $1,020,785          0.20%         $ 510,392              729             67.29%

3YR Hybrid IO                   14       5,642,420            1.12           403,030             721              76.34

5YR Hybrid                      56       25,569,169           5.07           456,592             717              76.53

5YR Hybrid IO                   445      231,557,543          45.94          520,354             717              75.86

5YR Hybrid 40/30 Balloon         9       3,480,299            0.69           386,700             698              77.30

7YR Hybrid                      30       13,882,832           2.75           462,761             723              78.40

7YR Hybrid IO                   292      164,361,500          32.61          562,882             712              76.78

7YR Hybrid 40/30 Balloon        11       2,425,888            0.48           220,535             693              81.98

10YR Hybrid                      2       1,689,848            0.34           844,924             748              70.24

10YR Hybrid IO                  86       54,423,509           10.80          632,831             717              76.41
TOTAL:                          947      $504,053,794         100.00%        $532,264             715             76.33%

                             CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE
                             NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE
CREDIT SCORE RANGE             LOANS         BALANCE         BALANCE         BALANCE        ORIGINAL LTV
--------------------------- ------------ ---------------- -------------- ---------------- ------------------
0 or less                        1       $99,624             0.02%           $ 99,624           40.00%

600 - 619                        1       595,000              0.12           595,000            70.00

640 - 659                       24       12,618,169           2.50           525,757            75.76

660 - 679                       158      80,024,130           15.88          506,482            75.77

680 - 699                       205      116,525,695          23.12          568,418            76.94

700 - 719                       141      77,762,667           15.43          551,508            76.13

720 - 739                       157      85,558,252           16.97          544,957            76.29

740 - 759                       105      51,361,963           10.19          489,162            77.78

760 or Greater                  155      79,508,294           15.77          512,957            75.49
TOTAL:                          947      $504,053,794         100.00%      $ 532,264            76.33%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 715.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                     % OF         AVERAGE         WEIGHTED        WEIGHTED
                                     NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS        BALANCE        BALANCE        BALANCE       CREDIT SCORE    ORIGINAL LTV
----------------------------------- ------------ --------------- ------------- --------------- --------------- ---------------
100,000 or less                          6       $533,411            0.11%       $  88,902          723            70.36%

100,001 to 200,000                      90       13,509,063          2.68          150,101          727            75.23

200,001 to 300,000                      83       20,566,348          4.08          247,787          728            75.32

300,001 to 400,000                      48       16,746,256          3.32          348,880          730            78.30

400,001 to 500,000                      247      113,343,019        22.49          458,879          709            78.67

500,001 to 600,000                      186      102,140,633        20.26          549,143          712            77.55

600,001 to 700,000                      119      76,680,644         15.21          644,375          710            75.96

700,001 to 800,000                      64       47,510,562          9.43          742,353          715            77.23

800,001 to 900,000                      21       17,833,751          3.54          849,226          714            74.65

900,001 to 1,000,000                    44       42,523,086          8.44          966,434          712            73.94

1,000,001 to 1,100,000                   4       4,236,750           0.84       1,059,188           705            66.79

1,100,001 to 1,200,000                  12       13,720,575          2.72       1,143,381           738            72.42

1,200,001 to 1,300,000                   6       7,582,780           1.50       1,263,797           716            76.67

1,300,001 to 1,400,000                   6       8,254,000           1.64       1,375,667           736            68.59

1,400,001 to 1,500,000                   6       8,868,939           1.76       1,478,157           730            72.23

1,500,001 to 1,600,000                   1       1,600,000           0.32       1,600,000           767            80.00

1,600,001 to 1,700,000                   1       1,700,000           0.34       1,700,000           684            69.00

1,800,001 to 1,900,000                   1       1,871,000           0.37       1,871,000           771            70.00

2,000,001 or greater                     2       4,832,977           0.96       2,416,488           754            64.93

TOTAL:                                  947     $504,053,794       100.00%      $ 532,264           715            76.33%

                                          NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                     % OF         AVERAGE         WEIGHTED        WEIGHTED
                                     NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE         AVERAGE
NET MORTGAGE RATES (%)                 LOANS        BALANCE        BALANCE        BALANCE       CREDIT SCORE    ORIGINAL LTV
----------------------------------- ------------ --------------- ------------- --------------- --------------- ---------------
4.500 - 4.999                            2       $1,177,400          0.23%       $ 588,700           761            76.95%

5.000 - 5.499                           28       17,256,681          3.42          616,310          719            78.00

5.500 - 5.999                           80       44,326,607          8.79          554,083          714            77.27

6.000 - 6.499                           201      105,634,449        20.96          525,545          713            74.96

6.500 - 6.999                           234      116,502,321        23.11          497,873          715            75.73

7.000 - 7.499                           237      126,532,424        25.10          533,892          714            76.16

7.500 - 7.999                           124      71,261,315         14.14          574,688          718            77.97

8.000 - 8.499                           41       21,362,595          4.24          521,039          723            78.63

TOTAL:                                  947      $504,053,794       100.00%      $ 532,264           715            76.33%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.7572% per annum.

                                     MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                     % OF         AVERAGE        WEIGHTED         WEIGHTED
                                    NUMBER OF      PRINCIPAL      PRINCIPAL      PRINCIPAL    AVERAGE CREDIT      AVERAGE
MORTGAGE RATE (%)                     LOANS         BALANCE        BALANCE        BALANCE          SCORE        ORIGINAL LTV
----------------------------------- ----------- ---------------- ------------- -------------- ---------------- ---------------
4.500 - 4.999                           1      $719,000              0.14%       $ 719,000          768            75.00%

5.000 - 5.499                           6       4,418,454            0.88          736,409          721            77.66

5.500 - 5.999                           53      29,869,761           5.93          563,580          722            77.57

6.000 - 6.499                          127      70,900,579          14.07          558,272          714            76.37

6.500 - 6.999                          265      131,282,374         26.05          495,405          713            75.17

7.000 - 7.499                          208      110,460,492         21.91          531,060          711            75.26

7.500 - 7.999                          195      104,647,467         20.76          536,654          717            77.47

8.000 - 8.499                           76      42,368,133           8.41          557,475          720            77.76

8.500 - 8.999                           16      9,387,533            1.86          586,721          734            81.34
TOTAL:                                 947    $ 504,053,794          100.00%     $ 532,264           715           76.33%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.0278% per annum.

                                        ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                     % OF         AVERAGE        WEIGHTED
                                    NUMBER OF      PRINCIPAL      PRINCIPAL      PRINCIPAL    AVERAGE CREDIT
ORIGINAL LTV RATIO (%)                LOANS         BALANCE        BALANCE        BALANCE          SCORE
----------------------------------- ----------- ---------------- ------------- -------------- ----------------
0.01 - 50.00                            24     $8,891,972            1.76%       $ 370,499           705

50.01 - 55.00                           11      6,109,985            1.21          555,453          712

55.01 - 60.00                           18      8,546,507            1.70          474,806          719

60.01 - 65.00                           54      28,149,731           5.58          521,291          722

65.01 - 70.00                           82      53,673,582          10.65          654,556          714

70.01 - 75.00                          124      76,156,877          15.11          614,168          722

75.01 - 80.00                          534      289,234,521         57.38          541,638          714

80.01 - 85.00                           14      4,674,458            0.93          333,890          700

85.01 - 90.00                           56      18,600,126           3.69          332,145          721

90.01 - 95.00                           26      8,835,721            1.75          339,835          702

95.01 - 100.00                          4       1,180,312            0.23          295,078          732
TOTAL:                                 947    $ 504,053,794          100.00%     $ 532,264          715

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.33%.

                      GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                      % OF           AVERAGE           WEIGHTED          WEIGHTED
                    NUMBER OF      PRINCIPAL        PRINCIPAL       PRINCIPAL       AVERAGE CREDIT       AVERAGE
STATE                 LOANS         BALANCE          BALANCE         BALANCE            SCORE          ORIGINAL LTV
------------------ ------------ ----------------- -------------- ----------------- ----------------- -----------------
California             399        $ 226,986,025      45.03%        $ 568,887             714              76.74%

Florida                56          28,487,664         5.65           508,708             699              74.33

New York               23          14,231,260         2.82           618,750             723              74.90

Texas                   6          3,531,486          0.70           588,581             738              75.21

New Jersey             42          23,805,921         4.72           566,808             713              77.28

Georgia                13          6,607,496          1.31           508,269             713              74.27

Virginia               45          26,786,890         5.31           595,264             706              76.03

Alabama                 2           710,292           0.14           355,146             733              84.54

Arkansas                1           590,000           0.12           590,000             741              74.00

Arizona                56          26,913,683         5.34           480,601             706              75.47

Colorado               12          7,014,124          1.39           584,510             703              79.88

Connecticut            12          4,478,782          0.89           373,232             734              71.98
District of
Columbia                6          3,541,650          0.70           590,275             701              76.91

Delaware                3          1,299,718          0.26           433,239             729              82.66

Hawaii                  8          6,624,929          1.31           828,116             713              74.73

Idaho                   3          1,538,800          0.31           512,933             700              76.54

Illinois               30          15,001,145         2.98           500,038             733              74.89

Indiana                 2          1,581,731          0.31           790,865             742              76.78

Massachusetts          29          15,655,977         3.11           539,861             718              75.59

Maryland               23          12,813,936         2.54           557,128             707              78.65

Maine                   1           303,600           0.06           303,600             664              76.00

Michigan                6          3,524,542          0.70           587,424             681              69.66

Minnesota              10          4,925,233          0.98           492,523             729              76.07

Missouri                5          1,607,920          0.32           321,584             722              80.00

Mississippi             1           448,000           0.09           448,000             686              80.00

Montana                 2          1,021,400          0.20           510,700             702              71.12

North Carolina         19          8,549,840          1.70           449,992             745              74.92

New Hampshire           1           308,000           0.06           308,000             766              80.00

New Mexico              4          2,222,914          0.44           555,729             745              84.06

Nevada                 22          8,407,099          1.67           382,141             742              75.99

Ohio                    2           323,496           0.06           161,748             706              89.54

Oregon                 13          5,462,883          1.08           420,222             722              77.32

Pennsylvania            4          2,210,236          0.44           552,559             712              73.66

Rhode Island            3           979,003           0.19           326,334             719              72.03

South Carolina         14          5,422,186          1.08           387,299             748              78.29

Tennessee               4          1,095,700          0.22           273,925             704              78.25

Utah                   23          9,539,849          1.89           414,776             725              77.47

Vermont                 1          1,871,000          0.37        1,871,000              771              70.00

Washington             35          14,866,267         2.95           424,750             718              77.23

Wisconsin               2          1,319,300          0.26           659,650             682              77.27

Iowa                    2           666,176           0.13           333,088             788              67.63

Kansas                  1           509,642           0.10           509,642             740              79.00

Alaska                  1           268,000           0.05           268,000             745              80.00
TOTAL:                 947        $ 504,053,794      100.00%       $ 532,264             715              76.33%

                                    MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                   % OF         AVERAGE      WEIGHTED      WEIGHTED
                                      NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL     AVERAGE       AVERAGE
LOAN PURPOSE                          OF LOANS       BALANCE        BALANCE     BALANCE    CREDIT SCORE  ORIGINAL LTV
------------------------------------- ---------- ----------------- ---------- ------------ ------------- -------------
Purchase                                 438      $ 237,406,223     47.10%   $ 542,023          722          78.77%

Rate/Term Refinance                      231        116,338,963     23.08      503,632          704          76.10

Equity Refinance                         278        150,308,607     29.82      540,678          714          72.66
TOTAL:                                   947      $ 504,053,794     100.00%  $ 532,264          715          76.33%

                              MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                   % OF         AVERAGE      WEIGHTED      WEIGHTED
                                      NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL     AVERAGE       AVERAGE
DOCUMENTATION                         OF LOANS       BALANCE        BALANCE     BALANCE    CREDIT SCORE  ORIGINAL LTV
------------------------------------- ---------- ----------------- ---------- ------------ ------------- -------------
Full/Alternate                           331      $ 172,808,407     34.28%     $ 522,080          713          79.10%

No Income / No Asset Verification        78          35,381,557      7.02        453,610          724          67.87

No Stated Income                         65          32,387,798      6.43        498,274          715          78.14

Reduced                                  473         263,476,031     52.27       557,032          716          75.43
TOTAL:                                   947       $ 504,053,794    100.00%    $ 532,264          715          76.33%

                                        OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                   % OF         AVERAGE      WEIGHTED      WEIGHTED
                                      NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL     AVERAGE       AVERAGE
OCCUPANCY TYPE                        OF LOANS       BALANCE        BALANCE     BALANCE    CREDIT SCORE  ORIGINAL LTV
------------------------------------- ---------- ----------------- ---------- ------------ ------------- -------------
Primary Residence                        763      $  430,620,039     85.43%     $ 564,378       712          76.93%

Second/Vacation                          34          22,580,617      4.48         664,136       737          73.03

Investment                               150         50,853,137      10.09        339,021       737          72.72

TOTAL:                                   947      $  504,053,794     100.00%    $ 532,264       715          76.33%

                                   MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                   % OF         AVERAGE      WEIGHTED      WEIGHTED
                                       NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL     AVERAGE       AVERAGE
PROPERTY TYPE                          OF LOANS      BALANCE        BALANCE     BALANCE    CREDIT SCORE  ORIGINAL LTV
-------------------------------------- --------- ----------------- ---------- ------------ ------------- -------------
Single-family detached                   604   $ 333,393,741         66.14%  $551,976          715          76.01%

Townhouse                                 8      2,719,018           0.54     339,877          730          71.36

Condo-Low-Rise(Less than 5 stories)       67     27,717,111          5.50     413,688          716          78.24

Condo Mid-Rise (5 to 8 stories)           4      1,457,635           0.29     364,409          714          77.39

Condo High-Rise (9 stories or more)       6      4,806,110           0.95     801,018          718          71.58

Coop                                      1      497,892             0.10     497,892          732          80.00

Planned Unit Developments (detached)     175     99,755,245          19.79    570,030          711          76.85

Planned Unit Developments (attached)      12     5,432,406           1.08     452,700          720          76.34

Two-to-four family units                  62     25,808,600          5.12     416,268          720          77.22

Condotel                                  8      2,466,036           0.49     308,255          753          81.74

TOTAL:                                   947   $ 504,053,794         100.00% $532,264          715          76.33%

                                    PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                               WEIGHTED
                                                                   % OF           AVERAGE       AVERAGE      WEIGHTED
                                     NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT        AVERAGE
PREPAYMENT PENALTY TERM                LOANS         BALANCE        BALANCE       BALANCE        SCORE     ORIGINAL LTV
----------------------------------- ------------ ----------------- ----------- -------------- ------------ --------------
None                                    772    $ 422,979,732          83.92%     $ 547,901        716          76.15%

12 MO PPP                               13       5,458,599            1.08         419,892        698          74.40

24 MO PPP                                3       992,812              0.20         330,937        735          89.48

36 MO PPP                               156      73,008,650          14.48         468,004        711          77.29

Other                                    3       1,614,000            0.32         538,000        698          78.36

TOTAL:                                  947    $ 504,053,794         100.00%     $ 532,264        715          76.33%

"Other" means not 12 months, 24 months or 36 months, and not more than 36 months.

                                       INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                               WEIGHTED
                                                                   % OF           AVERAGE       AVERAGE      WEIGHTED
                                       NUMBER       PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT        AVERAGE
INTEREST ONLY TERM                     OF LOANS      BALANCE        BALANCE       BALANCE        SCORE     ORIGINAL LTV
-------------------------------------- --------- ----------------- ----------- -------------- ------------ --------------
None                                     110      $   48,068,821     9.54%      $ 436,989        717          76.98%

120 MO IO                                571         308,253,309     61.15        539,848        714          76.65

36 MO IO                                  8            3,600,500      0.71         450,063       733          76.84

60 MO IO                                 176          97,891,264     19.42         556,200       718          74.85

84 MO IO                                  82          46,239,899      9.17         563,901       715          76.63

TOTAL:                                   947      $  504,053,794     100.00%     $ 532,264       715          76.33%

                                          NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                               WEIGHTED
                                                                   % OF           AVERAGE       AVERAGE      WEIGHTED
                                       NUMBER       PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT        AVERAGE
NOTE MARGIN (%)                        OF LOANS      BALANCE        BALANCE       BALANCE        SCORE     ORIGINAL LTV
-------------------------------------- --------- ----------------- ----------- -------------- ------------ --------------
1.500 - 1.999                             1       $296,000         0.06%      $  296,000        695          80.00%

2.000 - 2.499                            694       350,643,225     69.56         505,250        714          76.62

2.500 - 2.999                            216       129,542,374     25.70         599,733        718          75.91

3.000 - 3.499                             33       22,159,438       4.40         671,498        712          73.04

3.500 - 3.999                             3        1,412,756        0.28         470,919        693          92.95

TOTAL:                                   947     $ 504,053,794    100.00%     $  532,264        715          76.33%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 2.4248% per annum.

                                    MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                   % OF        AVERAGE      WEIGHTED      WEIGHTED
                                    NUMBER       PRINCIPAL       PRINCIPAL    PRINCIPAL     AVERAGE        AVERAGE
MAXIMUM MORTGAGE RATE (%)           OF LOANS      BALANCE         BALANCE      BALANCE    CREDIT SCORE  ORIGINAL LTV
----------------------------------- --------- ----------------- ------------ ------------ ------------- --------------
9.000 - 9.999                          1       $396,000         0.08%      $ 396,000          662           80.00%

10.000 - 10.999                        54       32,250,725      6.40         597,236          722           77.82

11.000 - 11.999                       375       198,022,578    39.29         528,060          713           75.64

12.000 - 12.999                       402       211,714,359    42.00         526,653          714           76.18

13.000 - 13.999                       110       57,770,584     11.46         525,187          719           78.68

14.000 - 14.999                        5        3,899,548       0.77         779,910          745           72.11

TOTAL:                                947     $ 504,053,794   100.00%     $  532,264          715           76.33%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 12.0735% per annum.

                                    MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                   % OF        AVERAGE      WEIGHTED      WEIGHTED
                                    NUMBER       PRINCIPAL       PRINCIPAL    PRINCIPAL     AVERAGE        AVERAGE
MINIMUM MORTGAGE RATES (%)          OF LOANS      BALANCE         BALANCE      BALANCE    CREDIT SCORE  ORIGINAL LTV
----------------------------------- --------- ----------------- ------------ ------------ ------------- --------------
1.000 - 1.999                          1         $296,000           0.06%      $ 296,000          695           80.00%

2.000 - 2.999                         904         478,113,956      94.85         528,887          715           76.42

3.000 - 3.999                          41         25,424,878        5.04         620,119          714           74.46

7.000 - 7.999                          1          218,960           0.04         218,960          756           94.00
TOTAL:                                947       $ 504,053,794     100.00%     $  532,264          715           76.33%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 2.4328% per annum.

                              NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                          % OF          AVERAGE          WEIGHTED         WEIGHTED
NEXT INTEREST            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL      AVERAGE CREDIT      AVERAGE
ADJUSTMENT DATE            LOANS         BALANCE        BALANCE         BALANCE           SCORE         ORIGINAL LTV
----------------------- ------------- --------------- ------------- ---------------- ----------------- ---------------
 2008-06                     1       $370,795             0.07%       $ 370,795            791             45.00%

 2010-02                     1        140,000             0.03          140,000            714             70.00

 2010-03                     2        1,368,990           0.27          684,495            733             77.37

 2010-04                     1        440,000             0.09          440,000            775             80.00

 2010-05                     3        1,278,420           0.25          426,140            677             78.92

 2010-06                     3        998,000             0.20          332,667            704             64.10

 2010-07                     2        609,000             0.12          304,500            687             78.84

 2010-08                     2        1,344,000           0.27          672,000            753             80.00

 2010-09                     1        114,000             0.02          114,000            686             100.00

 2011-11                     3        1,450,225           0.29          483,408            731             64.83

 2012-01                     12       5,746,579           1.14          478,882            701             75.67

 2012-02                     20       11,786,662          2.34          589,333            717             75.84

 2012-03                     39       18,201,985          3.61          466,718            706             73.57

 2012-04                     33       16,456,222          3.26          498,673            707             71.87

 2012-05                     44       25,455,894          5.05          578,543            717             78.84

 2012-06                     89       45,911,135          9.11          515,855            716             74.78

 2012-07                    137       69,890,781         13.87          510,152            714             76.56

 2012-08                    105       52,457,145         10.41          499,592            726             76.30

 2012-09                     28       13,250,384          2.63          473,228            722             79.52

 2014-01                     1        591,000             0.12          591,000            652             80.00

 2014-02                     6        2,380,720           0.47          396,787            698             78.95

 2014-03                     10       4,244,377           0.84          424,438            706             75.70

 2014-04                     16       7,430,334           1.47          464,396            709             74.94

 2014-05                     39       21,913,301          4.35          561,880            705             76.89

 2014-06                     62       31,288,840          6.21          504,659            717             76.40

 2014-07                     85       54,156,177         10.74          637,131            709             77.72

 2014-08                     80       40,549,937          8.04          506,874            717             76.72

 2014-09                     34       18,115,535          3.59          532,810            718             77.16

 2016-11                     1        296,000             0.06          296,000            695             80.00

 2016-12                     3        2,305,277           0.46          768,426            679             78.13

 2017-02                     4        2,150,213           0.43          537,553            726             76.04

 2017-03                     8        3,772,069           0.75          471,509            708             75.70

 2017-04                     4        2,791,274           0.55          697,818            741             78.46

 2017-05                     15       9,399,816           1.86          626,654            715             76.27

 2017-06                     19       11,260,073          2.23          592,635            704             79.06

 2017-07                     18       12,152,836          2.41          675,158            729             75.71

 2017-08                     13       9,950,300           1.97          765,408            726             73.80

 2017-09                     3        2,035,500           0.40          678,500            735             70.71

TOTAL:                      947      $504,053,794       100.00%       $ 532,264            715             76.33%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 73.

                                     DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                     % OF                             WEIGHTED
DEBT TO INCOME     NUMBER OF      PRINCIPAL        PRINCIPAL         AVERAGE       AVERAGE CREDIT   WEIGHTED AVERAGE
RATIO                LOANS         BALANCE          BALANCE     PRINCIPAL BALANCE       SCORE         ORIGINAL LTV
------------------ ----------- ----------------- -------------- ------------------ ---------------- ------------------
20.00 or Less         163   $  77,816,943           15.44%       $  477,405              724              73.28%

20.01 - 25.00          18      7,605,274             1.51           422,515              717              74.99

25.01 - 30.00          48      28,505,360            5.66           593,862              716              74.81

30.01 - 35.00          70      36,823,233            7.31           526,046              712              74.74

35.01 - 40.00         169      96,792,386            19.20          572,736              714              75.61
40.01 - 45.00         245      131,725,061           26.13          537,653              711              76.97

45.01 - 50.00         156      84,800,164            16.82          543,591              712              79.05

50.01 - 55.00          74      37,955,527            7.53           512,913              724              78.90

55.01 - 60.00          4       2,029,846             0.40           507,462              721              80.00

TOTAL:                947    $ 504,053,794         100.00%       $  532,264              715              76.33%

GROUP I COLLATERAL SUMMARY

SUMMARY                                                      TOTAL                             MINIMUM            MAXIMUM
Aggregate Current Principal Balance                                           $267,270,215.88         $78,600.00  $2,500,000.00
Number of Mortgage Loans                                                                  526

Average Current Principal Balance                                                 $508,118.28
Weighted Average Original Loan-to-Value                                                75.92%             13.00%        100.00%
Weighted Average Mortgage Rate                                                          7.06%              4.75%          8.50%
Weighted Average Net Mortgage Rate                                                      6.78%              4.50%          8.25%
Weighted Average Note Margin                                                            2.41%              2.25%          3.61%
Weighted Average Maximum Mortgage Rate                                                 12.15%              9.13%         14.25%
Weighted Average Minimum Mortgage Rate                                                  2.43%              2.25%          7.63%
Weighted Average Term to Next Rate Adjustment Date (months)                                57                 10             60
Weighted Average Remaining Term to Stated Maturity (months)                               358                334            360
Weighted Average Credit Score                                                             717                618            812

Weighted Average reflected in Total
                                                                                               PERCENT OF CUT-OFF DATE
                                                                          RANGE                PRINCIPAL BALANCE
Product Type                                                 Hybrid ARM                                  100.00%
                                                             Fixed                                         0.00%

Lien                                                         First                                       100.00%
                                                             Second                                        0.00%

Property Type                                                Single Family (detached)                     64.81%
                                                             Townhouse/rowhouse                            0.49%
                                                             Condo under 5 stories                         7.41%
                                                             Condo Mid-Rise (5 to 8 stories)               0.45%
                                                             Condo High-Rise (9 stories or
                                                             more)                                         1.55%
                                                             Detached PUD                                 19.45%
                                                             Attached PUD                                  1.60%
                                                             Two-to-four family units                      3.32%
                                                             Condotel                                      0.92%

Occupancy Status                                             Primary Residence                            83.85%
                                                             Second/Vacation                               5.65%
                                                             Non Owner Occupied                           10.50%

Documentation Type                                           Full/Alternate                               35.16%
                                                             No Income / No Asset
                                                             Verification                                  7.48%
                                                             No Stated Income                              5.77%
                                                             Reduced                                      51.59%

Loans with Prepayment penalties                                                                           19.04%

Interest Only Percentage                                                                                  88.75%

                                         LIEN POSITION OF THE GROUP I LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT     AVERAGE
LIEN POSITION                 LOANS         BALANCE        BALANCE         BALANCE           SCORE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ---------------- -------------
First Lien                     526       $267,270,216      100.00%      $  508,118            717           75.92%

TOTAL:                         526       $ 267,270,216     100.00%      $  508,118            717           75.92%

                                          PRODUCT TYPE OF THE GROUP I LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT     AVERAGE
PRODUCT TYPE                  LOANS         BALANCE        BALANCE         BALANCE           SCORE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ---------------- -------------
3YR Hybrid                      2      $1,020,785            0.38%       $  510,392           729           67.29%

3YR Hybrid IO                   14      5,642,420            2.11           403,030           721           76.34

5YR Hybrid                      56      25,569,169           9.57           456,592           717           76.53

5YR Hybrid IO                  445      231,557,543         86.64           520,354           717           75.86

5YR Hybrid 40/30 Balloon        9       3,480,299            1.30           386,700           698           77.30

TOTAL:                         526     $267,270,216        100.00%         $508,118           717           75.92%

                            CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS
                                                             % OF          AVERAGE         WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL         AVERAGE
CREDIT SCORE RANGE            LOANS         BALANCE        BALANCE         BALANCE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ----------------
0 or less                       1       $99,624              0.04%       $  99,624           40.00%

600 - 619                       1       595,000              0.22           595,000          70.00

640 - 659                       17      9,495,870            3.55           558,581          75.84

660 - 679                       82      40,589,714          15.19           494,997          74.04

680 - 699                      109      58,633,058          21.94           537,918          77.51

700 - 719                       77      40,852,483          15.29           530,552          74.91

720 - 739                       81      41,216,658          15.42           508,848          76.36

740 - 759                       61      28,744,093          10.75           471,215          77.93

760 or Greater                  97      47,043,716          17.60           484,987          74.99

TOTAL:                         526     $267,270,216        100.00%      $   508,118          75.92%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
717.

                           ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS
                                                             % OF         AVERAGE         WEIGHTED        WEIGHTED
ORIGINAL MORTGAGE LOAN      NUMBER OF      PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE         AVERAGE
BALANCE ($)                   LOANS         BALANCE        BALANCE        BALANCE       CREDIT SCORE    ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- --------------- --------------- ---------------
100,000 or less                 4      $365,974              0.14%       $  91,494          727            68.87%

100,001 to 200,000              57      8,563,627            3.20           150,239         731            73.85

200,001 to 300,000              56      13,923,141           5.21           248,628         728            75.12

300,001 to 400,000              36      12,306,216           4.60           341,839         731            77.70

400,001 to 500,000             140      64,073,328          23.97           457,667         709            78.61

500,001 to 600,000              93      50,808,516          19.01           546,328         712            77.07

600,001 to 700,000              55      35,532,397          13.29           646,044         712            75.68

700,001 to 800,000              35      26,107,898           9.77           745,940         718            76.18

800,001 to 900,000              10      8,479,717            3.17           847,972         706            75.80

900,001 to 1,000,000            18      17,467,484           6.54           970,416         711            72.76

1,000,001 to 1,100,000          2       2,106,750            0.79        1,053,375          716            60.41

1,100,001 to 1,200,000          7       8,021,250            3.00        1,145,893          742            73.00

1,200,001 to 1,300,000          5       6,322,780            2.37        1,264,556          724            76.01

1,300,001 to 1,400,000          2       2,750,000            1.03        1,375,000          756            63.29

1,400,001 to 1,500,000          3       4,370,139            1.64        1,456,713          725            71.77

1,600,001 to 1,700,000          1       1,700,000            0.64        1,700,000          684            69.00

1,800,001 to 1,900,000          1       1,871,000            0.70        1,871,000          771            70.00

2,000,001 or greater            1       2,500,000            0.94        2,500,000          774            63.00

TOTAL:                         526     $267,270,216        100.00%      $  508,118          717            75.92%

                                       NET MORTGAGE RATES OF THE GROUP I LOANS
                                                             % OF         AVERAGE         WEIGHTED        WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE         AVERAGE
NET MORTGAGE RATES (%)        LOANS         BALANCE        BALANCE        BALANCE       CREDIT SCORE    ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- --------------- --------------- ---------------
4.500 - 4.999                   2      $1,177,400            0.44%       $  588,700         761           76.95%

5.000 - 5.499                   18      10,948,600           4.10           608,256         729            78.05

5.500 - 5.999                   48      23,802,516           8.91           495,886         715            76.10

6.000 - 6.499                  108      51,376,530          19.22           475,709         714            73.71

6.500 - 6.999                  130      57,409,179          21.48           441,609         712            76.26

7.000 - 7.499                  131      68,809,043          25.75           525,260         715            75.05

7.500 - 7.999                   62      38,317,667          14.34           618,027         724            77.85

8.000 - 8.499                   27      15,429,281           5.77           571,455         721            79.23

TOTAL:                         526     $267,270,216        100.00%       $  508,118         717            75.92%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.7841% per annum.

                                  MORTGAGE RATES OF THE LOANS OF THE GROUP I LOANS
                                                           % OF          AVERAGE         WEIGHTED        WEIGHTED
                          NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL        AVERAGE          AVERAGE
MORTGAGE RATE (%)           LOANS         BALANCE        BALANCE         BALANCE       CREDIT SCORE    ORIGINAL LTV
------------------------- ----------- ---------------- ------------- ---------------- --------------- ----------------
4.500 - 4.999                 1      $719,000              0.27%       $  719,000          768             75.00%

5.000 - 5.499                 4       3,161,578            1.18           790,395          728             78.12

5.500 - 5.999                 34      17,689,573           6.62           520,282          724             76.83

6.000 - 6.499                 66      31,996,812          11.97           484,800          718             75.00

6.500 - 6.999                148      65,638,287          24.56           443,502          712             75.03

7.000 - 7.499                112      56,252,907          21.05           502,258          710             74.47

7.500 - 7.999                102      55,865,050          20.90           547,697          722             77.18

8.000 - 8.499                 47      28,675,725          10.73           610,122          721             77.04

8.500 - 8.999                 12      7,271,283            2.72           605,940          728             82.06

TOTAL:                       526      $267,270,216        100.00%      $  508,118           717            75.92%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.0647% per annum.

                                     ORIGINAL LOAN-TO-VALUE OF THE GROUP I LOANS
                                                           % OF          AVERAGE         WEIGHTED
                          NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL        AVERAGE
ORIGINAL LTV RATIO (%)      LOANS         BALANCE        BALANCE         BALANCE       CREDIT SCORE
------------------------- ----------- ---------------- ------------- ---------------- ---------------
0.01 - 50.00                  18     $6,891,381            2.58%       $  382,854           708

50.01 - 55.00                 8       4,409,485            1.65           551,186          718

55.01 - 60.00                 13      6,241,492            2.34           480,115          714

60.01 - 65.00                 29      15,349,040           5.74           529,277          726

65.01 - 70.00                 45      25,584,332           9.57           568,541          714

70.01 - 75.00                 67      40,327,001          15.09           601,896          723

75.01 - 80.00                286      149,591,740         55.97           523,048          715

80.01 - 85.00                 7       2,168,722            0.81           309,817          715

85.01 - 90.00                 33      10,666,038           3.99           323,213          719

90.01 - 95.00                 16      4,860,673            1.82           303,792          705

95.01 - 100.00                4       1,180,312            0.44           295,078          732

TOTAL:                       526     $267,270,216        100.00%       $  508,118           717

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately
75.92%.

                       GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE GROUP I LOANS
                                                        % OF           AVERAGE           WEIGHTED         WEIGHTED
                     NUMBER OF                        PRINCIPAL       PRINCIPAL       AVERAGE CREDIT      AVERAGE
STATE                  LOANS     PRINCIPAL BALANCE     BALANCE         BALANCE            SCORE         ORIGINAL LTV
------------------- ------------ ------------------ -------------- ----------------- ----------------- ---------------
California              217        $ 114,334,227       42.78%       $   526,886            713             76.90%

Florida                 36          17,066,791          6.39            474,078            700             73.94

New York                12           7,584,898          2.84            632,075            724             71.81

New Jersey              19          11,064,307          4.14            582,332            713             74.92

Georgia                  6           2,662,059          1.00            443,677            713             74.28

Virginia                24          13,539,874          5.07            564,161            713             75.99

Alabama                  2            710,292           0.27            355,146            733             84.54

Arizona                 35          15,579,505          5.83            445,129            709             72.74

Colorado                 6           3,774,123          1.41            629,021            712             79.84

Connecticut              7           2,442,282          0.91            348,897            742             70.02
District of
Columbia                 6           3,541,650          1.33            590,275            701             76.91

Delaware                 2           1,167,000          0.44            583,500            728             82.96

Hawaii                   5           4,369,986          1.64            873,997            717             73.25

Idaho                    2           1,030,000          0.39            515,000            674             74.83

Illinois                18          10,197,242          3.82            566,513            734             73.37

Massachusetts           13           6,380,879          2.39            490,837            719             75.20

Maryland                10           5,396,332          2.02            539,633            705             79.32

Maine                    1            303,600           0.11            303,600            664             76.00

Michigan                 2           1,292,000          0.48            646,000            669             72.38

Minnesota                3           1,540,571          0.58            513,524            699             80.00

Missouri                 5           1,607,920          0.60            321,584            722             80.00

North Carolina          13           6,630,381          2.48            510,029            744             73.71

New Hampshire            1            308,000           0.12            308,000            766             80.00

New Mexico               4           2,222,914          0.83            555,729            745             84.06

Nevada                  16           5,429,249          2.03            339,328            752             75.80

Ohio                     1            147,996           0.06            147,996            758             89.00

Oregon                   8           3,356,562          1.26            419,570            724             71.86

Pennsylvania             2           1,548,939          0.58            774,469            726             66.39

Rhode Island             3            979,003           0.37            326,334            719             72.03

South Carolina           9           4,076,650          1.53            452,961            752             80.27

Tennessee                1            638,500           0.24            638,500            684             77.00

Utah                    10           3,903,835          1.46            390,384            739             79.74

Vermont                  1           1,871,000          0.70          1,871,000            771             70.00

Washington              21           8,318,173          3.11            396,103            721             78.47

Wisconsin                2           1,319,300          0.49            659,650            682             77.27

Iowa                     2            666,176           0.25            333,088            788             67.63

Alaska                   1            268,000           0.10            268,000            745             80.00

TOTAL:                  526        $ 267,270,216       100.00%      $   508,118            717             75.92%

                                     MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
LOAN PURPOSE                           OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
Purchase                                  264    $138,800,122        51.93%     $525,758       724          78.63%

Rate/Term Refinance                       116     53,967,963         20.19       465,241       701          76.15

Equity Refinance                          146     74,502,131         27.88       510,289       714          70.70

TOTAL:                                    526     $267,270,216       100.00%    $508,118       717          75.92%

                               MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
DOCUMENTATION                          OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
Full/Alternate                            187    $93,958,851         35.16%   $502,454          715        78.70%

No Income / No Asset Verification         43      19,981,476          7.48     464,685          728         66.17

No Stated Income                          31      15,433,573          5.77     497,857          719         77.35

Reduced                                   265     137,896,316        51.59     520,363          716         75.28

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717         75.92%

                                         OCCUPANCY TYPE OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
OCCUPANCY TYPE                         OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
Primary Residence                         413    $224,097,118       83.85%    $542,608          712         76.75%

Second/Vacation                           25      15,107,617          5.65     604,305          742          71.31

Investment                                88      28,065,481         10.50     318,926          741          71.78

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717          75.92%

                                    MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
PROPERTY TYPE                          OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
Single-family detached                    330    $173,213,969        64.81%   $524,891          717         75.67%

Townhouse                                  4      1,298,326           0.49     324,582          735          77.87

Condo-Low-Rise(Less than 5 stories)       49      19,804,999          7.41     404,184          713          78.00

Condo Mid-Rise (5 to 8 stories)            3      1,204,950           0.45     401,650          712          76.85

Condo High-Rise (9 stories or more)        5      4,138,670           1.55     827,734          721          70.23

Planned Unit Developments (detached)      95      51,993,716         19.45     547,302          712          75.89

Planned Unit Developments (attached)       9      4,286,682           1.60     476,298          725          76.60

Two-to-four family units                  23      8,862,867           3.32     385,342          722          76.64

Condotel                                   8      2,466,036           0.92     308,255          753          81.74

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717         75.92%

                                    PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
PREPAYMENT PENALTY TERM                OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
None                                      409    $216,370,363        80.96%   $529,023          718         75.66%

12 MO PPP                                 13      5,458,599           2.04     419,892          698          74.40

24 MO PPP                                  3      992,812             0.37     330,937          735          89.48

36 MO PPP                                 98      42,834,441         16.03     437,086          711          77.01

Other                                      3      1,614,000           0.60     538,000          698          78.36

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717         75.92%

"Other" means not 12 months, 24 months or 36 months, and not more than 36 months.

                                      INTEREST ONLY TERMS OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
INTEREST ONLY TERM                     OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
None                                      67      $30,070,253        11.25%   $448,810          715         76.31%

120 MO IO                                 275     135,708,199        50.78     493,484          716          76.58

36 MO IO                                   8      3,600,500           1.35     450,063          733          76.84

60 MO IO                                  176     97,891,264         36.63     556,200          718          74.85

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717          75.92%

                                          NOTE MARGINS OF THE GROUP I LOANS
                                                                                                           WEIGHTED
                                                                   % OF          AVERAGE      WEIGHTED      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL     AVERAGE      ORIGINAL
NOTE MARGIN (%)                        OF LOANS       BALANCE       BALANCE      BALANCE    CREDIT SCORE      LTV
-------------------------------------- ---------- ---------------- ----------- ------------ ------------- ------------
2.000 - 2.499                             394    $193,962,696       72.57%     $492,291         716          76.29%

2.500 - 2.999                             109     59,317,063         22.19     544,193          721          74.57

3.000 - 3.499                             20      12,577,701          4.71     628,885          711          74.58

3.500 - 3.999                              3      1,412,756           0.53     470,919          693          92.95

TOTAL:                                    526    $267,270,216       100.00%   $508,118          717          75.92%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 2.4144% per annum.

                                     MAXIMUM MORTGAGE RATES OF THE GROUP I LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                     NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MAXIMUM MORTGAGE RATE (%)            OF LOANS       BALANCE       BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
------------------------------------ ---------- ---------------- ----------- ------------- ------------- -------------
9.000 - 9.999                            1       $396,000           0.15%   $396,000           662          80.00%

10.000 - 10.999                         33      18,813,661          7.04     570,111           726          77.38

11.000 - 11.999                         197     93,474,724         34.97     474,491           714          75.10

12.000 - 12.999                         213     108,724,357        40.68     510,443           716          75.51

13.000 - 13.999                         77      41,961,927         15.70     544,960           718          78.48

14.000 - 14.999                          5      3,899,548           1.46     779,910           745          72.11

TOTAL:                                  526    $267,270,216       100.00%   $508,118           717          75.92%
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 12.1508% per annum.

                                     MINIMUM MORTGAGE RATES OF THE GROUP I LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                     NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MINIMUM MORTGAGE RATES (%)           OF LOANS       BALANCE       BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
------------------------------------ ---------- ---------------- ----------- ------------- ------------- -------------
2.000 - 2.999                           497      $251,208,116        93.99%   $505,449           717          75.86%

3.000 - 3.999                           28        15,843,140          5.93     565,826           714          76.54

7.000 - 7.999                            1        218,960             0.08     218,960           756          94.00

TOTAL:                                  526      $267,270,216       100.00%   $508,118           717          75.92%
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 2.4272% per annum.

                               NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP I LOANS
                                                            % OF           AVERAGE         WEIGHTED        WEIGHTED
NEXT INTEREST             NUMBER OF       PRINCIPAL       PRINCIPAL       PRINCIPAL     AVERAGE CREDIT     AVERAGE
ADJUSTMENT DATE             LOANS          BALANCE         BALANCE         BALANCE           SCORE       ORIGINAL LTV
----------------------- -------------- ---------------- -------------- ---------------- ---------------- -------------
 2008-06                      1       $370,795              0.14%        $  370,795           791           45.00%

 2010-02                      1        140,000              0.05            140,000           714           70.00

 2010-03                      2        1,368,990            0.51            684,495           733           77.37

 2010-04                      1        440,000              0.16            440,000           775           80.00

 2010-05                      3        1,278,420            0.48            426,140           677           78.92

 2010-06                      3        998,000              0.37            332,667           704           64.10

 2010-07                      2        609,000              0.23            304,500           687           78.84

 2010-08                      2        1,344,000            0.50            672,000           753           80.00

 2010-09                      1        114,000              0.04            114,000           686           100.00

 2011-11                      3        1,450,225            0.54            483,408           731           64.83

 2012-01                     12        5,746,579            2.15            478,882           701           75.67

 2012-02                     20        11,786,662           4.41            589,333           717           75.84

 2012-03                     39        18,201,985           6.81            466,718           706           73.57

 2012-04                     33        16,456,222           6.16            498,673           707           71.87

 2012-05                     44        25,455,894           9.52            578,543           717           78.84

 2012-06                     89        45,911,135           17.18           515,855           716           74.78

 2012-07                     137       69,890,781           26.15           510,152           714           76.56

 2012-08                     105       52,457,145           19.63           499,592           726           76.30

 2012-09                     28        13,250,384           4.96            473,228           722           79.52

TOTAL:                       526     $ 267,270,216         100.00%       $  508,118           717           75.92%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately
57.

                                      DEBT TO INCOME RATIO OF THE GROUP I LOANS
                                                      % OF           AVERAGE                             WEIGHTED
DEBT TO INCOME       NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
RATIO                  LOANS         BALANCE         BALANCE         BALANCE        CREDIT SCORE       ORIGINAL LTV
------------------- ------------ ---------------- -------------- ---------------- ------------------ -----------------
20.00 or Less           86      $40,724,484          15.24%        $  473,541            730              71.58%

20.01 - 25.00           14       5,311,774            1.99            379,412            719              75.96

25.01 - 30.00           29       14,037,379           5.25            484,048            720              75.49

30.01 - 35.00           42       19,657,059           7.35            468,025            717              74.51

35.01 - 40.00           93       52,747,923           19.74           567,182            715              74.39

40.01 - 45.00           136      68,941,248           25.79           506,921            713              77.10

45.01 - 50.00           80       43,667,224           16.34           545,840            708              78.99

50.01 - 55.00           43       20,733,110           7.76            482,165            726              79.27

55.01 - 60.00            3       1,450,015            0.54            483,338            704              80.00

TOTAL:                  526   $  267,270,216         100.00%       $  508,118            717              75.92%

GROUP II COLLATERAL SUMMARY

SUMMARY                                                      TOTAL                             MINIMUM     MAXIMUM
Aggregate Current Principal Balance                                           $180,670,220.68  $71,500.00  $2,332,976.99
Number of Mortgage Loans                                                                  333

Average Current Principal Balance                                                 $542,553.22
Weighted Average Original Loan-to-Value                                                76.97%      39.00%         95.00%
Weighted Average Mortgage Rate                                                          7.13%       5.38%          8.50%
Weighted Average Net Mortgage Rate                                                      6.87%       5.13%          8.25%
Weighted Average Note Margin                                                            2.36%       2.25%          3.25%
Weighted Average Maximum Mortgage Rate                                                 12.13%      10.38%         13.50%
Weighted Average Minimum Mortgage Rate                                                  2.36%       2.25%          3.25%
Weighted Average Term to Next Rate Adjustment Date (months)                                83          77             84
Weighted Average Remaining Term to Stated Maturity (months)                               359         353            360
Weighted Average Credit Score                                                             712         647            809

Weighted Average reflected in Total
                                                                                               PERCENT OF CUT-OFF DATE
                                                                          RANGE                PRINCIPAL BALANCE
Product Type                                                 Hybrid ARM                           100.00%
                                                             Fixed                                  0.00%

Lien                                                         First                                100.00%
                                                             Second                                 0.00%

Property Type                                                Single Family (detached)              67.97%
                                                             Townhouse/rowhouse                     0.52%
                                                             Condo under 5 stories                  2.95%
                                                             Condo Mid-Rise (5 to 8 stories)        0.14%
                                                             Condo High-Rise (9 stories or
                                                             more)                                  0.37%
                                                             Coop                                   0.28%
                                                             Detached PUD                          19.40%
                                                             Attached PUD                           0.63%
                                                             Two-to-four family units               7.74%

Occupancy Status                                             Primary Residence                     89.44%
                                                             Second/Vacation                        1.52%
                                                             Non Owner Occupied                     9.04%

Documentation Type                                           Full/Alternate                        33.27%
                                                             No Income / No Asset
                                                             Verification                           7.41%
                                                             No Stated Income                       9.38%
                                                             Reduced                               49.94%

Loans with Prepayment penalties                                                                    15.72%

Interest Only Percentage                                                                           90.97%

                                         LIEN POSITION OF THE GROUP II LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT     AVERAGE
LIEN POSITION                 LOANS         BALANCE        BALANCE         BALANCE           SCORE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ---------------- -------------
First Lien                     333       $180,670,221       100.00%      $   542,553           712           76.97%

TOTAL:                         333       $180,670,221       100.00%      $   542,553           712           76.97%

                                         PRODUCT TYPE OF THE GROUP II LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT     AVERAGE
PRODUCT TYPE                  LOANS         BALANCE        BALANCE         BALANCE           SCORE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ---------------- -------------
7YR Hybrid                      30       $13,882,832          7.68%       $   462,761           723           78.40%

7YR Hybrid IO                  292       164,361,500         90.97            562,882           712           76.78

7YR Hybrid 40/30 Balloon        11       2,425,888            1.34            220,535           693           81.98

TOTAL:                         333       $180,670,221       100.00%        $  542,553           712           76.97%

                            CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS
                                                             % OF          AVERAGE         WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL         AVERAGE
CREDIT SCORE RANGE            LOANS         BALANCE        BALANCE         BALANCE       ORIGINAL LTV
--------------------------- ----------- ---------------- ------------- ---------------- ----------------
640 - 659                       4        $1,839,251          1.02%       $   459,813         72.40%

660 - 679                       59      29,410,947          16.28            498,491         77.24

680 - 699                       77      46,107,901          25.52            598,804         76.68

700 - 719                       55      30,762,129          17.03            559,311         77.98

720 - 739                       62      34,732,733          19.22            560,205         75.75

740 - 759                       35      17,712,648           9.80            506,076         77.22

760 or Greater                  41      20,104,611          11.13            490,356         78.02

TOTAL:                         333   $  180,670,221        100.00%      $   542,553         76.97%
As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
712.

                                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS
                                                                                                                   WEIGHTED   WEIGHTED
                                                                                                                   AVERAGE    AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE                         PRINCIPAL        % OF PRINCIPAL       AVERAGE PRINCIPAL     CREDIT     ORIGINAL
($)                                NUMBER OF LOANS      BALANCE             BALANCE               BALANCE            SCORE       LTV
---------------------------------- ---------------- ----------------- -------------------- ----------------------- ---------- -----------
100,000 or less                           2        $167,436                  0.09%          $     83,718              716       73.59%

100,001 to 200,000                       29         4,280,889                2.37                147,617              724       76.86

200,001 to 300,000                       25         6,120,207                3.39                244,808              727       76.93

300,001 to 400,000                       12         4,440,040                2.46                370,003              726       79.96

400,001 to 500,000                       86         39,567,920               21.90               460,092              710       79.45

500,001 to 600,000                       70         38,728,490               21.44               553,264              711       77.64

600,001 to 700,000                       52         33,199,548               18.38               638,453              704       76.35

700,001 to 800,000                       20         14,691,784               8.13                734,589              715       78.60

800,001 to 900,000                        7         5,974,660                3.31                853,523              704       72.25

900,001 to 1,000,000                     18         17,382,944               9.62                965,719              718       75.92

1,000,001 to 1,100,000                    1         1,080,000                0.60             1,080,000               675       80.00

1,100,001 to 1,200,000                    5         5,699,325                3.15             1,139,865               732       71.59

1,300,001 to 1,400,000                    4         5,504,000                3.05             1,376,000               727       71.24

1,400,001 to 1,500,000                    1         1,500,000                0.83             1,500,000               681       70.00

2,000,001 or greater                      1         2,332,977                1.29             2,332,977               732       67.00

TOTAL:                                   333       $180,670,221             100.00%         $   542,553               712       76.97%

                                                NET MORTGAGE RATES OF THE GROUP II LOANS
                                                                                                                   WEIGHTED   WEIGHTED
                                                                                                                   AVERAGE    AVERAGE
                                                       PRINCIPAL        % OF PRINCIPAL       AVERAGE PRINCIPAL     CREDIT     ORIGINAL
NET MORTGAGE RATES (%)             NUMBER OF LOANS      BALANCE             BALANCE               BALANCE            SCORE       LTV
---------------------------------- ---------------- ----------------- -------------------- ----------------------- ---------- -----------
5.000 - 5.499                             5        $3,061,714                1.69%           $   612,343              705       77.20%

5.500 - 5.999                            19         11,790,732               6.53                620,565              721       78.30

6.000 - 6.499                            52         30,035,378               16.62               577,603              708       75.47

6.500 - 6.999                            83         44,382,188               24.57               534,725              713       75.79

7.000 - 7.499                            99         53,433,245               29.58               539,730              712       77.68

7.500 - 7.999                            61         32,033,648               17.73               525,142              711       78.33

8.000 - 8.499                            14         5,933,315                3.28                423,808              729       77.05

TOTAL:                                   333       $180,670,221             100.00%          $   542,553              712       76.97%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.8727%
per annum.

                                  MORTGAGE RATES OF THE LOANS OF THE GROUP II LOANS
                                                           % OF          AVERAGE         WEIGHTED         WEIGHTED
                          NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT      AVERAGE
MORTGAGE RATE (%)           LOANS         BALANCE        BALANCE         BALANCE           SCORE        ORIGINAL LTV
------------------------- ----------- ---------------- ------------- ---------------- ---------------- ---------------
5.000 - 5.499                 2       $1,256,876           0.70%       $   628,438          703            76.50%

5.500 - 5.999                 10      5,816,561            3.22            581,656          730            78.67

6.000 - 6.499                 27      18,350,945          10.16            679,665          711            75.68

6.500 - 6.999                 86      45,808,989          25.36            532,663          710            76.16

7.000 - 7.499                 86      47,314,574          26.19            550,169          709            76.43

7.500 - 7.999                 89      46,313,618          25.63            520,378          713            77.88

8.000 - 8.499                 29      13,692,408           7.58            472,152          718            79.25

8.500 - 8.999                 4       2,116,250            1.17            529,063          757            78.87

TOTAL:                       333     $180,670,221        100.00%       $   542,553          712            76.97%

 As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.1331% per annum.

                                    ORIGINAL LOAN-TO-VALUE OF THE GROUP II LOANS
                                                           % OF          AVERAGE         WEIGHTED
                          NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT
ORIGINAL LTV RATIO (%)      LOANS         BALANCE        BALANCE         BALANCE           SCORE
------------------------- ----------- ---------------- ------------- ---------------- ----------------
0.01 - 50.00                  5      $1,773,591            0.98%       $   354,718          689

50.01 - 55.00                 3       1,700,500            0.94            566,833          696

55.01 - 60.00                 4       1,807,800            1.00            451,950          722

60.01 - 65.00                 20      9,612,458            5.32            480,623          713

65.01 - 70.00                 28      20,597,450          11.40            735,623          713

70.01 - 75.00                 46      27,840,411          15.41            605,226          715

75.01 - 80.00                189      103,567,539         57.32            547,976          712

80.01 - 85.00                 7       2,505,736            1.39            357,962          687

85.01 - 90.00                 21      7,289,688            4.03            347,128          727

90.01 - 95.00                 10      3,975,048            2.20            397,505          698

TOTAL:                       333     $180,670,221        100.00%       $   542,553           712

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately
76.97%.

                      GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE GROUP II LOANS
                                                       % OF           AVERAGE          WEIGHTED          WEIGHTED
                   NUMBER OF                        PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       AVERAGE
STATE                LOANS     PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE          ORIGINAL LTV
----------------- ------------ ------------------ --------------- ---------------- ----------------- -----------------
California            138       $ 84,141,526          46.57%        $   609,721          712              76.80%

Florida               18          10,322,939           5.71             573,497          694              76.14

New York               9           4,953,612           2.74             550,401          723              82.42

Texas                  3           1,169,685           0.65             389,895          698              85.60

New Jersey            18           9,101,626           5.04             505,646          708              79.31

Georgia                5           2,285,437           1.26             457,087          726              75.71

Virginia              14           9,205,681           5.10             657,549          703              74.48

Arkansas               1            590,000            0.33             590,000          741              74.00

Arizona               17           8,819,481           4.88             518,793          700              79.25

Colorado               5           2,944,001           1.63             588,800          694              79.93

Connecticut            5           2,036,500           1.13             407,300          724              74.33

Delaware               1            132,718            0.07             132,718          743              80.00

Idaho                  1            508,800            0.28             508,800          753              80.00

Illinois              10           4,087,904           2.26             408,790          735              77.79

Indiana                1            731,731            0.41             731,731          698              80.00

Massachusetts         14           7,466,298           4.13             533,307          727              74.85

Maryland              10           5,416,955           3.00             541,696          720              78.00

Michigan               4           2,232,542           1.24             558,136          687              68.09

Minnesota              7           3,384,662           1.87             483,523          743              74.28

Mississippi            1            448,000            0.25             448,000          686              80.00

Montana                2           1,021,400           0.57             510,700          702              71.12

North Carolina         5           1,396,259           0.77             279,252          729              78.76

Nevada                 5           2,390,250           1.32             478,050          725              75.68

Oregon                 4           1,547,120           0.86             386,780          709              88.19

Pennsylvania           1            470,250            0.26             470,250          695              95.00

South Carolina         5           1,345,536           0.74             269,107          735              72.28

Tennessee              2            335,200            0.19             167,600          738              80.00

Utah                  13           5,636,014           3.12             433,540          715              75.90

Washington            14           6,548,094           3.62             467,721          714              75.64

TOTAL:                333        $ 180,670,221       100.00%        $   542,553          712              76.97%

                                     MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS
                                                         % OF           AVERAGE         WEIGHTED         WEIGHTED
                        NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     AVERAGE CREDIT       AVERAGE
LOAN PURPOSE              LOANS         BALANCE         BALANCE         BALANCE           SCORE        ORIGINAL LTV
----------------------- ----------- ---------------- -------------- ---------------- ---------------- ----------------
Purchase                   150     $81,961,246           45.37%       $   546,408          718             79.15%

Rate/Term Refinance        102      54,200,584           30.00            531,378          703             76.00

Equity Refinance            81      44,508,391           24.64            549,486          713             74.14

TOTAL:                     333     $180,670,221         100.00%       $   542,553          712             76.97%

                               MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS
                                                                                              WEIGHTED     WEIGHTED
                                                                   % OF          AVERAGE       AVERAGE      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL      CREDIT      ORIGINAL
DOCUMENTATION                          OF LOANS       BALANCE       BALANCE      BALANCE        SCORE         LTV
-------------------------------------- ---------- ---------------- ----------- ------------- ------------ ------------
Full/Alternate                            114    $60,103,147         33.27%   $527,221           713         79.59%

No Income / No Asset Verification         31      13,392,847          7.41     432,027           719         70.94

No Stated Income                          34      16,954,226          9.38     498,654           711         78.86

Reduced                                   154     90,220,002         49.94     585,844           711         75.77

TOTAL:                                    333    $180,670,221       100.00%    $542,553          712         76.97%

                                        OCCUPANCY TYPE OF THE GROUP II LOANS
                                                                                              WEIGHTED     WEIGHTED
                                                                   % OF          AVERAGE       AVERAGE      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL      CREDIT      ORIGINAL
OCCUPANCY TYPE                         OF LOANS       BALANCE       BALANCE      BALANCE        SCORE         LTV
-------------------------------------- ---------- ---------------- ----------- ------------- ------------ ------------
Primary Residence                         279      $161,591,254       89.44%   $579,180          711        77.34%

Second/Vacation                            4      2,743,000           1.52     685,750           715         74.51

Investment                                50      16,335,967          9.04     326,719           730         73.72

TOTAL:                                    333    $180,670,221       100.00%   $542,553           712        76.97%

                                   MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS
                                                                                              WEIGHTED     WEIGHTED
                                                                   % OF          AVERAGE       AVERAGE      AVERAGE
                                       NUMBER        PRINCIPAL     PRINCIPAL    PRINCIPAL      CREDIT      ORIGINAL
PROPERTY TYPE                          OF LOANS       BALANCE       BALANCE      BALANCE        SCORE         LTV
-------------------------------------- ---------- ---------------- ----------- ------------- ------------ ------------
Single-family detached                    216   $ 122,794,041         67.97% $ 568,491           711        76.54%

Townhouse                                  3      930,691             0.52     310,230           701         57.74

Condo-Low-Rise(Less than 5 stories)       13      5,331,312           2.95     410,101           728         78.29

Condo Mid-Rise (5 to 8 stories)            1      252,685             0.14     252,685           722         80.00

Condo High-Rise (9 stories or more)        1      667,440             0.37     667,440           700         80.00

Coop                                       1      497,892             0.28     497,892           732         80.00

Planned Unit Developments (detached)      61      35,058,975         19.40     574,737           714         77.93

Planned Unit Developments (attached)       3      1,145,723           0.63     381,908           702         75.39

Two-to-four family units                  34      13,991,461          7.74     411,514           717         78.93

TOTAL:                                    333  $  180,670,221       100.00%    542,553           712        76.97%

                                   PREPAYMENT PENALTY TERMS OF THE GROUP II LOANS
                                                       % OF           AVERAGE          WEIGHTED          WEIGHTED
PREPAYMENT           NUMBER OF      PRINCIPAL        PRINCIPAL       PRINCIPAL      AVERAGE CREDIT       AVERAGE
PENALTY TERM           LOANS         BALANCE          BALANCE         BALANCE           SCORE          ORIGINAL LTV
------------------- ------------ ----------------- -------------- ---------------- ----------------- -----------------
None                    278   $  152,268,012           84.28%       $   547,727           713              76.77%

36 MO PPP               55       28,402,208            15.72            516,404          711              78.07

TOTAL:                  333    $ 180,670,221          100.00%       $   542,553          712              76.97%

"Other" means not 12 months, 24 months or 36 months, and not more than 36 months.

                                      INTEREST ONLY TERMS OF THE GROUP II LOANS
                                                                                                           WEIGHTED
                                                                   % OF         AVERAGE       WEIGHTED      AVERAGE
                                    NUMBER        PRINCIPAL      PRINCIPAL     PRINCIPAL      AVERAGE      ORIGINAL
INTEREST ONLY TERM                  OF LOANS       BALANCE        BALANCE       BALANCE     CREDIT SCORE      LTV
----------------------------------- ---------- ---------------- ------------ -------------- ------------- ------------
None                                   41   $  16,308,720           9.03%      $   397,774       718         78.93%

120 MO IO                              210     118,121,601         65.38           562,484       711         76.84

84 MO IO                               82      46,239,899          25.59           563,901       715         76.63

TOTAL:                                 333  $  180,670,221        100.00%      $   542,553       712         76.97%

                                         NOTE MARGINS OF THE GROUP II LOANS
                                                                                                           WEIGHTED
                                                                   % OF         AVERAGE       WEIGHTED      AVERAGE
                                    NUMBER        PRINCIPAL      PRINCIPAL     PRINCIPAL      AVERAGE      ORIGINAL
NOTE MARGIN (%)                     OF LOANS       BALANCE        BALANCE       BALANCE     CREDIT SCORE      LTV
----------------------------------- ---------- ---------------- ------------ -------------- ------------- ------------
2.000 - 2.499                          281    $146,290,428         80.97%      $   520,607       713         77.31%

2.500 - 2.999                          44      28,002,293          15.50           636,416       713         76.60

3.000 - 3.499                           8      6,377,500           3.53            797,188       700         70.85

TOTAL:                                 333   $ 180,670,221        100.00%      $   542,553       712         76.97%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 2.3628% per annum.
                                    MAXIMUM MORTGAGE RATES OF THE GROUP II LOANS
                                                                                                           WEIGHTED
                                                                   % OF         AVERAGE       WEIGHTED      AVERAGE
                                    NUMBER        PRINCIPAL      PRINCIPAL     PRINCIPAL      AVERAGE      ORIGINAL
MAXIMUM MORTGAGE RATE (%)           OF LOANS       BALANCE        BALANCE       BALANCE     CREDIT SCORE      LTV
----------------------------------- ---------- ---------------- ------------ -------------- ------------- ------------
10.000 - 10.999                        12     $7,073,437            3.92%      $   589,453       726         78.29%

11.000 - 11.999                        113     64,159,934          35.51           567,787       710         76.03

12.000 - 12.999                        175     93,628,192          51.82           535,018       711         77.15

13.000 - 13.999                        33      15,808,658          8.75            479,050       723         79.20

TOTAL:                                 333    $180,670,221        100.00%      $   542,553       712         76.97%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 12.1331% per annum.

                                    MINIMUM MORTGAGE RATES OF THE GROUP II LOANS
                                                                                                           WEIGHTED
                                                              % OF          AVERAGE          WEIGHTED      AVERAGE
MINIMUM MORTGAGE RATES      NUMBER OF       PRINCIPAL      PRINCIPAL       PRINCIPAL      AVERAGE CREDIT   ORIGINAL
(%)                           LOANS          BALANCE        BALANCE         BALANCE           SCORE           LTV
------------------------- -------------- ---------------- ------------- ---------------- ----------------- -----------
2.000 - 2.999                  325      $174,292,721         96.47%      $    536,285           713           77.20%

3.000 - 3.999                   8        6,377,500            3.53            797,188           700           70.85

TOTAL:                         333    $  180,670,221        100.00%      $    542,553           712           76.97%
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 2.3646% per annum.

                              NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP II LOANS
                                                                                                           WEIGHTED
                                                              % OF          AVERAGE          WEIGHTED      AVERAGE
NEXT INTEREST               NUMBER OF       PRINCIPAL      PRINCIPAL       PRINCIPAL      AVERAGE CREDIT   ORIGINAL
ADJUSTMENT DATE               LOANS          BALANCE        BALANCE         BALANCE           SCORE           LTV
------------------------- -------------- ---------------- ------------- ---------------- ----------------- -----------
 2014-01                        1       $591,000              0.33%       $   591,000           652           80.00%

 2014-02                        6        2,380,720            1.32            396,787          698           78.95

 2014-03                       10        4,244,377            2.35            424,438          706           75.70

 2014-04                       16        7,430,334            4.11            464,396          709           74.94

 2014-05                       39        21,913,301          12.13            561,880          705           76.89

 2014-06                       62        31,288,840          17.32            504,659          717           76.40

 2014-07                       85        54,156,177          29.98            637,131          709           77.72

 2014-08                       80        40,549,937          22.44            506,874          717           76.72

 2014-09                       34        18,115,535          10.03            532,810          718           77.16

TOTAL:                         333     $ 180,670,221        100.00%       $   542,553          712           76.97%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 83.

                                     DEBT TO INCOME RATIO OF THE GROUP II LOANS
                                                      % OF           AVERAGE           WEIGHTED          WEIGHTED
DEBT TO INCOME      NUMBER OF      PRINCIPAL        PRINCIPAL       PRINCIPAL       AVERAGE CREDIT       AVERAGE
RATIO                 LOANS         BALANCE          BALANCE         BALANCE            SCORE          ORIGINAL LTV
------------------- ----------- ----------------- -------------- ----------------- ----------------- -----------------
20.00 or Less           70      $33,324,123           18.44%       $   476,059           714              75.75%

20.01 - 25.00           3       1,543,500             0.85             514,500           720              71.65

25.01 - 30.00           12      8,878,966             4.91             739,914           716              75.29

30.01 - 35.00           23      14,013,755            7.76             609,294           706              74.50

35.01 - 40.00           44      23,936,778            13.25            544,018           710              75.98

40.01 - 45.00           89      49,841,028            27.59            560,012           707              77.19

45.01 - 50.00           62      32,850,901            18.18            529,853           716              79.55

50.01 - 55.00           29      15,701,339            8.69             541,425           721              78.60

55.01 - 60.00           1       579,831               0.32             579,831           764              80.00

TOTAL:                 333    $ 180,670,221          100.00%       $   542,553           712              76.97%

GROUP III COLLATERAL SUMMARY

SUMMARY                                                      TOTAL                           MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                          $56,113,356.97  $122,000.00  $1,600,000.00
Number of Mortgage Loans                                                                 88

Average Current Principal Balance                                               $637,651.78
Weighted Average Original Loan-to-Value                                              76.22%       38.00%         90.00%
Weighted Average Mortgage Rate                                                        6.51%        5.50%          7.88%
Weighted Average Net Mortgage Rate                                                    6.26%        5.25%          7.63%
Weighted Average Note Margin                                                          2.67%        1.88%          3.13%
Weighted Average Maximum Mortgage Rate                                               11.51%       10.50%         12.88%
Weighted Average Minimum Mortgage Rate                                                2.68%        1.88%          3.13%
Weighted Average Term to Next Rate Adjustment Date (months)                             118          111            120
Weighted Average Remaining Term to Stated Maturity (months)                             358          351            360
Weighted Average Credit Score                                                           718          641            808

Weighted Average reflected in Total
                                                                                             PERCENT OF CUT-OFF DATE
                                                                         RANGE               PRINCIPAL BALANCE
Product Type                                                 Hybrid ARM                          100.00%
                                                             Fixed                                 0.00%

Lien                                                         First                               100.00%
                                                             Second                                0.00%

Property Type                                                Single Family (detached)             66.63%
                                                             Townhouse/rowhouse                    0.87%
                                                             Condo under 5 stories                 4.60%
                                                             Detached PUD                         22.64%
                                                             Attached PUD                          0.00%
                                                             Two-to-four family units              5.26%

Occupancy Status                                             Primary Residence                    80.07%
                                                             Second/Vacation                       8.43%
                                                             Non Owner Occupied                   11.50%

Documentation Type                                           Full/Alternate                       33.41%
                                                             No Income / No Asset
                                                             Verification                          3.58%
                                                             Reduced                              63.01%

Loans with Prepayment penalties                                                                    3.16%

Interest Only Percentage                                                                          96.99%

                                        LIEN POSITION OF THE GROUP III LOANS
                                                      % OF           AVERAGE                             WEIGHTED
                     NUMBER OF      PRINCIPAL      PRINCIPAL        PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
LIEN POSITION          LOANS         BALANCE        BALANCE          BALANCE        CREDIT SCORE       ORIGINAL LTV
------------------- ------------- -------------- --------------- ---------------- ------------------ -----------------
First Lien               88        $56,113,357      100.00%       $ 637,652              718              76.22%
TOTAL:                   88        $56,113,357      100.00%       $ 637,652              718              76.22%

                                         PRODUCT TYPE OF THE GROUP III LOANS
                                                      % OF           AVERAGE                             WEIGHTED
                     NUMBER OF      PRINCIPAL      PRINCIPAL        PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
PRODUCT TYPE           LOANS         BALANCE        BALANCE          BALANCE        CREDIT SCORE       ORIGINAL LTV
------------------- ------------- -------------- --------------- ---------------- ------------------ -----------------
10YR Hybrid              2       $ 1,689,848          3.01%        $ 844,924             748              70.24%

10YR Hybrid IO           86       54,423,509         96.99           632,831             717              76.41
TOTAL:                   88      $56,113,357        100.00%         $637,652             718              76.22%

                         CREDIT SCORE DISTRIBUTION OF THE GROUP III LOANS
                                                      % OF           AVERAGE
                     NUMBER OF      PRINCIPAL      PRINCIPAL        PRINCIPAL     WEIGHTED AVERAGE
CREDIT SCORE RANGE     LOANS         BALANCE        BALANCE          BALANCE        ORIGINAL LTV
------------------- ------------- -------------- --------------- ---------------- ------------------
640 - 659                3      $ 1,283,048          2.29%         $ 427,683            80.00%

660 - 679                17       10,023,469         17.86           589,616            78.48

680 - 699                19       11,784,736         21.00           620,249            75.14

700 - 719                9        6,148,055          10.96           683,117            74.98

720 - 739                14       9,608,861          17.12           686,347            77.90

740 - 759                9        4,905,222           8.74           545,025            78.94

760 or Greater           17       12,359,966         22.03           727,057            73.28
TOTAL:                   88      $56,113,357        100.00%       $  637,652            76.22%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 718.

                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP III LOANS
                                                            % OF         AVERAGE         WEIGHTED         WEIGHTED
ORIGINAL MORTGAGE LOAN       NUMBER OF     PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE CREDIT      AVERAGE
BALANCE ($)                    LOANS        BALANCE       BALANCE        BALANCE           SCORE        ORIGINAL LTV
--------------------------- ------------ -------------- ------------- --------------- ---------------- ---------------
100,001 to 200,000               4     $ 664,548            1.18%       $ 166,137           692            82.64%

200,001 to 300,000               2       523,000            0.93          261,500           723            61.77

400,001 to 500,000              21       9,701,771         17.29          461,989           713            75.80

500,001 to 600,000              23       12,603,627        22.46          547,984           712            79.23

600,001 to 700,000              12       7,948,699         14.17          662,392           731            75.51

700,001 to 800,000               9       6,710,880         11.96          745,653           703            78.30

800,001 to 900,000               4       3,379,375          6.02          844,844           751            76.00

900,001 to 1,000,000             8       7,672,658         13.67          959,082           701            72.14

1,000,001 to 1,100,000           1       1,050,000          1.87       1,050,000            713            66.00

1,200,001 to 1,300,000           1       1,260,000          2.25       1,260,000            676            80.00

1,400,001 to 1,500,000           2       2,998,800          5.34       1,499,400            763            74.00

1,500,001 to 1,600,000           1       1,600,000          2.85       1,600,000            767            80.00

TOTAL:                          88        $56,113,357     100.00%      $ 637,652            718            76.22%

                                      NET MORTGAGE RATES OF THE GROUP III LOANS
                                                            % OF         AVERAGE         WEIGHTED         WEIGHTED
                             NUMBER OF     PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE CREDIT      AVERAGE
NET MORTGAGE RATES (%)         LOANS        BALANCE       BALANCE        BALANCE           SCORE        ORIGINAL LTV
--------------------------- ------------ -------------- ------------- --------------- ---------------- ---------------
5.000 - 5.499                    5     $ 3,246,367          5.79%       $ 649,273           703            78.57%

5.500 - 5.999                   13       8,733,359         15.56          671,797           702            79.07

6.000 - 6.499                   41       24,222,541        43.17          590,794           716            76.99

6.500 - 6.999                   21       14,710,954        26.22          700,522           735            73.53

7.000 - 7.499                    7       4,290,136          7.65          612,877           722            74.92

7.500 - 7.999                    1       910,000            1.62          910,000           692            70.00
TOTAL:                          88      $56,113,357       100.00%      $  637,652           718            76.22%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.257% per annum.

                                 MORTGAGE RATES OF THE LOANS OF THE GROUP III LOANS
                                                            % OF         AVERAGE         WEIGHTED         WEIGHTED
                             NUMBER OF     PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE CREDIT      AVERAGE
MORTGAGE RATE (%)              LOANS        BALANCE       BALANCE        BALANCE           SCORE        ORIGINAL LTV
--------------------------- ------------ -------------- ------------- --------------- ---------------- ---------------
5.500 - 5.999                    9     $ 6,363,626        11.34%        $ 707,070           708            78.63%

6.000 - 6.499                   34       20,552,823        36.63          604,495           710            79.12

6.500 - 6.999                   31       19,835,098        35.35          639,842           726            73.31

7.000 - 7.499                   10       6,893,011         12.28          689,301           735            73.74

7.500 - 7.999                    4       2,468,800          4.40          617,200           707            76.31
TOTAL:                          88      $56,113,357       100.00%       $ 637,652           718            76.22%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 6.5133% per annum.

                                    ORIGINAL LOAN-TO-VALUE OF THE GROUP III LOANS
                           NUMBER OF       PRINCIPAL     % OF PRINCIPAL   AVERAGE PRINCIPAL     WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)       LOANS          BALANCE          BALANCE           BALANCE            CREDIT SCORE
------------------------- ------------- ---------------- ---------------- ------------------- ---------------------
0.01 - 50.00                   1         $    227,000        0.40%        $  227,000                 760

55.01 - 60.00                  1              497,215        0.89            497,215                 777
60.01 - 65.00                  5            3,188,234        5.68            637,647                 729
65.01 - 70.00                  9            7,491,800        13.35           832,422                 716
70.01 - 75.00                  11           7,989,465        14.24           726,315                 740
75.01 - 80.00                  59          36,075,242        64.29           611,445                 712

85.01 - 90.00                  2             644,400          1.15           322,200                 680
TOTAL:                         88        $56,113,357         100.00%       $ 637,652                 718

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.22%.

                      GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE GROUP III LOANS
                                                                % OF         AVERAGE       WEIGHTED       WEIGHTED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     PRINCIPAL       AVERAGE        AVERAGE
STATE                               LOANS        BALANCE       BALANCE       BALANCE     CREDIT SCORE   ORIGINAL LTV
--------------------------------- ----------- -------------- ------------ -------------- -------------- --------------
California                            44       $28,510,271     50.81%      $ 647,961          721          75.92%

Florida                               2         1,097,934       1.96          548,967         743           63.37

New York                              2         1,692,750       3.02          846,375         721           66.74

Texas                                 3         2,361,801       4.21          787,267         758           70.07

New Jersey                            5         3,639,988       6.49          727,998         729           79.40

Georgia                               2         1,660,000       2.96          830,000         696           72.26

Virginia                              7         4,041,335       7.20          577,334         690           79.69

Arizona                               4         2,514,697       4.48          628,674         714           79.09

Colorado                              1          296,000        0.53          296,000         695           80.00

Hawaii                                3         2,254,942       4.02          751,647         706           77.59

Illinois                              2          716,000        1.28          358,000         705           80.00

Indiana                               1          850,000        1.51          850,000         780           74.00

Massachusetts                         2         1,808,800       3.22          904,400         679           80.00

Maryland                              3         2,000,649       3.57          666,883         676           78.58

North Carolina                        1          523,200        0.93          523,200         805           80.00

Nevada                                1          587,600        1.05          587,600         720           79.00

Ohio                                  1          175,500        0.31          175,500         663           90.00

Oregon                                1          559,200        1.00          559,200         743           80.00

Pennsylvania                          1          191,048        0.34          191,048         648           80.00

Tennessee                             1          122,000        0.22          122,000         714           80.00

Kansas                                1          509,642        0.91          509,642         740           79.00
TOTAL:                                88       $56,113,357     100.00%     $ 637,652          718          76.22%

                                    MORTGAGE LOAN PURPOSE OF THE GROUP III LOANS
                                                                % OF         AVERAGE       WEIGHTED       WEIGHTED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     PRINCIPAL       AVERAGE        AVERAGE
LOAN PURPOSE                        LOANS        BALANCE       BALANCE       BALANCE     CREDIT SCORE   ORIGINAL LTV
--------------------------------- ----------- -------------- ------------ -------------- -------------- --------------
Purchase                              24    $16,644,855         29.66%      $ 693,536         720           78.03%

Rate/Term Refinance                   13      8,170,416         14.56         628,494         723           76.46

Equity Refinance                      51      31,298,086        55.78         613,688         716           75.20
TOTAL:                                88     $56,113,357       100.00%      $ 637,652         718           76.22%

                              MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP III LOANS
                                                                % OF         AVERAGE       WEIGHTED       WEIGHTED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     PRINCIPAL       AVERAGE        AVERAGE
DOCUMENTATION                       LOANS        BALANCE       BALANCE       BALANCE     CREDIT SCORE   ORIGINAL LTV
--------------------------------- ----------- -------------- ------------ -------------- -------------- --------------
Full/Alternate                        30    $18,746,409        33.41%       $ 624,880         705          79.51%
No Income / No Asset
Verification                          4       2,007,234         3.58          501,809         714          64.31

Reduced                               54      35,359,714        63.01         654,810         725          75.16
TOTAL:                                88     $56,113,357       100.00%      $ 637,652         718          76.22%

                                        OCCUPANCY TYPE OF THE GROUP III LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                       NUMBER       PRINCIPAL    PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
OCCUPANCY TYPE                         OF LOANS      BALANCE      BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ---------- -------------- ----------- ------------- ------------- -------------
Primary Residence                         71       $44,931,667     80.07%     $ 632,840       714          76.36%

Second/Vacation                            5         4,730,000      8.43        946,000       735          77.66

Investment                                12         6,451,690     11.50        537,641       734          74.25
TOTAL:                                    88       $56,113,357    100.00%     $ 637,652       718          76.22%

                                   MORTGAGED PROPERTY TYPES OF THE GROUP III LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                       NUMBER       PRINCIPAL    PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PROPERTY TYPE                          OF LOANS      BALANCE      BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ---------- -------------- ----------- ------------- ------------- -------------
Single-family detached                    58       $37,385,732     66.63%     $  644,582       722          75.80%

Townhouse                                  1      490,000           0.87         490,000       773          80.00

Condo-Low-Rise(Less than 5 stories)        5      2,580,800         4.60         516,160       716          80.00

Planned Unit Developments (detached)      19      12,702,554       22.64         668,555       703          77.82

Two-to-four family units                   5      2,954,271         5.26         590,854       726          70.82
TOTAL:                                    88    $56,113,357       100.00%     $  637,652       718          76.22%

                                   PREPAYMENT PENALTY TERMS OF THE GROUP III LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                       NUMBER       PRINCIPAL    PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PREPAYMENT PENALTY TERM                OF LOANS      BALANCE      BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ---------- -------------- ----------- ------------- ------------- -------------
None                                      85       $54,341,357     96.84%     $ 639,310        718          76.37%

36 MO PPP                                  3         1,772,000      3.16        590,667        706          71.70
TOTAL:                                    88       $56,113,357    100.00%     $ 637,652        718          76.22%
"Other" means not 12 months, 24 months or 36 months, and not more than 36 months.

                                     INTEREST ONLY TERMS OF THE GROUP III LOANS
                                                                 % OF          AVERAGE       WEIGHTED      WEIGHTED
                                       NUMBER       PRINCIPAL    PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
INTEREST ONLY TERM                     OF LOANS      BALANCE      BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ---------- -------------- ----------- ------------- ------------- -------------
None                                       2     $ 1,689,848        3.01%      $ 844,924        748          70.24%

120 MO IO                                 86      54,423,509       96.99         632,831        717          76.41
TOTAL:                                    88     $56,113,357      100.00%     $  637,652        718          76.22%

                                         NOTE MARGINS OF THE GROUP III LOANS
                                                                % OF          AVERAGE        WEIGHTED      WEIGHTED
                                 NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL       AVERAGE       AVERAGE
NOTE MARGIN (%)                    LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE  ORIGINAL LTV
------------------------------- ------------ -------------- -------------- --------------- ------------- -------------
1.500 - 1.999                        1        $ 296,000          0.53%       $ 296,000         695          80.00%

2.000 - 2.499                       19       10,390,101         18.52          546,847         712          73.11

2.500 - 2.999                       63       42,223,018         75.25          670,207         718          77.33

3.000 - 3.499                        5        3,204,238          5.71          640,848         744          71.38
TOTAL:                              88      $56,113,357        100.00%      $  637,652         718          76.22%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 2.6742% per annum.

                                    MAXIMUM MORTGAGE RATES OF THE GROUP III LOANS
                                                                % OF          AVERAGE        WEIGHTED      WEIGHTED
                                 NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL       AVERAGE       AVERAGE
MAXIMUM MORTGAGE RATE (%)          LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE  ORIGINAL LTV
------------------------------- ------------ -------------- -------------- --------------- ------------- -------------
10.000 - 10.999                      9        $6,363,626          11.34%       $ 707,070         708          78.63%

11.000 - 11.999                     65        40,387,920          71.98          621,353         718          76.27

12.000 - 12.999                     14         9,361,811          16.68          668,701         727          74.42
TOTAL:                              88       $56,113,357         100.00%       $ 637,652         718          76.22%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 11.5133% per annum.

                                    MINIMUM MORTGAGE RATES OF THE GROUP III LOANS
                                                                % OF          AVERAGE        WEIGHTED      WEIGHTED
                                 NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL       AVERAGE       AVERAGE
MINIMUM MORTGAGE RATES (%)         LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE  ORIGINAL LTV
------------------------------- ------------ -------------- -------------- --------------- ------------- -------------
1.000 - 1.999                        1         $296,000          0.53%       $ 296,000          695          80.00%

2.000 - 2.999                       82       52,613,119         93.76          641,623          717          76.50

3.000 - 3.999                        5        3,204,238          5.71          640,848          744          71.38
TOTAL:                              88      $56,113,357        100.00%       $ 637,652          718          76.22%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 2.6789% per annum.

                              NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP III LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
NEXT INTEREST              NUMBER OF       PRINCIPAL       PRINCIPAL      PRINCIPAL     AVERAGE CREDIT     AVERAGE
ADJUSTMENT DATE              LOANS          BALANCE         BALANCE        BALANCE           SCORE       ORIGINAL LTV
------------------------- ------------- ---------------- -------------- --------------- ---------------- -------------
 2016-11                       1         $     296,000       0.53%        $ 296,000           695           80.00%
 2016-12                       3             2,305,277       4.11           768,426           679           78.13
 2017-02                       4             2,150,213       3.83           537,553           726           76.04
 2017-03                       8             3,772,069       6.72           471,509           708           75.70
 2017-04                       4             2,791,274       4.97           697,818           741           78.46
 2017-05                       15            9,399,816       16.75          626,654           715           76.27
 2017-06                       19           11,260,073       20.07          592,635           704           79.06
 2017-07                       18           12,152,836       21.66          675,158           729           75.71
 2017-08                       13            9,950,300       17.73          765,408           726           73.80
 2017-09                       3             2,035,500       3.63           678,500           735           70.71
TOTAL:                         88          $56,113,357      100.00%       $ 637,652           718           76.22%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately
118.

                                     DEBT TO INCOME RATIO OF THE GROUP III LOANS
                                                             % OF          AVERAGE         WEIGHTED        WEIGHTED
                           NUMBER OF       PRINCIPAL       PRINCIPAL      PRINCIPAL     AVERAGE CREDIT     AVERAGE
DEBT TO INCOME RATIO         LOANS          BALANCE         BALANCE        BALANCE           SCORE       ORIGINAL LTV
------------------------- ------------- ---------------- -------------- --------------- ---------------- -------------
20.00 or Less                  7          $  3,768,336       6.72%        $ 538,334           744           69.89%

20.01 - 25.00                  1               750,000       1.34           750,000           701           75.00
25.01 - 30.00                  7             5,589,015       9.96           798,431           705           72.34
30.01 - 35.00                  5             3,152,419       5.62           630,484           704           77.23
35.01 - 40.00                  32          20,107,685        35.83          628,365           719           78.36
40.01 - 45.00                  20          12,942,784        23.07          647,139           718           75.44
45.01 - 50.00                  14            8,282,039       14.76          591,574           721           77.37
50.01 - 55.00                  2             1,521,079       2.71           760,539           714           76.92
TOTAL:                         88          $56,113,357       100.00%      $ 637,652           718           76.22%

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Residential   Funding  Securities,   LLC,  an  affiliate  of  Residential   Funding  Company,   LLC
                                    ("Residential Funding").

SIGNIFICANT SERVICERS:              Servicers  that may  subservice  10% or more by  principal  amount of the  mortgage  loans  include
                                    Homecomings  Financial,  LLC, a wholly-owned  subsidiary of Residential Funding, and GMAC Mortgage,
                                    LLC, an affiliate of Residential Funding.

SIGNIFICANT ORIGINATORS:            Originators that originated 10% or more of the mortgage loans include Homecomings  Financial,  LLC, a  wholly-owned  subsidiary  of  Residential  Funding,  and GMAC  Mortgage,  LLC, an  affiliate  of
                                    Residential Funding.

CUT-OFF DATE:                       August 1, 2007.

CLOSING DATE:                       On or about September 12, 2007.

DISTRIBUTION DATE:                  25th of each month,  or the next  business  day if such day is not a business  day,  commencing  in
                                    September 2007.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution   date  in  September  2037.  The  actual  final   distribution   date  could  be
                                    substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A Certificates, Class M Certificates and Class B Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates  in  minimum  denominations  representing  an  original  principal  amount of
                                    $100,000  and  integral  multiples  of $1 in excess  thereof  and Class M  Certificates  in minimum denominations  representing an original  principal amount of $250,000 and integral  multiples of $1 in excess thereof.

SENIOR CERTIFICATES:                Class A Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the  considerations  contained in the term sheet supplement,  the Offered  Certificates, other than the Class B Certificates,  may be eligible for purchase by persons  investing  assets of employee benefit plans or individual retirement accounts assets.

                                    In addition, if any of the Offered Certificates,  other than the Class B Certificates,  are subject to a Swap Agreement,  prior to the  termination of the  Supplemental  Interest  Trust,  the Offered
                                    Certificates,  other than the Class B  Certificates,  may only be  purchased  by persons  investing assets of employee  benefit plans or individual  retirement  accounts if such person  qualifies for the relief available under one or more of the following investor-based exemptions:

o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o        PTCE 91-38, regarding investments by bank collective investment funds;

o        PTCE 95-60, regarding investments by insurance company general accounts; or

o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                              When issued the offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies  will be  "mortgage  related  securities"  for  purposes  of the  Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real estate mortgage  investment  conduits.  The certificates (other than the Class R Certificates) will represent  ownership  of  regular  interests  in a real  estate  mortgage  investment  conduit  and generally will be treated as  representing  ownership of debt for federal income tax purposes.  You will be required to include in income all  interest and original  issue  discount,  if any, on such certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal  income tax  purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage  loans will be allocated to the Class B
Certificates,  beginning with the class of Class B Certificates  with the lowest payment  priority,  and then the Class M Certificates, beginning  with the class of Class M  Certificates  with the lowest  payment  priority,  in each case until the  certificate  principal balance  of that  class of  certificates  has  been  reduced  to zero.  When  losses  are  allocated  to a class of  certificates,  the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated among the related Senior Certificates in accordance with their respective  remaining  certificate  principal balances or accrued interest, subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud in the  origination  of a mortgage  loan, or some losses  related to the bankruptcy of a mortgagor will be allocated as described in the preceding  paragraphs only up to specified  amounts.  Losses of these types on mortgage loans in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding classes of certificates except as stated in the term sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit  enhancement  for the Senior
Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month, if the Master Servicer does not receive the full scheduled payment on a mortgage loan, the Master Servicer will advance funds to cover the amount of the scheduled payment that was not made.  However, the Master Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

                                                                                       [Filed pursuant to Rule 433]

                                               TERM SHEET SUPPLEMENT
                                 FOR USE WITH BASE PROSPECTUS DATED APRIL 9, 2007

                                         RESIDENTIAL ACCREDIT LOANS, INC.
                                                     DEPOSITOR

                                         RESIDENTIAL FUNDING COMPANY, LLC
                                            SPONSOR AND MASTER SERVICER

                                                    QA PROGRAM
                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                               (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the prospectus  supplement for the particular  series of  certificates  and will  generally  consist of a pool of one- to four  family  residential  first lien  mortgage loans,  which may be  divided  into two or more  loan  groups.  The  mortgage  loans  will be  master  serviced  by
Residential Funding Company, LLC.

THE CERTIFICATES

The  depositor  will sell the offered  certificates  of any series  pursuant  to a  prospectus  supplement  and the related  base  prospectus.  The  certificates  will be issued in  series,  each  having its own  designation.  Each series  will be issued in one or more  classes  of senior  certificates  and one or more  classes  of  subordinated certificates.  Each class will evidence  beneficial  ownership  of, and the right to a specified  portion of future payments on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may  accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

-------------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL
ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN
ANY TERM SHEET RELATED TO THE OFFERING.

                                                SEPTEMBER 10, 2007

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION IN THIS
TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE  MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                              EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus  Directive, each referred to in this term sheet  supplement as a Relevant  Member State,  each  underwriter  will represent and agree that with effect  from and  including  the date on which the  Prospectus  Directive  is  implemented  in that
Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will  not  make an  offer of  certificates  to the  public  in that  Relevant  Member  State  prior to the publication of a prospectus in relation to the certificates  which has been approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including  the Relevant  Implementation  Date,  make an offer of  certificates  to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet  supplement  as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS
     TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  of any series in three or more separate  documents that provide progressively more detail:

-        the related base prospectus,  dated April 9, 2007, which provides general  information,  some of which may not apply to your series of certificates;

-        this term sheet  supplement,  which  provides  general  information  about series of  certificates  issued pursuant to the  depositor's QA program,  some of which may not apply to the offered  certificates of any series; and

?        one or more term  sheets,  which  describe  terms  applicable  to the  classes  of the  series of  offered certificates  described  therein  and  provides  a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-140610.

The  depositor's  principal  offices  are  located at 8400  Normandale  Lake  Boulevard,  Suite  250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR
MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS  PRELIMINARY,  AND IS
SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE ACCEPTED  AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

                      TABLE OF CONTENTS

     Standard Hazard Insurance and Primary Mortgage

     Additional Yield Considerations Applicable

     Servicing and Other Compensation and Payment of

     Special Tax Considerations Applicable to Residual
     Certificates .................................67
     Tax Return Disclosure and Investor List
     Requirements .................................67
     Penalty Protection............................67
USE OF PROCEEDS....................................67
METHOD OF DISTRIBUTION.............................67
LEGAL OPINIONS.....................................67
RATINGS............................................67
LEGAL INVESTMENT...................................67
ERISA CONSIDERATIONS...............................67

                                                        RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans included in the trust  established  for any series may be divided into two or more loan groups.  The risks associated with an investment in different  classes of offered  certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                   Examples include the following:
                                   o        mortgage  loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates; and
                                   o        mortgage loans with  loan-to-value  ratios  greater than 80% (i.e.,  the amount  of the  loan  at  origination  is 80% or more  of the  value  of the mortgaged  property)  may increase the risk that the value of the  mortgaged
                                        property   will  not  be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure.

                                   Some of the mortgage loans with  loan-to-value  ratios over 80% may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                   In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24 months  old if there is a  supporting  broker's  price  opinion,  automated valuation,  drive-by  appraisal  or  other  certification  of  value.  If such an appraisal  does not reflect  current  market  values and such market  values have declined,  the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.
                                   See "The  Trusts--Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.

A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors.                            related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.

Reduced documentation programs     Some of the  mortgage  loans by  principal  balance may be  originated  under "no
may increase your risk of loss.    stated income" or "no income/no asset" documentation  programs.  Under "no stated
                                   income"  programs the borrowers  will not be required to provide any  information regarding  their income and no  verification  of their income will be undertaken.
                                   Under "no income/no asset" documentation  programs, the borrowers may be required to state their  income,  but no  verification  of their  income or assets will be undertaken.  These  programs  increase  the  risk  that  borrowers  may not  have sufficient  income or assets or may have overstated  their income and assets and, as a  consequence,  may be unable to make their monthly  mortgage loan  payments.
                                   You  should  consider  the risk that  mortgage  loans  originated  under  reduced documentation programs may be subject to increased delinquencies and defaults.

Some of the mortgage loans may     Some of the mortgage  loans may provide for a payment  option whereby the monthly
provide for large payments at      payment will not fully  amortize the  principal  over the term to maturity of the
maturity.                          mortgage loan and, thus, will require a substantial principal payment,  sometimes called a balloon  amount,  at the stated  maturity.  Mortgage loans which require payment of a balloon  amount involve a greater degree of risk because the ability of  a  mortgagor  to  pay  a  balloon  amount  typically  will  depend  upon  the mortgagor's  ability  either to timely  refinance the loan or to sell the related mortgaged property.

                                   See "Description of the Mortgage  Pool--Balloon Mortgage Loans" in this term sheet supplement.

The return on your certificates    The  Servicemembers  Civil  Relief  Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls     borrowers who enter active  military  service and to borrowers in reserve  status
due to the Servicemembers Civil    who are  called to active  duty after the  origination  of their  mortgage  loan.
Relief Act.                        Current or future  military  operations  of the United  States may  increase  the number of borrowers  who are in active  military  service,  including  persons in reserve  status  who have been  called or will be  called  to  active  duty.  The
                                   Relief Act  provides  generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting  interest  shortfalls are not required to be paid by the borrower at any future time.  The master  servicer for the applicable  series of certificates  will not be required to advance these shortfalls as delinquent payments,  and the shortfalls will not be covered by any form  of  credit  enhancement  on  the  certificates  of  that  series.  Interest shortfalls  on the  mortgage  loans  included  in the trust  established  for any series  due to the  application  of the  Relief  Act or  similar  legislation  or
                                   regulations   will  be   applied  to  reduce  the   accrued   interest   on  each
                                   interest-bearing class of certificates of that series on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased losses on the mortgage loans included in the trust  established for any series will be borne  primarily by the class of  certificates of that series with a  certificate  principal  balance  greater  than  zero with the  lowest  payment priority.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest  under  Description  of the
                                   Certificates--Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage Loans and  Contracts--Servicemembers  Civil Relief Act" in the
                                   related base prospectus.

The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans in the related      financial  condition.  A decline in real  estate  values or  economic  conditions
mortgage pool, which could occur   nationally or in the regions where the mortgaged  properties are concentrated may
due to a variety of causes.        increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of  properties  underlying  the mortgage  loans,  the mortgage loans in that region may experience high rates of loss and  delinquency, resulting in losses to  certificateholders.  A region's  economic  condition  and housing market may also be adversely  affected by a variety of events,  including
                                   natural  disasters  such  as  earthquakes,   tornadoes,  hurricanes,  floods  and
                                   eruptions,  civil  disturbances such as riots,  disruptions such as ongoing power outages,  or  terrorist  actions or acts of war.  The  economic  impact of any of those events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying the mortgage loans may be  concentrated  in these  regions.  This  concentration  may  result in greater
                                   losses  to   certificateholders   than  those   generally   present  for  similar
                                   mortgage-backed securities without that concentration.

                                   See "Description of the Mortgage Pool" in this term sheet supplement.

Recent developments in the         Recently,  the residential mortgage market in the United States has experienced a
residential mortgage market may    variety of  difficulties  and  changed  economic  conditions  that may  adversely
adversely affect the return on     affect the yield on your  certificates.  Delinquencies and losses with respect to
your certificates.                 residential  mortgage loans  generally  have increased in recent months,  and may
                                   continue  to  increase.   In  addition,  in  recent  months  housing  prices  and
                                   appraised  values in many states have  declined  or stopped  appreciating,  after
                                   extended  periods  of  significant  appreciation.   A  continued  decline  or  an
                                   extended  flattening  of those  values  may  result in  additional  increases  in delinquencies  and losses on residential  mortgage loans generally,  particularly with  respect to second  homes and  investor  properties  and with respect to any
                                   residential   mortgage  loans  whose   aggregate  loan  amounts   (including  any
                                   subordinate liens) are close to or greater than the related property values.

                                   As a result  of these  and other  factors,  the  rating  agencies  have  recently downgraded  or put on downgrade  watch a  significant  number of  mortgage-backed securities (particularly  mortgage-backed securities backed by subprime and Alt-A mortgage loans originated in 2005 and 2006).

                                   In addition,  various federal,  state and local regulatory authorities have taken or proposed  actions  that could  hinder the ability of the servicer to foreclose promptly on defaulted  mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                   Another  factor that may have  contributed  to, and may in the future  result in, higher  delinquency  rates is the increase in monthly payments on adjustable rate mortgage  loans.  Borrowers  with  adjustable  payment  mortgage  loans are being exposed to increased  monthly  payments when the related  mortgage  interest rate adjusts  upward  from the  initial  fixed  rate or a low  introductory  rate,  as applicable,  to the rate computed in  accordance  with the  applicable  index and
                                   margin.  This  increase  in  borrowers'  monthly  payments,   together  with  any
                                   increase  in  prevailing  market  interest  rates,  may  result in  significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                   Borrowers  seeking to avoid these increased monthly payments by refinancing their mortgage  loans  may no  longer be able to find  available  replacement  loans at comparably  low  interest  rates.  A decline  in  housing  prices  may also leave borrowers  with  insufficient  equity in their homes to permit them to refinance, and in addition,  many mortgage  loans have  prepayment  premiums that add to the cost of  refinancing.  Furthermore,  borrowers  who intend to sell their homes on or before the  expiration of the fixed rate periods on their  mortgage  loans may find that they cannot  sell their  properties  for an amount  equal to or greater than the unpaid  principal  balance of their  loans.  These  events,  alone or in combination, may contribute to higher delinquency rates.

                                   You should  consider  that the  general  market  conditions  discussed  above may affect the  performance of the mortgage loans and may adversely  affect the yield on, or market value of, your certificates.

The return on your certificates    Except as set  forth in the final  term  sheet for a class of  certificates,  the
will be reduced if losses exceed   only credit  enhancement for any class of senior  certificates of any series will
the credit enhancement available   be  the  subordination   provided  by  the  Class  M  Certificates  and  Class  B
to your certificates.              Certificates  of that  series  (and with  respect  to any  class of super  senior certificates,  the  subordination  provided  by the  related  class or classes of
                                   senior  support   certificates,   and  with  respect  to  any  class  of  insured
                                   certificates  of any series,  the credit  enhancement  provided by the  financial guaranty  insurance  policy and any  applicable  reserve  fund).  The only credit enhancement for any Class M Certificates of any series will be the  subordination provided by the Class B  Certificates  and by any class of Class M  Certificates, if any, with a lower payment  priority than that class.  You should also be aware that the credit enhancement provided for some types of losses may be limited.

                                   See  "Description of the  Certificates--Allocation  of Losses;  Subordination"  in
                                   this term sheet supplement.

The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those  certificates.  None of the depositor,  the master servicer or any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.

Some of the mortgage loans have    Some of the mortgage loans included in the trust  established  for any series may
an initial interest only period,   have interest only periods of varying duration.  During this period,  the payment
which may increase the risk of     made by the related  borrower  will be less than it would be if the mortgage loan
loss and delinquency on these      amortized.  In  addition,  the  mortgage  loan balance will not be reduced by the
mortgage loans.                    principal  portion  of  scheduled  monthly  payments  during  this  period.  As a result,  no principal  payments will be made to the  certificates  of the related series from  mortgage  loans of this nature  during  their  interest  only period except in the case of a prepayment.

                                   After the initial  interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased  delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and  the borrower  is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal included in each scheduled  monthly  payment for a  traditional  mortgage  loan can be  relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

                                   Mortgage  loans with an initial  interest only period are  relatively  new in the
                                   mortgage   marketplace.   The   performance   of  these  mortgage  loans  may  be
                                   significantly  different than mortgage loans that fully amortize.  In particular, there  may be a  higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans  with a new  mortgage  loan,  in  particular  one with an initial interest only period,  which may result in higher or lower prepayment speeds than would  otherwise  be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary subject to a higher risk of loss.  mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy.         property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the  amount of such  losses  would be  allocated  to  holders of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss.         issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.

                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds  from any sale of  collateral.  See "Certain  Legal  Aspects of Mortgage
                                   Loans and  Contracts--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
and the other assets of the        trust  established  for  that  series.  The  certificates  do  not  represent  an
trust are the primary source of    ownership interest in or obligation of the depositor,  the master servicer or any
payments on your certificates.     of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.

LIQUIDITY RISKS

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.

                                   In  addition,  you should  consider the impact that the factors  discussed  above under "Risk of  Loss--Recent  developments  in the mortgage  market may  adversely affect  the  return  on your  certificates"  may  have on the  liquidity  of your certificates.

BANKRUPTCY RISKS .

Bankruptcy proceedings could       The transfer of the mortgage loans from Residential  Funding Company,  LLC to the
delay or reduce distributions on   depositor  is intended by the  parties to be and has been  documented  as a sale;
the certificates.                  however,  Residential  Funding  Company,  LLC  will  treat  the  transfer  of the mortgage  loans as a secured  financing  for  accounting  purposes as long as the limited  mortgage loan purchase right  referred to in this term sheet  supplement remains in effect. If Residential  Funding Company,  LLC were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize  the sale of the mortgage loans as a loan  secured by the  mortgage  loans or to  consolidate  the mortgage loans with the assets of  Residential  Funding  Company,  LLC.  Any such  attempt could  result in a delay in or  reduction of  collections  on the mortgage  loans available  to make  payments  on the  offered  certificates.  The  risk of such a recharacterization  with  respect  to the  mortgage  loans  may be  increased  by
                                   Residential  Funding  Company,  LLC's treatment of the transfer of these mortgage loans as a secured  financing for accounting  purposes.  See  "Description of the
                                   Certificates--Limited   Mortgage   Loan   Purchase   Right"  in  this  term  sheet
                                   supplement.

The bankruptcy of a borrower may   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
increase the risk of loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
mortgage loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on various     depend on a variety of factors, including:
factors.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for any  series, including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the related  loan  group  among the  various  classes  of  offered  certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.

                                   The rate of  prepayments  is one of the most  important and least  predictable of these factors.

                                   Where  the  mortgage  loans in a trust  established  for a series  may have  been divided  into two or more loan  groups,  the  senior  certificates  will  receive distributions  of  principal  and interest  from the  mortgage  loans in the loan group or loan  groups  designated  in the final  term sheet for any such class of certificates.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

                                   No  assurances  are given that the mortgage  loans will prepay at any  particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans convert from fixed rates to adjustable  rates,  there may be an increase in  prepayments.
                                   The factors  described  in the previous  two  sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as high as the  pass-through  rate on your  class of certificates.

                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.

                                   See  "Description  of the  Mortgage  Pool--The  Program"  and  "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base  prospectus.

The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS(R)
                                   System.  However,  if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available  to  pay  principal  of  and  interest  on  the  class  or  classes  of certificates  included in that series with certificate principal balances greater than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates--Assignment of
                                   Mortgage Loans" in the related base  prospectus.

The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Senior Certificates                Each Class of Senior Certificates will receive  distributions  primarily from the related  loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and defaults on the mortgage loans in the related loan group.

                                   See  "Description  of the  Certificates--Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.
The yields on the adjustable
rate certificates may be           The  interest  rate on any class of  adjustable  rate  certificates  will vary in
affected by changes in interest    accordance  with an  applicable  interest  rate  index.  Therefore,  the yield to
rates.                             investors  on any  class  of  adjustable  rate  certificates  will  be  extremely sensitive to fluctuations of the applicable interest rate index.

Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.

Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                   See  "Summary--Credit  Enhancement--Allocation  of Losses" and  "Description of the
                                   Certificates--Allocation of Losses; Subordination" in this term sheet supplement.

Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.

Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance or similar       certain  adjustable  rate  certificates  may  benefit  from a series of  payments
agreement                          pursuant  to a yield  maintenance  or  similar  agreement.  The  purpose  of such agreements  is to  partially  mitigate  the risk to the  investors in the related certificates that the pass-through rate on their  certificates will be lower than the index plus the related margin.

                                   However,  the amount payable to those  investors  under such an agreement will be based on a  notional  amount  equal to the  lesser of the  aggregate  certificate principal  balance of related  certificates and an amount  determined based on an assumed rate of prepayments on the mortgage  loans.  Accordingly,  if prepayments occur at a slower rate than assumed,  the amount payable on the agreement will be less than the amount of interest that would accrue on those  certificates  at the excess of the index over a certain  rate per annum as set forth in the final term sheet  for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set forth in the final  term sheet for such  class of  certificates,  no additional  amounts  are  payable  under the  agreement.  Any amount by which the amount paid by the  agreement  provider is less than the  difference  between the index  plus the  related  margin and a rate set forth in the final term sheet for such  class  of  certificates  will  not be  payable  from  any  source  on  that distribution date or any future distribution date.

                                   Furthermore,  investors  under the  agreement  are  subject  to the risk that the agreement  provider  will default on all or a portion of its payment  obligations under the agreement.

Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and  timing  of  losses  on  the  related  mortgage  loans.  Losses,  other  than specified  amounts  of  certain  types of losses  described  in this  term  sheet
                                   supplement  will  be  allocated  to  the  most  subordinate   class  of  Class  M
                                   Certificates outstanding.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  prepayments  until a distribution date described in the term sheet for a class of  certificates.  On or after  that  date,  all or a  disproportionately large portion of principal  prepayments on the mortgage loans in each loan group, in the case of a series with common subordination,  or in the related loan group, in the case of a series with  separate  subordination,  may be  allocated  to the related senior certificates as described in this term sheet supplement,  and none or a  disproportionately  small portion of principal  prepayments  may be paid to the  holders  of the  subordinated  certificates,  other than any class of senior
                                   support   certificates.   As  a  result,   the  weighted  average  lives  of  the
                                   subordinated certificates  may be longer than would otherwise be the case.

                                   See  "Description  of the  Certificates--Allocation  of Losses" in this term sheet supplement.

                                                  ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing  date for that series, under a series  supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and servicing  agreement,  dated as of August 1, 2007,  among the  depositor,  the  master  servicer  and the  trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date for each  series,  the depositor  will deposit into the trust a pool of mortgage  loans that in the aggregate  will  constitute a mortgage pool,  secured by first  liens on one- to  four-family  residential  properties  with terms to maturity of not more than 30 years.  The  mortgage  pool may be  divided  into two or more  loan  groups.  The  trust  will not have any additional  equity.  The pooling and servicing  agreement  for each series will  authorize the trust to engage only in selling  the  certificates  in exchange  for the  mortgage  loans  included  in that  trust,  entering  into and performing  its  obligations  under the pooling and  servicing  agreement  for that series,  activities  necessary, suitable  or  convenient  to  such  actions  and  other  activities  as may be  required  in  connection  with  the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                SPONSOR AND MASTER SERVICER

         Residential Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and  "--Qualifications  of Sellers"  in the  related  base prospectus for a general description of applicable  seller/servicer  eligibility requirements.  Residential Funding
Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential  Funding  Company,  LLC conducts  operations from its  headquarters  in  Minneapolis  and  from  offices  located  primarily  in  California,  Texas,  Maryland,
Pennsylvania  and New York.  Residential  Funding  Company,  LLC  finances  its  operations  primarily  through its securitization program.

         Residential  Funding Company,  LLC converted from a Delaware  corporation to a Delaware limited  liability company  on  October  6,  2006.  Residential  Funding  Company,  LLC was  formerly  known  as  Residential  Funding
Corporation.  Residential  Funding  Company,  LLC was  founded  in 1982 and began  operations  in 1986,  acquiring, servicing  and  securitizing  residential  jumbo  mortgage  loans  secured  by first  liens on one- to  four-family residential  properties.  GMAC LLC (formerly known as General Motors Acceptance  Corporation) purchased Residential
Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,  LLC expanded its business to include "Alt-A"
first lien  mortgage  loans,  such as the mortgage  loans  described in the related  base  prospectus.  Residential
Funding  Company,  LLC also began to acquire and service  "subprime"  closed-end  and  revolving  loans  secured by second liens in 1995.

SPONSOR SECURITIZATION EXPERIENCE

            The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage loans sponsored by Residential  Funding Company,  LLC for the past five years and for the six months ended
June 30,  2007,  and the number of such loans for the same  period,  calculated  as of year end or quarter  end, as applicable.  Residential  Funding Company,  LLC sponsored  approximately  $31.6 billion and $2.8 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Company,  LLC sponsored  approximately
$61.8 billion and $3.0 billion in initial  aggregate  principal  amount of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages with respect to years 2002  through 2006 shown under  "Percentage  Change from Prior Year"  represent  the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                               YEAR ENDED DECEMBER 31                                SIX MONTHS ENDED
 VOLUME BY PRINCIPAL BALANCE           2002             2003            2004            2005             2006             6/30/07

Prime Mortgages(1)                 $16,177,753,813  $18,964,072,062$11,953,278,792 $24,149,038,614 $40,241,885,054     $17,385,909,520

Non-Prime Mortgages(2)             $15,475,700,554  $27,931,235,627$24,408,531,445 $27,928,496,334 $21,581,547,796      $5,296,779,910

Total                              $31,653,454,367  $46,895,307,689$36,361,810,237 $52,077,534,948 $61,823,432,850     $22,682,689,430

Prime Mortgages(1)                          51.11%         40.44%          32.87%          46.37%          65.09%               76.65%

Non-Prime Mortgages(2)                      48.89%         59.56%          67.13%          53.63%          34.91%               23.35%

Total                                      100.00%        100.00%         100.00%         100.00%         100.00%              100.00%

    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)

Prime Mortgages(1)                         (1.28)%         17.22%        (36.97)%         102.03%          66.64%                    -

Non-Prime Mortgages(2)                     104.52%         80.48%        (12.61)%          14.42%        (22.73)%                    -

Total                                       32.14%         48.15%        (22.46)%          43.22%          18.71%                    -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                               YEAR ENDED DECEMBER 31                                SIX MONTHS ENDED
 VOLUME BY PRINCIPAL BALANCE           2002             2003            2004             2005             2006            6/30/07

Prime Mortgages(1)                  $2,875,005,049  $3,207,008,585 $2,085,015,925    $2,409,506,573  $3,012,549,922     $2,933,100,838

Non-Prime Mortgages(2)                           -              -               -                 -             -                    -

Total                               $2,875,005,049  $3,207,008,585 $2,085,015,925    $2,409,506,573  $3,012,549,922     $2,933,100,838

Prime Mortgages(1)                         100.00%        100.00%         100.00%           100.00%       100.00%              100.00%

Non-Prime Mortgages(2)                           -              -               -                 -             -                    -

Total                                      100.00%        100.00%         100.00%           100.00%       100.00%              100.00%

===================================================================================================================
    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)

Prime Mortgages(1)                          17.90%         11.55%        (34.99)%            15.56%        25.03%                    -

Non-Prime Mortgages(2)                           -        -                     -                 -             -                    -

Total                                       17.90%         11.55%        (34.99)%            15.56%        25.03%                    -

===================================================================================================================

FIRST LIEN MORTGAGE LOANS

                                                               YEAR ENDED DECEMBER 31                                SIX MONTHS ENDED
  VOLUME BY NUMBER OF LOANS            2002             2003            2004            2005             2006             6/30/07

Prime Mortgages(1)                          68,077         86,166          55,773          91,631         141,118               53,570

Non-Prime Mortgages(2)                     136,789        200,446         170,696         173,796         132,069               29,854

Total                                      204,866        286,612         226,469         265,427         273,257               83,424

Prime Mortgages(1)                          33.23%         30.06%          24.63%          34.52%          51.67%               64.21%

Non-Prime Mortgages(2)                      66.77%         69.94%          75.37%          65.48%          48.33%               35.79%

Total                                      100.00%        100.00%         100.00%         100.00%         100.00%              100.00%

    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)

Prime Mortgages(1)                          17.87%         26.57%        (35.27)%          64.29%          54.08%                    -

Non-Prime Mortgages(2)                      91.47%         46.54%        (14.84)%           1.82%        (24.01)%                    -

Total                                       58.56%         39.90%        (20.98)%          17.20%           2.95%                    -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                               YEAR ENDED DECEMBER 31                                SIX MONTHS ENDED
  VOLUME BY NUMBER OF LOANS            2002             2003            2004             2005             2006            6/30/07

Prime Mortgages(1)                          73,188         84,962          51,614            53,071        60,951               54,120

Non-Prime Mortgages(2)                           -              -               -                 -             -                    -

Total                                       73,188         84,962          51,614            53,071        60,951               54,120

Prime Mortgages(1)                         100.00%        100.00%         100.00%           100.00%       100.00%              100.00%

Non-Prime Mortgages(2)                           -              -               -                 -             -                    -

Total                                      100.00%        100.00%         100.00%           100.00%       100.00%              100.00%

===================================================================================================================
    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)

Prime Mortgages(1)                          16.26%         16.09%        (39.25)%             2.82%        14.85%                    -

Non-Prime Mortgages(2)                           -        -                     -                 -             -                    -

Total                                       16.26%         16.09%        (39.25)%             2.82%        14.85%                    -
_________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

MASTER SERVICER SERVICING EXPERIENCE

         The following tables set forth the outstanding  principal balance,  calculated as of year end, of mortgage loans master  serviced by  Residential  Funding  Company,  LLC for the past five years and for the six months ended
June 30,  2007,  and the  number of such  loans for the same  periods.  Residential  Funding  Company,  LLC was the master  servicer of a  residential  mortgage  loan  portfolio of  approximately  $68.1  billion and $4.1 billion in outstanding  principal  amount as of the end of the 2002  calendar  year  backed by first lien  mortgage  loans and junior  lien  mortgage  loans,  respectively.  Residential  Funding  Company,  LLC was  the  master  servicer  of a residential  mortgage loan portfolio of approximately  $140.1 billion and $8.5 billion in outstanding  principal as of the end of the 2006  calendar  year  backed  by first  lien  mortgage  loans and  junior  lien  mortgage  loans, respectively.  The  percentages  shown  under  "Percentage  Change  from Prior  Year" for years 2002  through  2006 represent  the ratio of (a) the  difference  between  the  current  and prior year  volume  over (b) the prior year volume.

                                       MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                      YEAR ENDED DECEMBER 31                               SIX MONTHS ENDED
  VOLUME BY PRINCIPAL                         2003
        BALANCE               2002                            2004            2005            2006             6/30/07
Prime Mortgages(1)        $43,282,264,857$33,749,084,171 $32,453,682,854 $47,935,800,813 $83,052,457,702     $94,939,036,849

Non-Prime Mortgages(2)    $24,910,565,613$39,334,697,127 $50,509,138,736 $53,938,083,312 $57,013,557,376     $56,633,632,751

Total                     $68,192,830,470$73,083,781,298 $82,962,821,590 $101,873,884,125$140,066,015,078   $151,572,669,600

Prime Mortgages(1)               63.47%          46.18%          39.12%          47.05%           59.30%              62.64%

Non-Prime Mortgages(2)           36.53%          53.82%          60.88%          52.95%           40.70%              37.36%

Total                           100.00%         100.00%         100.00%         100.00%          100.00%             100.00%

 PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
Prime Mortgages(1)             (15.75)%        (22.03)%         (3.84)%          47.71%           73.26%          -

Non-Prime Mortgages(2)           51.62%          57.90%          28.41%           6.79%            5.70%          -

Total                             0.57%           7.17%          13.52%          22.79%           37.49%          -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                      YEAR ENDED DECEMBER 31                               SIX MONTHS ENDED
  VOLUME BY PRINCIPAL
        BALANCE               2002            2003           2004           2005             2006              6/30/07
Prime Mortgages(1)        $4,102,615,571 $4,365,319,862  $5,135,640,057$5,476,133,777     $8,536,345,778     $11,693,966,448

Non-Prime Mortgages(2)                -               -             -               -                  -                   -

Total                     $4,102,615,571 $4,365,319,862  $5,135,640,057$5,476,133,777     $8,536,345,778     $11,693,966,448

Prime Mortgages(1)              100.00%         100.00%       100.00%         100.00%            100.00%             100.00%

Non-Prime Mortgages(2)                -               -             -               -                  -                   -

Total                           100.00%         100.00%       100.00%         100.00%            100.00%             100.00%

===================================================================================================================
 PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)

Prime Mortgages(1)               16.79%           6.40%        17.65%           6.63%             55.88%                   -

Non-Prime Mortgages(2)                -               -             -               -                  -                   -

Total                            16.79%           6.40%        17.65%           6.63%             55.88%                   -

===================================================================================================================
FIRST LIEN MORTGAGE LOANS
                                                  YEAR ENDED DECEMBER 31                               SIX MONTHS ENDED
 VOLUME BY NUMBER OF
        LOANS               2002            2003           2004           2005            2006             6/30/07

Prime Mortgages(1)          202,938         168,654       156,745         201,903           312,825              347,936

Non-Prime                   242,625         341,863       414,639         411,550           405,577              384,738
Mortgages(2)

Total                       445,563         510,517       571,384         613,453           718,402              732,674

Prime Mortgages(1)           45.55%          33.04%        27.43%          32.91%            43.54%               47.49%

Non-Prime                    54.45%          66.96%        72.57%          67.09%            56.46%               52.51%
Mortgages(2)

Total                       100.00%         100.00%       100.00%         100.00%           100.00%              100.00%

  PERCENTAGE CHANGE
        FROM
   PRIOR YEAR (3)
Prime Mortgages(1)          (14.71)%       (16.89)%       (7.06)%          28.81%            54.94%                    -

Non-Prime                     44.37%         40.90%        21.29%         (0.74)%           (1.45)%                    -
Mortgages(2)

Total                          9.74%         14.58%        11.92%           7.36%            17.11%                    -

===================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS
                                                   YEAR ENDED DECEMBER 31                              SIX MONTHS ENDED
 VOLUME BY NUMBER OF                                                               5
        LOANS                   2002            2003          2004              200             2006        6/30/07

Prime Mortgages(1)           118,773         127,833       147,647         143,713           199,652             228,737

Non-Prime                          -               -             -               -                 -                   -
Mortgages(2)

Total                        118,773         127,833       147,647         143,713           199,652             228,737

Prime Mortgages(1)           100.00%         100.00%       100.00%         100.00%           100.00%             100.00%

Non-Prime                          -               -             -               -                 -                   -
Mortgages(2)

Total                        100.00%         100.00%       100.00%         100.00%           100.00%             100.00%
  PERCENTAGE CHANGE
        FROM
   PRIOR YEAR (3)
Prime Mortgages(1)           14.16%            7.63%       15.50%         (2.66)%            38.92%           -

Non-Prime                         -                -            -               -                 -           -
Mortgages(2)

Total                        14.16%            7.63%       15.50%         (2.66)%            38.92%           -

===================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential  Funding  Company,  LLC's overall  procedures  for  originating  and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool - The  Program" in this term sheet  supplement.  Residential
Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described  in the  related  base  prospectus  under "The  Trusts -  Qualification  of  Sellers"  and "The  Trusts -
Repurchases of Mortgage  Collateral"  and in this term sheet  supplement  under "Pooling and Servicing  Agreement -
The Master Servicer and Subservicers -Master Servicer."

         Residential Funding Company, LLC's wholly-owned  subsidiary,  Homecomings Financial,  LLC, or Homecomings, originated  and sold to  Residential  Funding  Company,  LLC certain of the mortgage loans included in the mortgage pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -  Originators"  and
"Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

                                           AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                        -------------------------------
                                                                     GMAC LLC
                                                                     (GMAC)
                                                        -------------------------------
                                                                       |
                                                                       |
                                                                       |
                                                          -------------------------------
                                                           Residential Capital, LLC
                                                          -------------------------------
                                                                       |
                                                                       |
                                                                       |
                                         ------------------------------------------------------------
                                                 |                     |                           |
                                                 |                     |                           |
                     -------------------------------    --------------------------------  -----------------------------------
                     Residential Funding Company,LLC    Residential Accredit Loans, Inc.          GMAC Mortgage LLC
                     (Sponsor and Master Servicer)                 (Depositor)                 (Servicer and Originator)
                     -------------------------------    --------------------------------  -----------------------------------
                                   |
                                   |
                     -------------------------------
                      Homecomings Financial,LLC
                              (Subservicer)
                     -------------------------------

                                              DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage pool will consist of hybrid  adjustable  rate mortgage  loans,  divided into one or more loan groups.  The  mortgage  loans  are  secured  by  first  liens  on fee  simple  or  leasehold  interests  in one- to four-family  residential  properties.  The mortgage  loans will consist of mortgage loans with terms to maturity of not more than 30 years.

         Some mortgage  loans may consist of hybrid  adjustable-rate  first lien mortgage loans which had principal balances  at  origination  which were less than or equal to the  conforming  balance.  The  conforming  balance for mortgage loans secured by a single family  property is $359,650 for all mortgage loans other than those  originated in Alaska and Hawaii,  for which it is $539,475.  For two-,  three- and four- family properties the maximum balance is $460,400,  $556,500 or $691,600,  respectively,  or $690,600,  $834,750  and  $1,037,400,  respectively,  if the property is located in Alaska or Hawaii.  Some  mortgage  loans will consist of hybrid  adjustable-rate  first lien mortgage  loans which had  principal  balances at  origination  which were less than,  equal to or greater than the conforming balance.

         All of the  mortgage  loans  included  in the  trust  established  for  any  series  have  been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus,  or from Homecomings Financial,  LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage pool from among mortgage loans purchased in connection  with the Expanded  Criteria  Program  described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations and warranties  regarding the  mortgage  loans  included  in the  trust  established  for  any  series  as of the  date  of  issuance  of the certificates  of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any  mortgage  loan  included  in the related  mortgage  pool as to which a breach of its  representations  and warranties  with  respect to that  mortgage  loan  occurs,  if such breach  materially  and  adversely  affects the interests of the  certificateholders  of that series in any of those mortgage loans.  Residential  Funding will not assign to the  depositor,  and  consequently  the  depositor  will not assign to the trustee for the benefit of the certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan if a breach of any of its representations and warranties occurs.  Accordingly,  the only  representations and warranties regarding the mortgage  loans  included  in the  trust  established  for any  series  that  will be made for the  benefit  of the certificateholders  of that series will be the limited  representations  and warranties made by Residential Funding and  the  depositor  described  in this  paragraph.  See  "The  Trusts--Representations  with  Respect  to  Mortgage
Collateral" in the related base prospectus.

         LOAN GROUPS

         As more fully  described  in any final term sheet for that  series,  the  mortgage  loans  included in the trust  established  for any series may be divided into two or more groups based on the certain  payment,  maturity, geographical or other characteristics.

         Each loan group of any series  will be  assigned a  numerical  designation,  such as loan group I and loan group II, and the mortgage loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans included in any loan group will be distributed to the classes of related  offered  certificates,  as more  fully  described  any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar effect) loan group will  mean  the loan  group or loan  groups  from  which a class of  certificates  will  receive  distributions  of principal and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest.

         The original  mortgages for some of the mortgage  loans included in the trust  established  for any series have  been,  or in the future  may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and  assigns,  and  subsequent  assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be  later  assigned  to MERS,  solely  as  nominee  for the  owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans, MERS serves as mortgagee of record on the  mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee, and does not have any  interest in the  mortgage  loan.  For  additional  information  regarding  the  recording of mortgages  in the name of MERS see  "Certain  Yield  and  Prepayment  Considerations--General"  in this  term  sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the  mortgage  loans in any loan group may provide  for payment of a  prepayment charge.  With respect to some of these mortgage loans, the prepayment  charge  provisions  provide for payment of a prepayment  charge for  partial  prepayments  and full  prepayments  made  within a certain  period  following  the origination  of that  mortgage  loan,  in an amount not to exceed the maximum  amount  permitted  by state law. The amount of the applicable  prepayment  charge,  to the extent  permitted under applicable law, is as provided in the related  mortgage  note.  Applicable law may impose  limitations  on the amount of the prepayment  charge or render such prepayment  charge  unenforceable.  In addition,  under certain  circumstances the master servicer may waive a prepayment  charge.  To the extent  provided  in a final term sheet for a class of  certificates,  the holders of a specified class of certificates  may be entitled to all prepayment  charges  received on the mortgage loans. In any event,  these  amounts  will not be  available  for  distribution  on any of the other  offered  certificates.  See
"Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement and "Certain Legal Aspects of
Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

         In connection  with mortgage  loans secured by a leasehold  interest,  if any,  Residential  Funding shall have  represented  to the  depositor  that,  among other  things:  the use of  leasehold  estates  for  residential properties  is an  accepted  practice  in the area where the related  mortgaged  property  is located;  residential property in such area  consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not  terminate  less than five years after the maturity date of such mortgage loan.

         A portion of the mortgage loans in any loan group for any series may be subject to the  Homeownership  and
Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included  in any loan group for any series  will be loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high  cost" or  "covered"  loans or (2) any other similar  designation  if the law imposes  greater  restrictions  or  additional  legal  liability  for  residential mortgage  loans with high interest  rates,  points and/or fees.  See "Certain  Legal Aspects of Mortgage  Loans--The
Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A  portion  of the  mortgage  loans  included  in any loan  group  for any  series  may be 30 days or more delinquent  in payment of principal and interest.  As used in this term sheet  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date:  "60 to 89 days" or "60 or more  days"  delinquent  when a  payment  due on any  scheduled  due date  remains unpaid as of the close of business on the last  business  day  immediately  prior to the second  following  monthly scheduled  due date;  and so on. The  determination  as to whether a mortgage  loan falls into these  categories is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  prepayments do not affect these determinations.

         A portion of the mortgage loans  included in any loan group for any series may be Buy-Down  Mortgage Loans or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans may be balloon  loans that do not fully  amortize,  if at all,  providing for a substantial principal payment due at maturity.

         Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in the  trust established  for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit
Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's  credit-worthiness.  In  addition,  Credit  Scores may be  obtained  by  Residential  Funding  after the origination  of a mortgage  loan if the seller  does not  provide to  Residential  Funding a Credit  Score.  Credit
Scores are obtained from credit  reports  provided by various  credit  reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information  currently on file for the borrower at a particular credit  reporting  organization.  Information  utilized to create a Credit Score may include,  among other  things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit,  and  bankruptcy  experience.  Credit Scores range from  approximately  350 to  approximately  840, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan.  The  prepayment  charge  generally  applies to  prepayments  made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges received on the mortgage loans included in the trust  established for any series will not be available for  distribution on the certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

         BALLOON MORTGAGE LOANS

         Some of the mortgage loans may provide for a payment  option whereby the monthly  payment will provide for the payment of  principal  generally  based on a 40 year,  45 year or 50 year  amortization  schedule  although the mortgage  loan  will  have a  scheduled  maturity  date of  approximately  30 years  from the due date of the first monthly payment,  leaving a substantial  portion of the original  principal amount due and payable on the scheduled maturity date of the mortgage  loan.  These  mortgage  loans are sometimes  called  balloon  mortgage loans and the payments due at maturity are called  balloon  amounts.  The existence of a balloon  amount  generally  will require the related  mortgagor to refinance the balloon mortgage loan or to sell the mortgaged  property on or prior to the scheduled  maturity  date.  The ability of a mortgagor  to  accomplish  either of these goals will be affected by a number of  factors,  including  the  level of  available  mortgage  rates at the time of sale or  refinancing,  the mortgagor's  equity in the related  mortgaged  property,  the financial  condition of the  mortgagor,  tax laws and prevailing  general  economic  conditions.  None of the depositor,  the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

         STATIC POOL INFORMATION

         Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool  Data").  Information  presented  under "RALI" as the issuer/shelf  and "QA" as the series will include  information  regarding prior  securitizations  of mortgage loans that are  similar to the  mortgage  loans  included in the  mortgage  pool for any  series,  based on  underwriting criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as Static Pool
Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

         As used in the Static Pool Data and in the  prospectus  supplement,  a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date; "60 to
89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last business day immediately  prior to the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  prepayments  do not affect these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer has determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

         MORTGAGE RATE ADJUSTMENT

         The mortgage  rates on some of the mortgage  loans will remain fixed for an initial  period and thereafter will  adjust  semi-annually  to a rate equal to the sum of an index and the note  margin  set forth in the  related mortgage note, subject to certain limitations.

         In the event  that the  related  index  specified  in a  mortgage  note is no longer  available,  an index reasonably  acceptable  to the  trustee  that is based on  comparable  information  will be  selected by the master servicer.

         The amount of the monthly  payment on each  mortgage  loan will  generally  be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month  following the month in which the adjustment date occurs to equal the  amount  necessary  to pay  interest  at the  then-applicable  mortgage  rate and to fully  amortize  the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off  date,  some or all of the  mortgage  loans may have not yet  reached  their  first  adjustment  date.  The mortgage loans will have various  adjustment  dates, note margins and limitations on the mortgage rate adjustments, as described below.

         The initial  mortgage rate in effect on a mortgage loan generally will be lower,  and may be significantly lower,  than the  mortgage  rate that  would  have  been in  effect  based on the  related  index and note  margin.
Therefore,  unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase  on the first  adjustment  date  following  origination  of the  mortgage  loan  subject to the periodic rate cap. The repayment of the mortgage  loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments  of the mortgage  rate.  Mortgage loans that have the same initial mortgage  rate may not always  bear  interest at the same  mortgage  rate  because  these  mortgage  loans may have different  adjustment  dates,  and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum  mortgage rates and minimum  mortgage rates.  The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related  mortgage  loan  schedule  attached to the pooling and servicing agreement.

         Because of the periodic rate caps and the generally  lower initial  mortgage rates on the mortgage  loans, in a rising  interest rate  environment  the mortgage rate on the adjustable  rate mortgage loans may be lower than prevailing  mortgage rates for an extended  period of time and therefore the related net wac rate will initially be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the  mortgage  loans  included in the trust  established  for any series will be  required to be covered by a standard  hazard  insurance  policy,  which is referred to as a primary hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the  depositor's knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at  origination in  excess of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary insurance  policy,  covering at least 35% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at  origination  if the LTV ratio is between 85.00% and 80.01%.

         The  primary  insurers  for the  mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the  cut-off  date for that  series,  to the  rating  agencies  that  have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary insurers  to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See  "Insurance
Policies on Mortgage Loans or Contracts" in the related base prospectus.

         THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases mortgage loans that may not qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie
Mac or by Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,  Residential
Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage loans under the program may also qualify for the Fannie Mae or Freddie  Mac  programs.  Examples of  mortgage  loans that may not qualify for such  programs include mortgage loans secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers whose  ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include mortgage  loans  secured by parcels of land that are  smaller or larger  than the average for these types of loans, mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage  loans with LTV ratios over 80%
that do not require primary  mortgage  insurance.  See "--Program  Underwriting  Standards"  below. The inclusion of those  mortgage  loans may  present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of  Program  Sellers.   Each  Expanded  Criteria  Program  Seller  has  been  selected  by
Residential  Funding on the basis of criteria  described in Residential  Funding's  Expanded Criteria Seller Guide,
or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In accordance  with the Seller  Guide,  the Expanded  Criteria  Program
Seller  is  required  to review an  application  designed  to  provide  to the  original  lender  pertinent  credit information  concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below),  credit  history and  employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications of  deposits  at  financial  institutions  where the  mortgagor  had  demand or  savings  accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting purposes.  For mortgaged  property  consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

         Based on the data provided in the application and certain  verifications,  if required, a determination is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the  mortgagor  to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the property,  including  property  taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations.
Generally,  scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance and all scheduled  payments on obligations  that extend beyond ten months,  including  those  mentioned above and other fixed obligations,  must equal no more than specified percentages of the prospective  mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been  originated  under "reduced  documentation"  or "no stated income"
programs,  which require less  documentation and verification than do traditional  "full  documentation"  programs.
Generally,  under a "reduced  documentation"  program, no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information  regarding  income and no other  investigation  regarding the borrower's income will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in accordance  with  appraisal  procedure  guidelines  described in the Seller Guide.
Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally require the  appraiser  or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties and, when deemed  applicable, an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning  the  mortgage  loans to the  depositor,  Residential  Funding  will have  reviewed the underwriting  information  provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance  with or in a manner  generally consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting system. Any determination  described above using an automated underwriting system will only be based on the information  entered into the system and the  information  the system is programmed to review.  See
"The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

         Because of the program  criteria and  underwriting  standards  described  above,  the  mortgage  loans may experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy  more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require  monthly  payments to be made no later than  either  the 1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer  sends monthly invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment and Western Union quick check, although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

         UNDERWRITING STANDARDS

         All of the  mortgage  loans in the mortgage  pool were  originated  in  accordance  with the  underwriting criteria  of  Residential  Funding  described  under  "--The  Program"  in this term sheet  supplement.  Residential
Funding  will review  each  mortgage  loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of  specific  criteria  by which the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

         AUTOMATED VALUATION MODELS

         In some cases,  for mortgage loans  underwritten  through  Residential  Funding's  automated  underwriting system,  in lieu of an appraisal,  a valuation of the  mortgaged  property will be obtained by using one of several automated  valuation  models.  There are multiple  automated  valuation  models  included in Residential  Funding's automated  underwriting  system.  Based upon,  among other  factors,  the  geographic  area,  price range and other attributes  of a qualifying  mortgage  loan, a mortgage  loan is directed to the  appropriate  automated  valuation model for that  particular  mortgage loan. An automated  valuation  model  evaluates,  among other things,  various types of  publicly-available  information  such as recent  sales  prices of  similar  homes  within  the same price range.  Residential  Funding uses automated  valuation  models in lieu of full appraisals for qualifying first lien mortgage loans underwritten through its automated  underwriting system which meet specified  underwriting  criteria and receive an acceptable valuation.

         ADDITIONAL INFORMATION

         Prior to the issuance of the offered  certificates,  Residential Funding Company,  LLC may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy certain  characteristics.  Residential  Funding Company,  LLC may also add a limited number  of other  mortgage  loans to the  mortgage  pool  prior to the  issuance  of the  offered  certificates  in substitution for removed loans.

         A current  report on Form 8-K will be  available to  purchasers  of the offered  certificates  and will be filed by the  issuing  entity,  in its own name,  together  with the  pooling  and  servicing  agreement,  with the
Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                                   DESCRIPTION OF THE CERTIFICATES

         GENERAL

         The trust will issue  certificates  pursuant to the  pooling and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of  certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively  as the offered  certificates,  and one or more classes,  if any, of Class B, Class SB,  Residual or Class P  Certificates  which are not publicly  offered.  The various  classes of
Class A Certificates  are referred to  collectively  as the Class A  Certificates.  The various classes of Residual
Certificates  are referred to  collectively as Residual  Certificates.  The various classes of Class A Certificates and  Residual  Certificates  are referred to  collectively  as the Senior  Certificates.  In addition to the Senior
Certificates,  except as is otherwise set forth in any final term sheet supplement for that series,  each series of certificates  will  include  six  classes  of  subordinate  certificates  which  are  designated  as the  Class M-1
Certificates,  Class M-2 Certificates,  Class M-3 Certificates,  Class B-1 Certificates, Class B-2 Certificates and
Class B-3 Certificates,  collectively referred to as the subordinated  certificates.  See "Glossary" in the related base  prospectus  for the  meanings of  capitalized  terms and acronyms  not  otherwise  defined in this term sheet supplement.

         The Senior  Certificates  of each group will be will be  assigned a numerical  designation,  such as Class
I-A and Class  II-A,  or Class 1A or Class 2A, to denote  the group to which the  certificates  relate.  The Senior
Certificates  of each group will  receive  payments on the mortgage  loans in the related loan group,  except as is otherwise set forth in this term sheet supplement.

         The  certificates  of any series will  evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the related trust will consist of:

o        the mortgage loans;

o        the cash  deposited  in respect of the  mortgage  loans in the  Custodial  Account and in the  Certificate
              Account and belonging to the trust;

o        property  acquired by  foreclosure  of the  mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        a yield maintenance agreement, swap agreement or other derivative instrument, if applicable; and

o        all proceeds of any of the foregoing.

              As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group  will  mean,  in the case of a series  with  multiple  loan  groups,  the loan  group  from  which a class of certificates  will receive  distributions  of principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

         For some series of  certificates,  referred to herein as series  with  common  subordination,  subordinate certificates  will be issued related to all Senior  Certificates  of that series.  These  subordinate  certificates will  receive  payments  on the  mortgage  loans in each  loan  group  for that  series  and will  serve as  credit enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates in any series with common subordination will mean the mortgage loans.

         For some series of  certificates,  referred to herein as series with  separate  subordination,  a separate group  of  subordinate  certificates  will be  issued  related  solely  to that  group  and  assigned  a  numerical designation,  such as Class I-M-1 and Class II-M-1,  to denote the group to which the  certificates  belong.  These subordinate  certificates  will receive  payments on the mortgage loans in the related loan group and will serve as credit  enhancement  solely  for the  related  group of  Senior  Certificates,  as  described  in this  term  sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates of any certificate group in a series with separate subordination will mean the mortgage loans in the related loan group.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect)  Class M
Certificates or Class B Certificates  will mean, in the case of a series with separate  subordination,  the Class M
Certificates or Class B Certificates in the related certificate group.

         The offered  certificates  identified in the final term sheet will be available  only in  book-entry  form through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are  collectively  referred  to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede & Co.,  as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate of any class in fully  registered  form,  or a  definitive  certificate,  except as  described  in this term  sheet supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive  Certificates."
Unless  and until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this term sheet supplement:

o        all  references to actions by  certificateholders  with respect to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o        all  references  in this term sheet  supplement  to  distributions,  notices,  reports and  statements  to certificateholders  with respect to the DTC  registered  certificates  shall refer to  distributions, notices,  reports  and  statements  to  DTC or  Cede & Co.,  as  the  registered  holder  of the  DTC registered  certificates,  for  distribution  to  beneficial  owners  by DTC in  accordance  with DTC procedures.

              GLOSSARY OF TERMS

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates for any series:

         ACCRUED  CERTIFICATE  INTEREST--With  respect to any class of  offered  certificates  and any  distribution date, an amount equal to interest accrued during the related  Interest Accrual Period on its Certificate  Principal
Balance  immediately prior to that distribution date at the related  pass-through rate for that distribution  date, less certain interest shortfalls, including Relief Act Shortfalls, on the mortgage loans described below.

                  Accrued  Certificate  Interest  on the  offered  certificates  will be reduced by any  Prepayment
Interest  Shortfall for the related loan group included in the trust  established for that series to the extent not
covered  by  the  master  servicer  as  described  in  this  term  sheet  supplement  under   "Description  of  the
Certificates--Interest  Distributions."  Further,  Accrued Certificate  Interest on a class of offered  certificates will also be reduced by the interest  portions of Realized Losses  allocated to that class of certificates  through subordination  as described  in  "--Allocation  of Losses"  below.  Prepayment  Interest  Shortfalls  and Relief Act
Shortfalls  will  be  allocated  to the  offered  certificates,  on a pro  rata  basis,  on the  basis  of  Accrued
Certificate Interest payable on that distribution date absent those reductions.

         ADVANCE--As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payment of principal  and  interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series,  and as determined separately  for each loan group as  applicable,  an amount equal to the aggregate of the following  amounts net of, in the case of  certificates  related to a swap  agreement,  if any, any net swap payment to the swap  counterparty and, in certain cases, any payment related to the early termination of a swap agreement:

o        the aggregate  amount of scheduled  payments on the mortgage  loans included in the related loan group due during the related  Due Period and  received on or prior to the  related  determination  date,  after deduction of the related master  servicing fees and any  subservicing  fees,  which are  collectively referred to as the servicing fees;

o        all  unscheduled  payments on the mortgage loans included in the related loan group,  including  mortgagor prepayments,  Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries  and proceeds from repurchases of and  substitutions  for these mortgage loans occurring  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

o        all Advances on the mortgage  loans  included in the related loan group made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

              In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the  month  of  receipt,  but is not  obligated  to do so.  As  described  in  this  term  sheet  supplement  under
"--Principal  Distributions  on the Senior  Certificates,"  any amount with  respect to which such  election is made shall be treated as having  been  received  on the last day of the  preceding  calendar  month for the  purposes of calculating the amount of principal and interest  distributions to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect  to any  distribution  date and each loan group of any series,  the amount of Advances or Servicing  Advances that were added to the outstanding  principal balance of the mortgage  loans in that loan group during the preceding  calendar  month and  reimbursed to the master  servicer or subservicer on or prior to such  distribution  date for, plus the related  Capitalization  Reimbursement  Shortfall
Amount  remaining  unreimbursed  from any  prior  distribution  date  and  reimbursed  to the  master  servicer  or subservicer on or prior to such  distribution  date for that series.  The master  servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts only from the principal  collections  on the mortgage  loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With respect to any distribution date and each loan group of any series,  the amount,  if any, by which the amount of Advances or Servicing  Advances  that were added to the principal  balance of the mortgage loans in that loan group during the preceding  calendar month exceeds the amount of  principal  payments  on the  mortgage  loans in the related  mortgage  pool  included in the related  Available
Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect  to any  class  of  offered  certificates  and  any  date of determination,  an amount equal to its initial certificate  principal balance,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with  respect to that class of  certificates  and (b) any reductions in its  Certificate  Principal  Balance in  connection  with the  allocation  of Realized  Losses in the manner  described  in this term sheet  supplement;  provided  that,  with  respect to any  Distribution  Date,  the
Certificate  Principal Balances of the Class A, Class M and Class B Certificates,  if any, beginning with the class of certificates  with the highest payment priority,  to which a Realized Loss was previously  allocated and remains unreimbursed  will be  increased  to the extent of Realized  Losses  previously  allocated  thereto  and  remaining unreimbursed,  but only to the  extent of  Subsequent  Recoveries  received  during  the  previous  calendar  month available for that purpose.

        CLASS A  PRINCIPAL  DISTRIBUTION  AMOUNT--Except  as may be  provided in any final term sheet for a class of certificates,  with respect to any  distribution  date (i) prior to the  Stepdown  Date or on or after the Stepdown
Date if a Trigger  Event is in effect  for that  distribution  date,  the  Principal  Distribution  Amount for that distribution  date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the  excess,  if any,  of (A) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates
         immediately  prior to that  distribution  date over (B) the  product of (1) the  applicable  Subordination
         Percentage  and (2) the aggregate  Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

        CLASS  M  PERCENTAGE--With  respect  to each  class  of the  Class M  Certificates  for any  series  and any distribution  date,  a  percentage  equal to the  Certificate  Principal  Balance of the  related  class of Class M
Certificates of that series  immediately  prior to that distribution date divided by the aggregate Stated Principal
Balance  of all of the  mortgage  loans  immediately  prior to that  distribution  date,  but in no event will such percentage exceed 100%.

        CLASS M  PRINCIPAL  DISTRIBUTION  AMOUNT--Except  as may be  provided in any final term sheet for a class of certificates,  with  respect  to any  distribution  date and each  class of Class M  Certificates  (i) prior to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  distribution  date,  the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A Principal
Distribution  Amount  and the  Class  M  Principal  Distribution  Amount  with  respect  to any  class  of  Class M
Certificates  with a higher  payment  priority or (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that distribution date, the lesser of:

(a)      the remaining  Principal  Distribution Amount for that distribution date after distribution of the Class A
         Principal  Distribution  Amount  and the Class M  Principal  Distribution  Amount for any class of Class M
         Certificates with a higher payment priority; and

(b)      the  excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the Class A
         Certificates  and any Class M Certificates  with a higher payment  priority (after taking into account the payment of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution  Amount for
         such  classes  of Class M  Certificates  for that  distribution  date) and (2) the  Certificate  Principal
         Balance of such class of Class M Certificates  immediately  prior to that  distribution  date over (B) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         CREDIT SUPPORT DEPLETION  DATE--The first  distribution date on which the aggregate  Certificate  Principal
Balance of the Class M Certificates and the Class B Certificates, if any, has been reduced to zero.

         DUE DATE--With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due
Period on which scheduled payments are due.

         DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the  distribution  date occurs.

         ELIGIBLE  MASTER  SERVICING  COMPENSATION--With  respect to any  distribution  date, an amount equal to the lesser of (a)  one-twelfth  of 0.1875% of the Stated  Principal  Balance as of that  distribution  date and (b) the reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

         FINAL  DISPOSITION--With  respect to a  defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a  determination  by the master  servicer that it has received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         GROUP PRINCIPAL  DISTRIBUTION  AMOUNT--On any distribution date, the Class A Principal  Distribution Amount for that  distribution  date  multiplied  by a fraction,  the  numerator  of which is the portion of the  Principal
Allocation  Amount  related  to such loan  group for that  distribution  date and the  denominator  of which is the
Principal Allocation Amount for all of the mortgage loans for that distribution date.

         INTEREST  ACCRUAL  PERIOD--Except  as may be provided in any final term sheet for a class of  certificates, with respect to any class of LIBOR  Certificates  and any  distribution  date,  the period  commencing on the prior distribution  date  (or,  in the case of the first  distribution  date,  the  closing  date) and  ending on the day immediately  preceding that  distribution  date, and with respect to any other  Adjustable  Rate  Certificates,  as specified  in the final term  sheet with  respect  to any such  class of  certificates.  With  respect to any other class of certificates and any  distribution  date, the calendar month preceding the month in which the distribution date  occurs.  Notwithstanding  the  foregoing,  the  distributions  of interest on any  distribution  date for all classes of certificates  will reflect interest  accrued,  and receipts for that interest  accrued,  on the mortgage loans  for the  preceding  calendar  month,  as may be  reduced  by any  Prepayment  Interest  Shortfall  and other shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and the offered  certificates,  the aggregate amount of Accrued Certificate  Interest for that distribution date plus any Accrued Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest  thereon at the  Pass-Through  Rate in effect  for  that  distribution  date,  in each  case to the  extent  distributed  to the  holders  of the  offered certificates as described under "--Interest Distributions."

         INTEREST  REMITTANCE  AMOUNT--With  respect to any  distribution  date and loan  group,  the portion of the
Available  Distribution  Amount for that  distribution  date  attributable  to interest  received or advanced  with respect to such loan group.

         NET MORTGAGE  RATE--With  respect to any mortgage  loan,  the mortgage rate thereon minus the servicing fee rate.

         NOTIONAL  AMOUNT--As  of any  date  of  determination,  the  Notional  Amount  of  any  class  of  Notional
Certificates is equal to the aggregate  Certificate  Principal Balance (or portion thereof) of the related class or classes  of  certificates  described  in the final  term  sheet  immediately  prior to that  date.  Reference  to a
Notional  Amount is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         NOTIONAL  CERTIFICATES--Any  class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance (or portion thereof) of the class or classes of certificates.

         OPTIONAL  TERMINATION  DATE--The  distribution  date on which the aggregate Stated Principal Balance of the mortgage  loans  then held by the trust  fund is less than 10% of the  aggregate  Stated  Principal  Balance of the mortgage  loans as of the Cut-off Date after  deducting  payments of principal  due during the month of the Cut-off
Date.

         PRINCIPAL  ALLOCATION  AMOUNT--Except  as  may  be  provided  in  any  final  term  sheet  for a  class  of certificates,  with respect to any  distribution  date,  the sum of (a) the  Principal  Remittance  Amount for that distribution  date,  (b) any  Realized  Losses  covered by amounts  included  in clause (iv) of the  definition  of
Principal  Distribution  Amount and (c) the  aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar month preceding that distribution date.

         PRINCIPAL  DISTRIBUTION  AMOUNT--Except  as  may be  provided  in any  final  term  sheet  for a  class  of certificates,  with  respect  to any  distribution  date,  the  lesser  of (a)  the  excess  of (i)  the  Available
Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                  (i)      the principal portion of all scheduled monthly payments on the mortgage        loans
         received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage  loans,  or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as required by the pooling and
         servicing agreement during the preceding calendar    month;

                           (iii)    the  principal  portion of all other  unscheduled  collections  received on the mortgage loans during the preceding calendar month other than Subsequent  Recoveries,  including,  without limitation,  Insurance Proceeds,  Liquidation Proceeds and full and partial Principal  Prepayments made by the  respective  mortgagors,  to the  extent not  distributed  in the  preceding  month or, in the case of
         Principal Prepayments in full, during the related Prepayment Period;

                           (iv)     the principal  portion of any Realized Losses incurred,  or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date; and

                           (v)      the principal  portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

                           minus

                           (vi)     any related Capitalization Reimbursement Amount.

                  In no event will the Principal  Distribution  Amount on any  distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         PRINCIPAL  REMITTANCE  AMOUNT--With  respect to any distribution  date, the sum of the amounts described in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition of Principal  Distribution  Amount for that  distribution date.

         RECORD  DATE--With  respect  to any  distribution  date,  and (a) the  Adjustable  Rate  Certificates,  the business day immediately prior to such  distribution  date, as long as such  certificates are  DTC-registered;  (b)
for all other classes of  certificates,  the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

         SENIOR  ENHANCEMENT  PERCENTAGE--Except  as  may be  provided  in any  final  term  sheet  for a  class  of certificates,  with  respect to any  distribution  date,  the  percentage  obtained by dividing  (x) the  aggregate
Certificate  Principal  Balance of the Class M Certificates  and Class B Certificates,  by (y) the aggregate Stated
Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         SEQUENTIAL  TRIGGER  EVENT--If  and to  the  extent  provided  in any  final  term  sheet  for a  class  of certificates,  a  Sequential  Trigger  Event is in effect  with  respect to any  distribution  date if,  prior to a specified  distribution  date, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate  Stated Principal  Balance as of the cut-off date exceeds the applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE--Except  as may be  provided  in any  final  term  sheet for a class of certificates,  with respect to any  distribution  date on or after the Stepdown Date, the arithmetic  average,  for each of the  three  distribution  dates  ending  with such  distribution  date,  of the  fraction,  expressed  as a percentage,  equal to (x) the aggregate  Stated  Principal  Balance of the mortgage  loans that are 60 or more days delinquent  in  payment  of  principal  and  interest  for that  distribution  date,  including  mortgage  loans in foreclosure and REO, over (y) the aggregate Stated Principal  Balance of the mortgage loans  immediately  preceding that distribution date.

         STATED PRINCIPAL  BALANCE--With  respect to any mortgage loan and as of any distribution  date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled  principal  payments due during the month of the cut-off date and (ii) any amount by which the  outstanding  principal  balance  thereof has been  increased  pursuant to a servicing  modification,  minus (b) the sum of (i) the  aggregate  of the  principal portion  of the  scheduled  monthly  payments  due with  respect  to that  mortgage  loan  during  each due  period commencing  on the first due period after the cut-off  date and ending with the due period  related to the previous distribution  date  which  were  received  or with  respect  to which  an  advance  was  made,  (ii) all  Principal
Prepayments with respect to such mortgage loan and all Liquidation  Proceeds and Insurance Proceeds,  to the extent applied by the master  servicer as  recoveries of principal,  in each case which were  distributed  on any previous distribution  date,  and (iii) any Realized Loss  allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN  DATE--The  earlier  to occur of (a) the  distribution  date on which  the  aggregate  Certificate
Principal  Balance of the Class A Certificates has been reduced to zero and (b) the distribution  date which is the later to occur of (i) the  distribution  date as set forth in the final term sheet for a class of certificates  and
(ii) the  first  distribution  date on which  the  Senior  Enhancement  Percentage  is  equal  to or  greater  than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE--With respect to each class of offered certificates and Class B Certificates,  if any, the respective approximate percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER  EVENT--A  Trigger  Event is in  effect  with  respect  to any  distribution  date on or after  the
Stepdown  Date if  either  (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date  exceeds  the percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of  certificates for that  distribution  date or (b) the aggregate  amount of Realized  Losses on the mortgage loans as a percentage of the  initial  aggregate  Stated  Principal  Balance of the  mortgage  loans as of the cut-off  date  exceeds the applicable amount set forth in the final term sheet for a class of certificates.

         INTEREST DISTRIBUTIONS

         Interest  distributions  will be as described in any final term sheet for a class of certificates.  Except as provided in any final term sheet for a class of certificates,  on each distribution  date,  holders of the Class
A Certificates will be entitled to receive interest  distributions from the related Interest  Remittance Amount, on a pro rata basis, in an amount equal to the Accrued  Certificate  Interest thereon for that  distribution date plus any Accrued  Certificate  Interest,  together with interest  thereon at the related  Pass-Through  Rate,  remaining unpaid from any prior distribution date.

         Except as  provided  in any final  term  sheet for a class of  certificates,  on each  distribution  date, holders of each class of the Class M Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon at the related  Pass-Through Rate, to the extent of the Available  Distribution  Amount  remaining after  distributions  of interest to the Class A Certificates and distributions of interest and principal to any class of Class M Certificates with a higher payment priority.

         Prepayment  Interest  Shortfalls  will  result  because  interest  on  prepayments  in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the  related  mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the master  servicer,  but only to the extent these Prepayment  Interest  Shortfalls do not exceed Eligible Master Servicing  Compensation.  On any distribution date,  Eligible Master Servicing  Compensation will be applied to cover Prepayment Interest Shortfalls.

         Any interest  shortfalls  resulting  from the failure of the provider of any yield  maintenance or similar agreement to make payments  pursuant to such  agreement,  if any, will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

         DETERMINATION OF LIBOR

         LIBOR for any class of Adjustable  Rate  Certificates  and any Interest  Accrual Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee and as to any Interest  Accrual  Period,  LIBOR will equal the rate for United States dollar  deposits for one month which appears on the Reuters  Screen LIBOR01 page as of 11:00
A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment  date.  Reuters Screen LIBOR01 page means the display  designated as page LIBOR01 on the
Reuters Screen or any other page as may replace  LIBOR01 page on that service for the purpose of displaying  London interbank  offered  rates of major  banks.  If the rate  does not  appear  on that  page or any  other  page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying LIBOR or  comparable  rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference bank rate as described below.

         The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks,  which shall be three  major  banks that are engaged in  transactions  in the
London interbank market,  selected by the trustee after  consultation with the master servicer.  The reference bank rate will be  determined  as of 11:00 A.M.,  London  time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate Certificates
then  outstanding.  The trustee will request the principal  London office of each of the reference banks to provide a quotation of its rate. If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of the Adjustable Rate Certificates then  outstanding.  If no quotations can be obtained,  the rate will be
LIBOR for the prior  distribution  date;  provided  however,  if, under the  priorities  listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the  master  servicer's  subsequent  calculation  of the pass-through  rates  applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

         PREPAYMENT CHARGES

         To the extent set forth in a final term sheet for a class of  certificates,  a class of  certificates  for any series may be entitled to receive on each distribution  date any prepayment  charges payable in connection with certain  principal  prepayments  on the  mortgage  loans,  unless  such  prepayment  charges  are waived as further described below and are not otherwise required to be paid by the master servicer.

         The amount available for distribution to the holders of a class of certificates,  if any,  entitled to the prepayment  charges on any  distribution  date in  respect of  prepayment  charges is  determined  by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws  restrict the  imposition  of  prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that prepayment  charges and late fees may not be  collected  even on mortgage  loans that  provide for the  payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on a class of  certificates  entitled to prepayment charges.  See  "Certain  Legal  Aspects  of  Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
Prepayments" in the related base prospectus.

         Pursuant to the pooling and  servicing  agreement,  if a class of  certificates  is entitled to prepayment charges,  the master  servicer  is not  permitted  to waive (or permit a servicer to waive) any  prepayment  charge
unless:  (i)  the  enforceability  thereof  shall  have  been  limited  by  bankruptcy,   insolvency,   moratorium,
receivership  and other similar laws relating to  creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment  charge is enforced,
(iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage loans and relates to a default or a  reasonably  foreseeable  default  and would,  in the  reasonable  judgment of the master servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage  loan.  The master  servicer is not permitted to waive a prepayment  charge in connection  with a refinancing  of a  mortgage  loan  that  is not  related  to a  default  or a  reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.  If the master  servicer is not  allowed or required to waive (or permit the  servicer to waive)
the  prepayment  charge,  the amount is  required  to be  remitted  by the master  servicer;  otherwise  the master servicer will not have any  obligation  to make any payments  from its own funds in respect of prepayment  charges.
See  "Risk  Factors  -   Certificates   entitled  to  prepayment   charges"  and  "Certain   Yield  and  Prepayment
Considerations" herein."

         PRINCIPAL DISTRIBUTIONS

         Principal  distributions  will be as  described  in any  final  term  sheet  for a class of  certificates.
Except as  provided  in any final  term  sheet for a class of  certificates,  holders  of each class of the Class A
Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the Available
Distribution  Amount  remaining after the Interest  Distribution  Amount is distributed and in the manner set forth below, a distribution  allocable to principal equal to the related Group Principal  Distribution Amount.  Except as provided in any final term sheet for a class of  certificates,  each Group  Principal  Distribution  Amount will be distributed  to each  class of  related  Class A  Certificates,  on a pro rata  basis,  in  accordance  with  their respective  Certificate Principal Balances,  until the aggregate Certificate Principal Balance of each class of the
Class A  Certificates  has been  reduced to zero;  provided,  however,  that if a  Sequential  Trigger  Event is in effect,  each  Group  Distribution  Amount  will be  distributed  sequentially  to each  class of  related  Class A
Certificates,  in order of their numerical  designations,  in each case until the certificate  principal balance of such class has been reduced to zero.

         Except as  provided  in any final  term  sheet for a class of  certificates,  holders of each class of the
Class M  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the
Available  Distribution Amount remaining after the sum of the Interest  Distribution  Amount, the Class A Principal
Distribution  Amount and the Class M Principal  Distribution  Amount for any class of Class M  Certificates  with a lower numerical class  designation has been  distributed,  the related Class M Principal  Distribution  Amount,  in reduction of the  Certificate  Principal  Balance of that class,  until the Certificate  Principal  Balance of that class has been reduced to zero.

         ALLOCATION OF LOSSES

         Except as otherwise  provided in any final term sheet for a class of  certificates,  Realized  Losses with respect to the mortgage loans will be allocated or covered as follows:

                  o        first,  to each class of the Class B  Certificates,  sequentially,  in inverse  order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        second,  to each class of the Class M  Certificates,  sequentially,  in inverse order of
their numerical designation, until the Certificate Principal Balance thereof has         been reduced to zero;

                  o        third,  for losses with respect to any loan group,  to the related Class A  Certificates in the order as set forth in any final term sheet for such class of certificates,  until the Certificate  Principal
Balance thereof has been reduced to zero;;

         With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through  foreclosure  sale, disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of foreclosure,  or otherwise,  the amount of loss  realized,  if any, will equal the portion of the Stated  Principal
Balance  remaining,  if any,  plus interest  thereon  through the date of  liquidation,  after  application  of all amounts  recovered,  net of amounts  reimbursable  to the master  servicer  or the  subservicer  for  Advances  and expenses,  including  attorneys' fees,  towards interest and principal owing on the mortgage loan. These losses are referred to in this term sheet supplement as Realized Losses.

         The principal  portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be allocated in reduction of its  Certificate  Principal  Balance,  until reduced to zero. The interest  portion of any Realized Loss,  other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be  allocated  in  reduction  of its  Accrued  Certificate  Interest  for  the  related distribution  date.  In  addition,  any  allocation  of a Realized  Loss may be made by  operation  of the  payment priority for the certificates set forth in this term sheet supplement.

         In order to maximize the  likelihood  of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each distribution  date, holders of each class of the Class
A  Certificates  have a  right  to  distributions  of  each  of the  Interest  Distribution  Amount  and  Principal
Distribution  Amount  that is  prior  to the  rights  of the  holders  of the  Class  M  Certificates  and  Class B
Certificates, if any.

         The priority of payments  among the Class M  Certificates,  as  described  in this term sheet  supplement, also has the effect during certain  periods,  in the absence of losses,  of decreasing  the percentage  interest in the trust  evidenced by any class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing, relative  to its  Certificate  Principal  Balance,  the  subordination  afforded  to  such  class  of the  Class  M
Certificates  and any  class  of  related  Class M  Certificates  with a lower  payment  priority  and the  Class B
Certificates.

         In  addition,  in  instances  in  which  a  mortgage  loan  is in  default  or if  default  is  reasonably foreseeable,  and if determined by the master  servicer to be in the best interest of the  certificateholders,  the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under  "Description of the  Certificates--Servicing  and  Administration of Mortgage
Collateral"  in the related base  prospectus.  However,  the master  servicer's  and the  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the following.
Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized amounts added to the mortgage  loan,  will be required to be fully  amortized  over the term of the mortgage  loan.
All  capitalizations  are to be  implemented  in accordance  with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been  approved by the master  servicer  for that  purpose.  The final maturity of any mortgage loan  included in the trust  established  for any series shall not be extended  beyond the assumed final  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing  the mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the applicable cut-off date and (ii) the Servicing Fee Rate.

         ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received  on the  business  day next preceding the related determination date.

         These  Advances  are  required to be made on mortgage  loans  included  in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable  from related late  collections,
Insurance  Proceeds or Liquidation  Proceeds.  Recoverability is determined in the context of existing  outstanding arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged property.  The  purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances with  respect to  reductions  in the amount of the  monthly  payments  on the  mortgage  loans due to Debt  Service
Reductions or the  application of the Relief Act or similar  legislation  or  regulations.  In connection  with the failure by the related mortgagor to make a balloon payment, to the extent deemed  recoverable,  the master servicer will Advance an amount equal to the monthly  payment for such  balloon loan due prior to the balloon  payment.  Any failure by the master  servicer to make an Advance as required  under the pooling and  servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master servicer, will be obligated to make any Advance,  in  accordance  with the terms of the pooling and  servicing  agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any Advances  previously made which are deemed by the master servicer to be  nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account with respect to the related loan group prior to distributions on the offered certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same  provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

         LIMITED MORTGAGE LOAN REPURCHASE RIGHT

         The pooling and  servicing  agreement  will provide that  Residential  Funding  Company,  LLC,  through an affiliate,  will have the option at any time to  purchase  any of the  mortgage  loans from the trust at a purchase price  equal to the  greater  of par plus  accrued  interest  or the fair  market  value of each  mortgage  loan so purchased,  up to a maximum of five  mortgage  loans.  In the event that this  option is  exercised  as to any five mortgage loans in the aggregate,  this option will thereupon  terminate.  Any such optional  purchase may result in the imposition on the trust of a tax on "prohibited  transactions" (as defined in Section  860F(a)(2) of the Code), depending on the circumstances of the optional purchase.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o        the rate and timing of  principal  payments  on the  mortgage  loans in the  related  loan group or groups
              included  in  the  trust   established  for  that  series,   including   prepayments,   defaults  and
              liquidations, and repurchases due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        realized  losses  and  interest  shortfalls  on the  mortgage  loans in the  related  loan group or groups included in the trust established for that series;

o        the pass-through  rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series

o        to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of certificates intended to be the beneficiary of a yield maintenance  agreement,  payment, if any, made pursuant to such agreement; and

o        the purchase price paid for the offered certificates of that series.

         For  additional   considerations  relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The  yields  to  maturity  and the  aggregate  amount  of  distributions  on  each  class  of the  offered certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group or groups  included in the trust  established  for that series.  The yields may be adversely affected by a higher or lower than  anticipated  rate of principal  payments on the  mortgage  loans in the related loan group or groups in the trust  established  for that  series.  The rate of  principal  payments on the mortgage loans will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  including  any  initial interest  only  periods,  the rate and timing of mortgagor  prepayments  on the  mortgage  loans,  liquidations  of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the related  mortgage loans may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In addition,  the rate of  prepayments  of the related  mortgage  loans and the yields to  investors  on the related  certificates  may be affected  by  refinancing  programs,  which may include  general or  targeted  solicitations,  as  described  under
"Maturity and Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal payments on the  mortgage  loans will depend on future  events and on a variety of factors,  as  described  in this term  sheet  supplement  and in the  related  base  prospectus  under  "Yield  Considerations"  and  "Maturity  and
Prepayment  Considerations",  no assurance  can be given as to the rate or the timing of principal  payments on the offered  certificates.  The  yields  to  maturity  and  rate  and  timing  of  principal  payments  on the  offered certificates  will only be affected by the rate of timing of payments  on the  mortgage  loans in the related  loan group, except under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments and full  prepayments,  which may have a substantial effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless  otherwise  specified in the final term sheet,  the prepayment  charges will not be available for distribution on the offered certificates.

         To the  extent  set forth in any final  term sheet for a class of  certificates,  all  prepayment  charges collected  with  respect to the  mortgage  loans will be paid to the  holders of a class of  certificates,  if any, entitled to prepayment  charges.  In any event,  prepayment  charges will not be available for  distribution on any other offered  certificates.  The amount  available for  distribution  to the holders of the class of  certificates entitled to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors  in connection  with  principal  prepayments  on the mortgage loans during the prepayment  period  applicable to such  distribution  date.  Generally,  each  prepayment charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage  loan. In addition,  under certain instances,  the master servicer may waive the payment of the prepayment  charges.  The yield to maturity on a class of  certificates  entitled  to  prepayment  charges  will  depend  on the rate and  timing  of  receipt  of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may  fluctuate  significantly over time.  Investors should conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the performance of a class of certificates  entitled to those charges.  Further, some state laws restrict the imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on  mortgage  loans that  provide for the  payment of these  charges.  In that  event,  these  amounts  will not be available  for  distribution  on the class of  certificates  entitled to  prepayment  charges.  See "Certain  Legal
Aspects of Mortgage  Loans and  Contracts--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the related  offered  certificates  of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related mortgage pool.  Factors  affecting  prepayment,  including  defaults and liquidations,  of mortgage  loans include  changes in  mortgagors'  housing  needs,  job  transfers,  unemployment, mortgagors'  net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below  the  mortgage  rates  on the  related  mortgage  loans,  the rate of  prepayments,  including refinancings,  would be expected to increase.  Also,  when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates,  there may be an increase in prepayments,  particularly if the new adjustable rate is higher than the fixed rate.  Conversely,  if  prevailing  mortgage  rates rose  significantly  above the related mortgage rates on the mortgage  loans,  the rate of prepayments on the related  mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the  certificates.  In general,  defaults on mortgage  loans are expected to occur with greater  frequency in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans, the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced  by  mortgage  loans that  satisfy  the  standards  applied by Fannie Mae and  Freddie Mac first mortgage  loan  purchase  programs,  or by  Residential  Funding for the  purpose of  acquiring  mortgage  loans to collateralize  securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For example,  the rate of default on mortgage  loans that are secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers whose  income  is  not  required  to  be  provided  or  verified,  mortgage  loans  made  to  borrowers  with  high debt-to-income  ratios,  and  mortgage  loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Maturity and Prepayment  Considerations"  in the related base prospectus.  Also,  because borrowers of balloon loans are required to make a relatively  large single payment upon  maturity,  it is possible that the default risk associated  with balloon loans is greater than that  associated with fully  amortizing  mortgage  loans.  See "Risk
Factors" in this term sheet supplement.

         The mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most  of the  mortgage  loans  contain  due-on-sale  clauses.  The  terms  of the  pooling  and  servicing agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any  due-on-sale  clause to the  extent it has  knowledge  of the  conveyance  or the  proposed  conveyance  of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

         ALLOCATION OF PRINCIPAL PAYMENTS

         Some of the  mortgage  loans  included  in the trust  established  for any series may have  interest  only periods of varying  duration.  During this period,  the payment made by the related  borrower  will be less than it would be if the  mortgage  loan  amortized.  In  addition,  the  mortgage  loan  balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these mortgage loans during their interest only period except in the case of a prepayment.

         In the case of mortgage  loans with an initial  interest  only  period,  after the initial  interest  only period,  the  scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in  increased delinquencies  by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not amortizing  during the early years of these  mortgage  loans.  Although  the amount of  principal  included in each scheduled  monthly  payment for a traditional  mortgage  loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest  only period,  which may result in higher  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  related  mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

         Sequentially  Paying  Certificates:  The Senior  Certificates  are  entitled to receive  distributions  in accordance  with various  priorities  for payment of  principal.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of certificates  with a later  priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the commencement of principal distributions on those classes.

         Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or
Class B Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the  mortgage  loans  included  in the trust established  for that series and the timing of those losses because  certain  amounts of losses that are covered by subordination  will be allocated to that class of Class M Certificates  or Class B  Certificates.  After the Credit
Support  Depletion  Date,  the yield to  maturity of any class of Senior  Support  Certificates  will be  extremely sensitive to losses on the mortgage loans,  and the timing thereof,  because certain losses that would be allocable to the related  class or classes of Super Senior  Certificates  will be  allocated  to related  class or classes of
Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yield to maturity and the  aggregate  amount of  distributions  on each class of offered  certificates will be affected by the timing of borrower  defaults  resulting in Realized  Losses on the related  mortgage loans, to the extent  such  losses are not  covered by credit  support in the form of the  subordination  provided  to any class of Super Senior Certificates by a class of related Senior Support  Certificates,  the Class A Certificates by
the Class M  Certificates  and the Class B  Certificates,  and,  with respect to any Class M  Certificates,  by any
Class M Certificates with a lower payment priority and the Class B Certificates.

         The amount of  interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any  interest  shortfalls  on the  mortgage  loans  with  respect  to the  related  loan group or groups included  in the trust  established  for that  series to the extent not covered by the  Eligible  Master  Servicing
Compensation  as  described  in this term  sheet  supplement.  These  shortfalls  will not be offset by the  master servicer or  otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest
Shortfalls.  Prepayment Interest  Shortfalls will only be covered by Eligible Master Servicing  Compensation to the extent described in this term sheet  supplement.  See "Description of the  Certificates--Interest  Distributions" in
this term sheet supplement for a discussion of possible shortfalls in the collection of interest.

         The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the outstanding  class or classes of certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the Mortgage  Pool--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than anticipated at the time of purchase.

         PASS-THROUGH RATES

         The  Pass-Through  Rates on each class of offered  certificates is based, or subject to a cap equal to, on the weighted  average of the Net Mortgage  Rates of the related  mortgage  loans.  Consequently,  the prepayment of mortgage  loans with higher  mortgage  rates may result in a lower  Pass-Through  Rate on those  classes of offered certificates.

         ASSUMED FINAL DISTRIBUTION DATE

         The  assumed  final  distribution  date with  respect to each class of the  offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement for that series.  No event of  default,  change in the  priorities  for  distribution  among the  various  classes  or other provisions  under the pooling  and  servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the  investor of each dollar  distributed  in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced  by, among other things, the rate at which  principal of the  mortgage  loans is paid,  which may be in the form of scheduled  amortization, prepayments or liquidations.

         Prepayments  on mortgage  loans are  commonly  measured  relative to a prepayment  standard or model.  For example,  CPR,  represents a constant  rate of prepayment  each month  relative to the then  outstanding  principal balance  of a pool  of  mortgage  loans.  CPR  does  not  purport  to be a  historical  description  of  prepayment experience or a prediction of the  anticipated  rate of  prepayment  of any pool of mortgage  loans,  including the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR.

         Moreover,  the diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans in the related  mortgage  pool could  produce  slower or faster  principal  distributions  than  indicated  at the various constant  percentages  of CPR,  even if the  weighted  average  remaining  term to maturity  and  weighted  average mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determination  as to  anticipated  rates of  prepayment  on the mortgage  loans in the related loan group under a  variety  of  scenarios.  Any  difference  between  the  assumptions  and the  actual  characteristics  and performance  of the mortgage  loans,  or actual  prepayment  or loss  experience,  will affect the  percentages  of initial  Certificate  Principal  Balances  outstanding  over time and the weighted  average lives of the classes of offered certificates.

         ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates  of that series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in  connection  with the  purchase of the
Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income
Tax  Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                              POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of August 1,
2007, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and
Deutsche Bank Trust Company  Americas,  as trustee.  Reference is made to the related base prospectus for important information  in addition to that described  herein  regarding the terms and conditions of the pooling and servicing agreement  and  the  offered  certificates  for  each  series.  The  offered  certificates  of any  series  will be transferable  and  exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any series  without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement  for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,  Inc.,  8400  Normandale Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.

         Under the pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

         CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint Wells Fargo Bank, N.A. ("Wells  Fargo"),  to serve as custodian of the mortgage  loan files  pursuant to the pooling and  servicing  loans.  The  custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility  for the mortgage files.  With respect to any series issued before June 2006,  the custodian  will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian has access to these  vaults.  A shelving and filing system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

         With respect to any series  issued during or after June 2006,  Residential  Funding is required to deliver only the notes to the  custodian.  The mortgage  notes (and any contents of a mortgage  loan file  delivered to the custodian)  may be  maintained  in vaults at the premises of the sponsor or an  affiliate of the sponsor.  If these documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing  system will  segregate  the files  relating to the  mortgage  loans from other assets serviced by the sponsor.

         Wells Fargo will act as custodian of the  mortgage  files  pursuant to the  custodial  agreement.  In that capacity,  Wells Fargo is  responsible  to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the  certificateholders.  Wells Fargo will maintain each mortgage loan file in a separate  file  folder  marked  with a unique  bar code to  assure  loan-level  file  integrity,  and to  assist in inventory  management,  files are  segregated  by  transaction  or  investor.  Wells Fargo has been  engaged in the mortgage  document custody business for more than 25 years.  Wells Fargo maintains  document custody  facilities in its Minneapolis,  Minnesota  headquarters and in three regional  offices located in Richfield,  Minnesota,  Irvine,
California,  and Salt Lake City, Utah. As of June 30, 2006,  Wells Fargo maintains  mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

o             receiving funds from subservicers;
o             reconciling servicing activity with respect to the mortgage loans;
o             calculating remittance amounts to certificateholders;
o             sending remittances to the trustee for distributions to certificateholders;
o             investor and tax reporting;
o             coordinating loan repurchases;
o             oversight of all servicing activity, including subservicers;
o             following  up with  subservicers  with  respect to mortgage  loans that are  delinquent  or for which servicing decisions may need to be made;
o             approval of loss mitigation strategies;
o             management  and  liquidation  of  mortgaged  properties  acquired by  foreclosure  or deed in lieu of foreclosure; and
o             providing  certain  notices and other  responsibilities  as  detailed  in the  pooling and  servicing agreement.

              The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see "Sponsor and Master  Servicer"
in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement-Rights  Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o             communicating with borrowers;
o             sending monthly remittance statements to borrowers;
o             collecting payments from borrowers;
o             recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their loans (i.e.
              repayment plan, modification, foreclosure, etc.);
o             accurate and timely  accounting,  reporting and remittance of the principal and interest  portions of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
o             accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o             accurate and timely reporting of negative amortization amounts, if any;
o             paying escrows for borrowers, if applicable;
o             calculating and reporting payoffs and liquidations;
o             maintaining an individual file for each loan; and
o             maintaining  primary  mortgage  insurance  commitments or  certificates  if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC. The  subservicing  agreement  between the Master  Servicer  and  Homecomings provides  that  Homecomings  will provide all of the services  described in the  preceding  paragraph.  Homecomings converted  from a Delaware  corporation  to a Delaware  limited  liability  company on October 6, 2006 and has been servicing  mortgage  loans  secured  by first  liens on  one-to  four-family  residential  properties  since  1996.
Homecomings was incorporated as a wholly-owned  subsidiary of Residential  Funding Company,  LLC in 1995 to service and originate  mortgage  loans.  In 1996,  Homecomings  acquired  American  Custody  Corporation to begin servicing subprime  mortgage loans, and in 1999 Homecomings  acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described  herein.  After Capstead Inc. was acquired,  Homecomings'  total  servicing  portfolio was  164,000  loans  with an  aggregate  principal  balance  of $25  billion  with 20%  being  subprime.  The three servicing  locations  were  integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first  servicing  operations to service all loan products on one servicing  system.  The  operations of each of the acquired  companies  have  been  integrated  into  Homecomings'  servicing  operations.  Approximately  85%  of the mortgage loans currently  master serviced by Residential  Funding Company,  LLC are subserviced by Homecomings.  As of December 31,  2006,  Homecomings  serviced  approximately  880,500  mortgage  loans with an aggregate  principal balance of  approximately  $128  billion.  In  addition  to  servicing  mortgage  loans  secured by first  liens on one-to-four  family  residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on  residential  properties,  and mortgage  loans made to borrowers  with  imperfect  credit  histories,  and
subprime   mortgage  loans.   Homecomings   also  performs   special   servicing   functions  where  the  servicing
responsibilities  with  respect  to  delinquent  mortgage  loans  that  have  been  serviced  by third  parties  is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities specified above under
"--Subservicer responsibilities."

         Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such outsourcing  will not relieve  Homecomings of any of its  responsibilities  or  liabilities  as a  subservicer.  If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years and for the six  months  ended June 30,  2007.  The  percentages  shown  under  "Percentage
Change from Prior Year" for years 2002 through 2006 represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                          HOMECOMINGS SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS

                                                                                                                                       SIX MONTHS
                                                                 YEAR ENDED DECEMBER 31                                                  ENDED

         VOLUME BY
     PRINCIPAL BALANCE            2002               2003              2004                2005                  2006                   6/30/07

    PRIME MORTGAGES(1)         $27,343,774,000  $29,954,139,212    $31,943,811,060      $44,570,851,126        $67,401,832,594           $72,144,802,385

  NON-PRIME MORTGAGES(2)       $27,384,763,000  $39,586,900,679    $44,918,413,591      $52,102,835,214        $49,470,359,806           $43,013,399,177

           TOTAL               $54,728,537,000  $69,541,039,891    $76,862,224,651      $96,673,686,340      $ 116,872,192,400          $115,158,201,562

    PRIME MORTGAGES(1)                  49.96%           43.07%             41.56%               46.10%                 57.67%                    62.65%

  NON-PRIME MORTGAGES(2)                50.04%           56.93%             58.44%               53.90%                 42.33%                    37.35%

           TOTAL                       100.00%          100.00%            100.00%              100.00%                100.00%                   100.00%

  --------------------------------------------

      PERCENTAGE CHANGE FROM PRIOR YEAR(3)

    PRIME MORTGAGES(1)                   7.09%            9.55%              6.64%               39.53%                 51.22%                         -

  NON-PRIME MORTGAGES(2)                60.71%           44.56%             13.47%               15.99%                (5.05)%                         -

           TOTAL                        28.55%           27.07%             10.53%               25.78%                 20.89%                         -

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                                           SIX MONTHS
                                                                    YEAR ENDED DECEMBER 31                                                    ENDED

          VOLUME BY
      PRINCIPAL BALANCE          2002                 2003                   2004                   2005                2006                 6/30/07

      PRIME MORTGAGES(1)      $7,627,424,000        $7,402,626,296          $7,569,300,685        $7,442,264,087    $11,418,858,741          $11,134,597,105

          NON-PRIME
         MORTGAGES(2)                      -                     -                       -                     -                  -                        -

            TOTAL             $7,627,424,000        $7,402,626,296          $7,569,300,685        $7,442,264,087    $11,418,858,741          $11,134,597,105

      PRIME MORTGAGES(1)             100.00%               100.00%                 100.00%               100.00%            100.00%                  100.00%

          NON-PRIME
         MORTGAGES(2)                      -                     -                       -                     -                  -                        -

            TOTAL                    100.00%               100.00%                 100.00%               100.00%            100.00%                  100.00%

      PERCENTAGE CHANGE FROM PRIOR YEAR(3)

      PRIME MORTGAGES(1)             (4.94)%               (2.95)%                   2.25%               (1.68)%             53.43%                        -

          NON-PRIME
         MORTGAGES(2)                      -                     -                       -                     -                  -                        -

            TOTAL                    (4.94)%               (2.95)%                   2.25%               (1.68)%             53.43%                        -

===================================================================================================================

FIRST LIEN MORTGAGE LOANS

                                                                                                                                             SIX MONTHS
                                                                                                                                   --------------------

                                                                  YEAR ENDED DECEMBER 31                                                      ENDED

        VOLUME BY
     NUMBER OF LOANS                       2002                  2003              2004                  2005                2006               6/30/07

    PRIME MORTGAGES(1)                  125,209               143,645           150,297               187,773             252,493               264,077

        NON-PRIME
       MORTGAGES(2)                     257,077               341,190           373,473               394,776             361,125               316,998

          TOTAL                         382,286               484,835           523,770               582,549             613,618               581,075

    PRIME MORTGAGES(1)                   32.75%                29.63%            28.70%                32.23%              41.15%                45.45%

        NON-PRIME
       MORTGAGES(2)                      67.25%                70.37%            71.30%                67.77%              58.85%                54.55%

          TOTAL                         100.00%               100.00%           100.00%               100.00%             100.00%               100.00%

       PERCENTAGE CHANGE FROM PRIOR YEAR(3)

    PRIME MORTGAGES(1)                  (6.30)%                14.72%             4.63%                24.93%              34.47%                     -

        NON-PRIME
       MORTGAGES(2)                      52.85%                32.72%             9.46%                 5.70%             (8.52)%                     -

          TOTAL                          26.66%                26.83%             8.03%                11.22%               5.33%                     -

===================================================================================================================

                                                                                                                                SIX MONTHS
                                                                                                                    ----------------------

------------------                                      YEAR ENDED DECEMBER 31                                                   ENDED

    VOLUME BY
 NUMBER OF LOANS                2002                 2003            2004                2005                 2006                 6/30/07

PRIME MORTGAGES(1)           217,031              211,585         210,778             199,600              266,900                 255,804

    NON-PRIME
   MORTGAGES(2)                    -                    -               -                   -                    -                       -

      TOTAL                  217,031              211,585         210,778             199,600              266,900                 255,804

PRIME MORTGAGES(1)           100.00%              100.00%         100.00%             100.00%              100.00%                 100.00%

    NON-PRIME
   MORTGAGES(2)                    -                    -               -                   -                    -                       -

      TOTAL                  100.00%              100.00%         100.00%             100.00%              100.00%                 100.00%

------------------------------------

PERCENTAGE CHANGE FROM PRIOR YEAR(3)

PRIME MORTGAGES(1)           (5.20)%              (2.51)%         (0.38)%             (5.30)%               33.72%                       -

    NON-PRIME
   MORTGAGES(2)                    -                    -               -                   -                    -                       -

      TOTAL                  (5.20)%              (2.51)%         (0.38)%             (5.30)%               33.72%                       -

===================================================================================================================
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
      Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

         GMAC  Mortgage,  LLC.  GMAC  Mortgage,  LLC,  referred  to in this term sheet  supplement  as GMACM,  is a
Delaware limited liability company and a wholly-owned  subsidiary of GMAC Residential  Holding Company,  LLC, which is a  wholly-owned  subsidiary of Residential  Capital,  LLC  ("ResCap").  ResCap is a Delaware  limited  liability company and a wholly-owned  subsidiary of GMAC Mortgage  Group,  LLC,  which is a  wholly-owned  subsidiary of GMAC
LLC, referred to in this prospectus supplement as GMAC.

                  GMAC Mortgage Corporation, a Pennsylvania corporation, merged into GMACM on October 25, 2006.

                  GMAC Mortgage Corporation began acquiring,  originating and servicing  residential mortgage loans in 1985 through its  acquisition  of Colonial  Mortgage  Service  Company,  which was formed in 1926,  and the loan administration,  servicing  operations and portfolio of Norwest  Mortgage,  which entered the residential  mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

         GMACM  maintains  its  executive  and  principal   offices  at  1100  Virginia  Drive,   Fort  Washington,
Pennsylvania 19034.  Its telephone number is (215) 682-1000.

         In addition,  GMACM purchases  mortgage loans originated by GMAC Bank, which is wholly owned by IB Finance
Holding  Company,  LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly known as
GMAC  Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in 2001. As of November 22, 2006,  GMAC
Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

         GMACM  generally  retains the  servicing  rights with respect to loans it sells or  securitizes,  and also occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans
(and does not hold the corresponding mortgage servicing right asset).

         As of the six months ended June 30,  2007,  GMACM acted as primary  servicer  and owned the  corresponding servicing  rights on  approximately  2,271,474 of residential  mortgage loans having an aggregate  unpaid principal balance  of  approximately  $284  billion,  and  GMACM  acted as  subservicer  (and  did not own the  corresponding servicing  rights) on  approximately  334,864  loans having an  aggregate  unpaid  principal  balance of over $70.5 billion.

         The  following  tables set forth the dollar  amount of  mortgage  loans  serviced by GMACM for the periods indicated,  and the number of such loans for the same  period.  GMACM was the  servicer of a  residential  mortgage loan portfolio of  approximately  $153.6  billion,  $13.9  billion,  $17.6 billion and $7.0 billion during the year ended  December  31,  2003  backed  by prime  conforming  mortgage  loans,  prime  non-conforming  mortgage  loans, government  mortgage loans and second-lien  mortgage loans  (including home equity lines of credit),  respectively.
GMACM was the servicer of a residential  mortgage loan portfolio of  approximately  $211.5 billion,  $32.0 billion,
$18.2  billion and $22.8  billion  during the six months  ended June 30, 2007 backed by prime  conforming  mortgage loans, prime  non-conforming  mortgage loans,  government mortgage loans and second-lien  mortgage loans (including home equity  lines of credit),  respectively.  The  percentages  shown  under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between  the  current  and prior year  volume  over (b) the prior year volume.

                                  GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

                                                  ($ IN MILLIONS)

                                                                                                          FOR THE SIX
                                                                                                         MONTHS ENDED
                                                      FOR THE YEAR ENDED DECEMBER 31                       JUNE 30,

                                          2003             2004             2005            2006             2007
Prime conforming mortgage loans
     No. of Loans..................   1,308,284         1,323,249       1,392,870        1,455,919        1,485,410
     Dollar Amount of Loans........    $153,601          $165,521        $186,364         $203,894         $211,462
     Percentage Change
          from Prior Year..........       2.11%            7.76%           12.59%            9.41%            3.71%
Prime non-conforming mortgage loans
     No. of Loans..................      34,041            53,119          69,488           67,462           68,062
     Dollar Amount of Loans........     $13,937           $23,604         $32,385          $32,220          $32,035
     Percentage Change
          from Prior Year..........      11.12%            69.36%          37.20%          (0.51)%          (0.57)%
Government mortgage loans
     No. of Loans..................     191,023           191,844         181,679          181,563          175,588
     Dollar Amount of Loans........     $17,594           $18,328         $18,098          $18,843          $18,166
     Percentage Change
          from Prior Year..........      (16.91)%          4.17%           (1.25)%          4.12%           (3.59)%
Second-lien mortgage loans
     No. of Loans..................     282,128           350,334         392,261          514,085          542,414
     Dollar Amount of Loans........      $7,023           $10,374         $13,034          $20,998          $22,778
     Percentage Change
          from Prior Year..........       5.36%            47.71%          25.64%           61.10%            8.48%
Total mortgage loans serviced
     No. of Loans..................   1,815,476         1,918,546       2,036,298        2,219,029        2,271,474
     Dollar Amount of Loans........    $192,155          $217,827        $249,881         $275,955         $284,441
     Percentage Change
          from Prior Year..........       0.71%            13.36%          14.72%           10.43%            3.08%

-------------------------------------------------------------------------------------------------------------------

...................As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower  inquiries, accounts for principal and interest,  holds  custodial and escrow funds for payment of property taxes and insurance
premiums,   counsels  or  otherwise  works  with  delinquent  borrowers,   supervises   foreclosures  and  property
dispositions  and  generally  administers  the loans.  GMACM  sends  monthly  invoices  or annual  coupon  books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be deducted  automatically  from  bank  accounts  on the same day  every  month or may  take  advantage  of on  demand electronic  payments made over the internet or via phone.  GMACM may, from time to time,  outsource  certain of its servicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as a servicer.

         See "The Pooling and  Servicing  Agreement--Rights  Upon Event of Default" in the related  base  prospectus and "--Certain Other Matters  Regarding  Servicing" for a discussion of material removal,  replacement,  resignation and transfer provisions relating to the master servicer.

         SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage  loan are payable out of the  interest  payments on that  mortgage loan.  The  servicing  fees  relating  to each  mortgage  loan will be a per annum  percentage  of the  outstanding principal  balance of that  mortgage  loan as set forth in the final term  sheet for a class of  certificates.  The servicing  fees  consist of  subservicing  and other  related  compensation  payable to the  subservicer,  and such compensation  paid to the  master  servicer  as the  direct  servicer  of a  mortgage  loan for  which  there is no subservicer.

         The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be any investment  income,  and/or  earnings on amounts on deposit in the Custodial  Account.  The master  servicer is obligated  to pay some  ongoing  expenses  associated  with the trust for any  series  and  incurred  by the master servicer in  connection  with its  responsibilities  under the related  pooling and servicing  agreement.  See "The
Pooling and  Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the related base  prospectus for information  regarding other possible  compensation to the subservicers and for information  regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are payable out of payments on the  mortgage loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.375% per annum of the principal          Subservicers
                                             balance of each mortgage loan serviced
                                             by a subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

         REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series,  a distribution  date statement will be made available to each certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement and, at its option,  any additional  files  containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the pooling and  servicing  agreement  via the  trustee's  internet  website.  See also  "Pooling and  Servicing
Agreement-Reports  to  Certificateholders"  in the related  base  prospectus  for a more  detailed  description  of certificateholder reports.

         VOTING RIGHTS

         There are actions  specified in the related base  prospectus  that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as described in the pooling and  servicing  agreement  for that  series.  The pooling  and  servicing  agreement  for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

         TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and
Servicing  Agreement --Termination;  Retirement  of  Certificates"  in the  related  base  prospectus.  The  master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans  included  in the  trust  established  for any  series  is less  than 10% of the  aggregate  Stated
Principal  Balance of the mortgage loans included in the trust  established  for that series as of the cut-off date for that  series,  after  deducting  payments  of  principal  due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans and other assets in the trust for that series,  thereby  effecting  early retirement  of the offered  certificates  or to  purchase,  in whole but not in part,  the  certificates.  Any such purchase of  mortgage  loans and other  assets of the trust for that  series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair  market  value of the related underlying  mortgaged  properties  with respect to  defaulted  mortgage  loans as to which title to such  mortgaged properties  has been  acquired if such fair market  value is less than such unpaid  principal  balance,  net of any unreimbursed Advance  attributable to principal,  as of the date of repurchase plus (b) accrued interest thereon at the Net  Mortgage  Rate to,  but not  including,  the  first  day of the  month in which  the  repurchase  price is distributed  and (c) in the case of  certificates  related to a swap  agreement,  any payment  related to the early termination of such swap agreement payable to the swap counterparty from the related  supplemental  interest trust, if  applicable,  then  remaining  unpaid or which is due as a result of the exercise of such  option.  The optional termination  price paid by the master  servicer will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans included in the trust  established  for that series,  under the terms of the agreement pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series  relating  to any  optional  termination  will be paid, first, to the Class A  Certificates,  second,  to the Class M Certificates in the order of their payment  priority, third,  to the Class B Certificates,  and fourth,  except as set forth in the pooling and servicing  agreement,  to the Residual  Certificates.  The proceeds of any such  distribution  may not be sufficient  to distribute  the full amount to each class of  certificates  of that  series if the  purchase  price is based in part on the fair  market value of the  underlying  mortgaged  property and the fair market  value is less than 100% of the unpaid  principal balance of the related  mortgage loan.  Any such purchase of the offered  certificates  as discussed  above will be made at a price equal to 100% of the aggregate  Certificate  Principal Balance of the offered certificates plus the
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable pass-through  rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly after the purchase of such certificates  of any series,  the master  servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation  and surrender of the offered  certificates  in connection  with the termination of the trust or a  purchase  of  certificates  for any  series  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately preceding  Interest Accrual Period at the  then-applicable  pass-through  rate, plus any previously  unpaid Accrued
Certificate  Interest and any Prepayment  Interest  Shortfalls.  In addition,  distributions  to the holders of the most  subordinate  class of certificates of that series  outstanding with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust for that series resulting from a purchase of all the assets of that trust.

         THE TRUSTEE

         The trustee  under the  pooling and  servicing  agreement  (as  described  below),  is a national  banking association.  It has served as a trustee for securities  backed by first liens on one- to  four-family  residential properties.  Unless an event of default has occurred and is continuing  under the pooling and servicing  agreement, the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.
If an event of  default  occurs and is  continuing  under the  pooling  and  servicing  agreement,  the  trustee is required to exercise  such of the rights and powers vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting  any optional  termination  of the trust.

         The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                     LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential
Funding Company, LLC, as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor,  the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class  actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the  eventual outcome of any currently  pending legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse  effect on their  ability to perform their  obligations  in relation to the mortgage  loans.  No assurance, however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the  aggregate,  would not have a  material  adverse  impact on  Residential  Funding or  Homecomings.  Any such unfavorable  outcome  could  adversely  affect the ability of  Residential  Funding or  Homecomings  to perform its servicing  duties with  respect to the  mortgage  loans and  potentially  lead to the  replacement  of  Residential
Funding or Homecomings with a successor servicer.

                                          MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the  depositor, will render an opinion to the effect that,  assuming  compliance  with all  provisions of the pooling and servicing agreement,  for  federal  income tax  purposes,  the trust will  qualify as one or more REMICs  under the  Internal
Revenue Code.

         For federal income tax purposes:

o        each class of Residual  Certificates  will represent  ownership of the sole class of "residual  interests"
              in a REMIC; and

o        each class of offered  certificates  will  represent  ownership of "regular  interests" in a REMIC,  which will generally be treated as debt instruments of that REMIC.

              See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  the  offered  certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual of original  issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to
100% of the  prepayment  assumption  used to price the offered  certificates.  No  representation  is made that the
mortgage   loans  will  prepay  at  that  rate  or  at  any  other  rate.   See   "Material   Federal   Income  Tax
Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The  holders  of the  offered  certificates  will be  required  to  include  in income  interest  on their certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the related base prospectus  results in a negative  amount for any period  with  respect to a  certificateholder,  the amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the holder of an offered  certificate may be able to select a method for  recognizing  original issue discount that  differs  from that used by the  master  servicer  in  preparing  reports  to the  certificateholders  and the
Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated for federal  income tax  purposes as having been issued at a premium.  Whether  any  holder of one of those  classes  of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will  depend  on the  certificateholder's  purchase  price  and  the distributions  remaining to be made on the  certificate at the time of its  acquisition  by the  certificateholder.
The use of a zero  prepayment  assumption may be required in calculating the  amortization  of premium.  Holders of those classes of certificates  are encouraged to consult their tax advisors  regarding the possibility of making an election to amortize  such premium.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners oF
REMIC Regular Certificates" and "--Premium" in the related base prospectus.

         The IRS has  issued  the OID  Regulations  under  sections  1271  to  1275 of the  Internal  Revenue  Code generally  addressing the treatment of debt instruments  issued with original issue discount.  Purchasers should be aware that Section  1272(a)(6) of the Internal Revenue Code and the OID Regulations do not adequately  address some issues  relevant to, or  applicable  to,  prepayable  securities  bearing an  adjustable  rate of interest.  In the absence of other authority,  the master servicer intends to be guided by certain  principles of the OID Regulations applicable to adjustable rate debt  instruments in determining  whether offered  certificates  should be treated as issued with original issue discount and in adapting the  provisions of Section  1272(a)(6) of the Internal  Revenue
Code to such  certificates  for the purpose of  preparing  reports  furnished  to  certificateholders  and the IRS.
Because of the  uncertainties  concerning  the  application of Section  1272(a)(6) of the Internal  Revenue Code to
such  certificates  and because the rules relating to debt  instruments  having an adjustable  rate of interest are limited in their  application  in ways that could  preclude  their  application  to such  certificates  even in the absence of Section 1272(a)(6) of the Internal Revenue Code, the IRS could assert that offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having been issued with original  issue  discount.  Prospective  purchasers  are advised to consult their tax advisors  concerning  the tax treatment of such certificates.

         SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The  IRS  has  issued  REMIC   regulations  under  the  provisions  of  the  Internal  Revenue  Code  that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some  residual  interests,  including  the  Residual  Certificates.  The pooling and  servicing agreement will include other provisions regarding the transfer of Residual Certificates, including:

o        the requirement that any transferee of a Residual  Certificate provide an affidavit  representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will  obtain a similar  affidavit  from any person to whom the  transferee shall subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

o        a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell to a purchaser of its choice any  Residual  Certificate  that shall  become  owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and  servicing  agreement,  the Residual  Certificates  may not be  transferred  to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute  noneconomic residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no significant purpose of a transfer is to impede the  assessment  or collection  of tax,  transfers of the Residual  Certificates may be  disregarded  and  purported  transferors  may remain liable for any taxes due relating to the income on the
Residual  Certificates.  All transfers of the Residual  Certificates  will be  restricted  in  accordance  with the terms of the related  pooling and servicing  agreement that are intended to reduce the  possibility of any transfer of a Residual  Certificate being disregarded to the extent that the Residual  Certificates  constitute  noneconomic residual  interests.  See "Material  Federal Income Tax Consequences --REMICs--Taxation  of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000,  although certain of their  provisions apply only to transfers of residual  interests  occurring on or after August 19, 2002.
See   "Material    Federal   Income   Tax   Consequences   --REMICs--Taxation    of   Owners   of   REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The  Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the  earlier  accrual  periods of the term of the  related  REMIC  that  significantly  exceeds  the amount of cash distributions  received by the Residual  Certificateholders  from the related REMIC with respect to those  periods.
Furthermore,  the  tax  on  that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal income taxes  due in the  earlier  years of the  related  REMIC's  term as a result  of their  ownership  of the  Residual
Certificates.  In  addition,  the  required  inclusion of this amount of taxable  income  during a REMIC's  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of
Section 1091 of the Internal  Revenue Code may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for accrual of OID with respect to certain  classes of  certificates  are subject to significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may significantly  affect the timing of OID  deductions  to the related  REMIC and  therefore the amount of the related
REMIC's taxable income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds,  whether directly or indirectly  through certain  pass-through entities,  a Residual  Certificate,  may have  significant  additional  gross  income  with  respect to, but may be limited  on the  deductibility  of,  servicing  and  trustee's  fees and  other  administrative  expenses  properly allocable to the related REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct  those  fees or  expenses  to any  extent in  computing  the  certificateholder's  alternative  minimum  tax
liability.   See  "Material   Federal  Income  Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC  ResiduaL
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

         Effective August 1, 2006,  temporary  regulations issued by the IRS (the  "Temporary  regulations ")  have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a nonresident  alien  individual or foreign  corporation  for purposes of the 30% United States  withholding tax until  paid or  distributed  or when the  REMIC  residual  interest  is  disposed  of.  The  Temporary  regulations accelerate  the time both for reporting of, and  withholding  tax on,  excess  inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after  August 1, 2006.  Under the
Temporary  regulations,  in the case of REMIC  residual  interests  held by a foreign  person  through  a  domestic partnership,  the amount of excess  inclusion  income  allocated to the foreign partner is deemed to be received by the  foreign  partner  on the last day of the  partnership's  taxable  year  except to the  extent  that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section  860G(b)
of the  Internal  Revenue  Code as a result of a  distribution  by the  partnership  to the  foreign  partner  or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest may occur as a result of a  termination  of the REMIC,  a disposition  of the  partnership's  residual  interest in the
REMIC, a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable  share of the  portion  of the REMIC net income or  deduction  allocated  to the  partnership.
Similarly,  in the case of a residual  interest held by a foreign  person  indirectly  as a  shareholder  of a real estate  investment trust or regulated  investment  company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T (cooperatives),  the amount of excess inclusion  allocated to the foreign  person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition,  in the case of excess inclusions allocable to a foreign person as a partner, the Temporary  regulations  eliminate an exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated to withhold on a payment  only to the extent that the  withholding  agent has control  over the payee's  money or property and knows the facts giving rise to the payment.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of Residual Certificates (other than any Class R-X Certificate).

         Purchasers of the Residual  Certificates  are strongly  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield Considerations Applicable Solely
to  the  Residual   Certificates"  in  the  related   prospectus   supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

         TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they  participate  in a  "reportable  transaction."  Organizers  and  sellers of the  transaction  are required to maintain  records  including  investor lists  containing  identifying  information and to furnish those records to the IRS upon demand. A transaction may be a "reportable  transaction"  based upon any of several indicia one or more of which may be present  with  respect to your  investment  in the  certificates.  Congress has enacted provisions that impose significant  penalties for failure to comply with these disclosure  requirements.  Investors in Residual  Certificates  are  encouraged to consult  their own tax advisers  concerning  any possible  disclosure obligation  with respect to their  investment,  and should be aware that the issuer and other  participants  in the transaction  intend to comply with such  disclosure and investor list  maintenance  requirements  as they determine apply to them with respect to this transaction.

         Notwithstanding  any other express or implied agreement to the contrary,  the depositor,  the issuer,  the underwriters  and each recipient of this term sheet  supplement and the related  prospectus  supplement and related base  prospectus  agree  that  each of them and each of their  employees,  representatives,  and other  agents  may disclose,  immediately upon commencement of discussions,  to any and all persons,  without  limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind,  including  opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure.

         PENALTY PROTECTION

         If penalties were asserted  against  purchasers of the offered  certificates in respect of their treatment of the offered  certificates  for tax  purposes,  the summary of tax  considerations  contained,  and the  opinions stated,  herein and in the related  prospectus  supplement and related base  prospectus may not meet the conditions necessary  for  purchasers'  reliance  on that  summary  and those  opinions to  exculpate  them from the  asserted penalties.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

                                                      USE OF PROCEEDS

         The net  proceeds  from the sale of the  offered  certificates  of any  series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust  established for that series or for general  corporate  purposes.  See "Method of Distribution" in this term sheet supplement.

                                                   METHOD OF DISTRIBUTION

         In accordance  with the terms and conditions of the related  underwriting  agreement for any series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates  of that  series will serve as an  underwriter  for each  applicable  class and will agree to  purchase  and the  depositor  will  agree to sell the  Class A  Certificates.  Each  applicable  class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates  for any series. It is expected that delivery of the underwritten certificates,  other than the Residual Certificates,  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the
Residual  Certificates  for any series other than the de minimis  portion  retained by Residential  Funding will be made at the offices of the applicable  underwriter on the closing date for that series against payment  therefor in immediately available funds.

         The Class M  Certificates  may be  offered  by the  depositor  from time to time  directly  or  through an underwriter or agent in one or more negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  However,  there is  currently  no  underwriting  arrangement  in effect for these  certificates.
Proceeds to the depositor  from any sale of the Class M  Certificates  will equal the purchase  price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         In  connection  with the  underwritten  certificates  of any  series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable class of the  underwritten  certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept  delivery of each  applicable  class of the  underwritten  certificates  is subject to,  among other things,  the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending  the effectiveness  of the  depositor's  registration  statement  shall be in effect,  and that no proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  of any series by any applicable  underwriter may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.

         The  underwriter  for any class of any series may effect  these  transactions  by selling  the  applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the  depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The  underwriter  for any class of any series may make a secondary market in the  underwritten  certificates of that series but is not obligated to do
so. There can be no assurance that a secondary  market for the offered  certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         If more than one underwriter  has agreed to purchase  offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

         The primary  source of  information  available to investors  concerning  the offered  certificates  of any series  will be the  monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may  adversely  affect the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates for any series becomes available.

                                                       LEGAL OPINIONS

         Certain legal matters  relating to the  certificates  of any series will be passed upon for the depositor, and  Residential  Funding  Securities,  LLC,  if it is an  underwriter  of that  series,  by Orrick,  Herrington  &
Sutcliffe LLP, New York, New York and for each  underwriter  other than  Residential  Funding  Securities,  LLC, by
Thacher Proffitt & Wood LLP, New York, New York.

                                                          RATINGS

         It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the  ratings  designated  in the final  term  sheet for a class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's
or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of payments  required  under the related  pooling and  servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is  adequate  to  make  payments  required  under  the  related  certificates.  Standard  &  Poor's  rating  on the certificates  of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related  mortgage  loans.  See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

         The rating  assigned by Moody's to the offered  certificates  address the likelihood of the receipt by the offered  certificateholders  of all  distributions  to which they are  entitled  under the  pooling  and  servicing agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  The rating on any class of the  Residual  Certificates  only  addresses  the  return of its  Certificate  Principal  Balance  and interest on that class of the Residual Certificates at the related pass-through rate.

         The ratings do not address the  likelihood  that  prepayment  charges will be paid to holders of any class entitled to prepayment charges.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated  in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any  series,  or,  if it does,  what  rating  would  be  assigned  by any  other  rating  agency.  A rating  on the certificates  of any series by another  rating agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating  agency or rating  agencies  requested by the  depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the offered certificates  of any series are  subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                      LEGAL INVESTMENT

         The offered  certificates  identified  in the final term sheet with respect to such class of  certificates will  constitute  "mortgage  related  securities"  for  purposes of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and,  as such,  are legal  investments  for some entities to the extent  provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the preemption  provisions of SMMEA. The remaining  classes of certificates  will not constitute  "mortgage  related  securities" for purposes of SMMEA.

         One or more  classes of the  offered  certificates  of any series  may be viewed as  "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements  or review by regulatory  authorities  are encouraged to consult with their legal advisors  in  determining  whether  and to  what  extent  any  class  of the  offered  certificates  of any  series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                    ERISA CONSIDERATIONS

         Any fiduciary  that proposes to cause an employee  benefit plan or other  retirement  arrangement  that is subject to Title I of ERISA  and/or to Section  4975 of the Code (an "ERISA  plan") to acquire  any of the  Offered
Certificates  should consult with its counsel about the potential  consequences  under ERISA and/or the Code of the
ERISA plan's  acquisition  and  ownership of those  certificates.  See "ERISA  Considerations"  in the  prospectus.
Section 406 of ERISA and Section 4975 of the Code  prohibit  "parties in interest"  (as defined in Section 3(14) of
ERISA and  "disqualified  persons"  (as  defined in Section  4975(e)(2)  of the Code)  (collectively,  "Parties  in
Interest") with respect to an ERISA plan from engaging in specific  transactions  involving that ERISA plan and its assets unless a statutory,  regulatory or  administrative  exemption  applies to the  transaction.  Section 4975 of the Code imposes  various  excise taxes on prohibited  transactions  involving  ERISA plans and other  arrangements
(including,  but not limited to, individual  retirement  accounts)  described under that Section.  ERISA authorizes the  imposition  of  civil  penalties  for  prohibited  transactions  involving  ERISA  plans  not  subject  to the requirements of Section 4975 of the Code.

         Some employee  benefit  plans,  including  governmental  plans and some church  plans,  are not subject to
ERISA's  requirements.  Accordingly,  assets of those plans may be invested  in the  Offered  Certificates  without regard to the ERISA considerations  described in this prospectus  supplement and in the prospectus,  subject to the provisions of other applicable  federal,  state and local law.  However,  any of these plans that are qualified and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the  prohibited  transaction rules described in Section 503 of the Code.

         Except as noted above,  investments by ERISA plans (excluding plans or other retirement  arrangements that are subject  only to Section 4975 of the Code) are subject to ERISA's  general  fiduciary  requirements,  including the requirement of investment  prudence and  diversification  and the requirement that an ERISA plan's  investments be made in accordance  with the documents  governing the ERISA plan. A fiduciary  that decides to invest the assets of an ERISA plan in the Offered  Certificates should consider,  among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor ("DOL") has granted to RFC an individual  administrative  exemption (the "RFC
Exemption")  from some of the  prohibited  transaction  rules of ERISA and the  related  excise tax  provisions  of
Section  4975 of the Code for the  initial  purchase,  the  holding  and the  subsequent  resale by ERISA  plans of securities,  including certificates,  issued by asset backed entities, including trusts, that consist of particular receivables,  loans  and  other  obligations  that  meet the  conditions  and  requirements  of the RFC  Exemption.
Assuming that the general  conditions of the RFC Exemption are met, the RFC Exemption  applies to certificates that qualify for the RFC  Exemption  and that  represent  interests  in a trust  consisting  of mortgage  loans like the mortgage  loans in the trust.  For a general  description of the RFC  Exemption,  and the  conditions  that must be satisfied for the RFC Exemption to apply, see "ERISA Considerations" in the prospectus.

         In the event that any class of certificates is subject to a Swap Agreement,  the following  considerations will apply to the acquisition of such  certificates.  Any class of certificates  rated at least "BBB-" or "Baa3" by at least one of S&P, Fitch Ratings,  Moody's,  DBRS Limited or DBRS, Inc.  ("Exemption  Eligible  Certificates") at
the time of  acquisition  may be  eligible  for relief  under the RFC  Exemption,  considering  those  certificates without the rights to receive  payments  with  respect to the Swap  Agreement,  if any.  Any person  purchasing  an
Exemption Eligible  Certificate and the right to receive payments with respect to the Swap Agreement,  if any, will have acquired,  for purposes of ERISA, (i) the Exemption Eligible  Certificate without the right to receive related payments from the  Supplemental  Interest  Trust (which will hold the Swap  Agreement if a Swap  Agreement is used)
and (ii) the right to receive  those  payments  from the  Supplemental  Interest  Trust.  The RFC Exemption may not
apply to the  acquisition,  holding or resale of the right to receive  payments with respect to the Swap Agreement, if any, from the Supplemental  Interest Trust.  Accordingly,  the acquisition of the right to receive payments from the  Supplemental  Interest  Trust by an ERISA  plan  could  result  in a  prohibited  transaction  unless  another statutory or administrative  exemption to ERISA's  prohibited  transaction rules is applicable.  Section 408(b)(17)
of ERISA provides a statutory exemption for certain prohibited  transactions  between an ERISA plan and a person or entity that is a Party in Interest to such ERISA plan (other than a Party in Interest  that is a fiduciary,  or its affiliate,  that has or exercises  discretionary  authority or control or renders investment advice with respect to the assets of the ERISA plan  involved  in the  transaction)  solely by reason of  providing  services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate  consideration.  Further,  one or more alternative  exemptions issued by the DOL  ("Investor-Based  Exemptions") may be available with respect to the initial  purchase,  holding  and resale of the right to receive  payments  from the  Supplemental  Interest  Trust, including, but not limited to:

o        Prohibited Transaction Class Exemption ("PTCE") 84-14,  regarding  transactions  negotiated by independent
              "qualified professional asset managers";

o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o        PTCE 91-38, regarding investments by bank collective investment funds;

o        PTCE 95-60, regarding investments by insurance company general accounts; or

o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

         Exemptive  relief may not be available  under any of Section  408(b)(17) of ERISA or those  Investor-Based
Exemptions for all transactions for which exemptive relief is provided by the RFC Exemption.

         In the event that any class of certificates is subject to a Swap  Agreement,  each beneficial  owner of an
Offered  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest  therein,  that as of any date prior to the termination of the Supplemental
Interest Trust,  if any, its  acquisition of the Offered  Certificate and the right to receive (and its receipt of)
payments from the  Supplemental  Interest Trust are eligible for the exemptive  relief available under at least one
Investor-Based  Exemption or other applicable  exemption.  An ERISA plan fiduciary should also consider its general fiduciary  obligations  under ERISA in  determining  whether to purchase any Offered  Certificates  on behalf of an
ERISA plan in reliance upon the RFC Exemption and any Investor-Based Exemption or other exemption.

         Each  beneficial  owner  of  Class  M  Certificates  or any  interest  therein  shall  be  deemed  to have represented,  by virtue of its acquisition or holding of that of that certificate or interest  therein,  that as of any date  following  the  termination  of the  Supplemental  Interest  Trust  either  (i) it is not an  ERISA  plan investor,  (ii) it has not acquired and is holding such Class M Certificates in reliance on the RFC exemption,  and that it understands  that there are certain  conditions to the  availability  of the RFC exemption,  including that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its  equivalent)  by
Standard & Poor's,  Fitch,  Moody's,  DBRS Limited or DBRS, Inc. or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate  or  interest  therein is an  "insurance  company  general account," as such term is defined in PTCE 95-60, and (3) the conditions of PTCE 95-60 have been satisfied.

         The  rating  of a  security  may  change.  If a class of  certificates,  such as the  subordinate  Offered
Certificates,  is no  longer  rated at least  BBB- or Baa3 by at least one of S&P,  Fitch  Ratings,  Moody's,  DBRS
Limited or DBRS,  Inc.,  certificates  of that class will no longer be eligible for relief under the RFC  Exemption
(although an ERISA plan that had purchased  the Offered  Certificate  when it had an investment  grade rating by at least one of S&P, Fitch  Ratings,  Moody's,  DBRS Limited or DBRS,  Inc. would not be required by the RFC Exemption to dispose of it).  Consequently,  transfers of any subordinate  Offered  Certificates rated below investment grade
(collectively,  "ERISA Restricted Offered  Certificates")  will not be registered by the Trustee unless the Trustee receives the following:

o        a representation  from the transferee of the ERISA Restricted Offered  Certificates,  acceptable to and in form and  substance  satisfactory  to the Trustee,  to the effect that that  transferee is neither an
              ERISA  plan nor a person  acting  on behalf  of,  or using the  assets  of,  any such  ERISA  plan or arrangement to effect the transfer;

o        if the purchaser is an insurance  company,  a  representation  that the purchaser is an insurance  company which is purchasing  ERISA  Restricted  Offered  Certificates  with funds  contained in an "insurance company  general  account,"  as that term is  defined  in Section  V(e) of PTCE  95-60,  and that the purchase and holding of the ERISA Restricted  Offered  Certificates are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o        an opinion of counsel  satisfactory  to the Trustee,  which  opinion of counsel will not be at the expense of the  Trustee,  that the purchase or holding of the ERISA  Restricted  Offered  Certificates  by an
              ERISA  plan,  any  person  acting on  behalf  of a ERISA  plan or using an ERISA  plan's  assets,  is permissible  under applicable law, will not result in any non-exempt  prohibited  transactions  under
              Section  406 of ERISA  and/or  Section  4975 of the Code and will  not  subject  the  Depositor,  the
              Trustee, the Servicer,  or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

         In the event that the  representation  is violated,  or any attempt to transfer to an ERISA plan or person acting on behalf of an ERISA plan or using an ERISA  plan's  assets is  attempted  without  the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         The RFC Exemption  imposes  certain  specific  conditions  for exemption  from the  application of Section
406(a),  406(b)  and  407(a)  of ERISA  and the  taxes  imposed  by  Section  4975(a)  and (b) of the  Code.  These conditions  reflect  certain  limitations  on the  exemptive  relief  provided  for (i) the  sale  or  transfer  of certificates in the initial  issuance of  certificates  between the depositor or underwriter and an ERISA plan when a fiduciary  of the ERISA plan is a mortgagor  with respect to 5% or less of the fair market value of a trust or an affiliate  of such a person,  (ii) the  direct or  indirect  acquisition  or  disposition  of  certificates  in the secondary  market by an ERISA plan, and (iii) the holding of certificates by an ERISA plan.  These  conditions also reflect  certain  limitations on the exemptive  relief  provided for  transactions  under the pooling and servicing agreement  associated with the issued  certificates and the defeasance and substitution of mortgage  obligations in commercial  mortgage-backed  transactions.  See "ERISA  Considerations"  in the prospectus.  The depositor  expects that  the  foregoing  specific  conditions  (if  applicable)  should  be  satisfied  with  respect  to the  Offered
Certificates,  so that the RFC  Exemption  should  provide an  exemption  from the  application  of the  prohibited transaction  provisions of Sections  406(a) and (b) of ERISA and Section  4975(c) of the Code for  transactions  in connection  with the  servicing,  management  and  operation  of the  mortgage  pools,  provided  that the  general conditions of the RFC Exemption are satisfied.

         Prospective  ERISA plan investors should consult with their legal advisors  concerning the impact of ERISA and Section 4975 of the Code,  the  applicability  of the RFC  Exemption and the  potential  consequences  in their specific  circumstances,  prior to making an  investment  in the Offered  Certificates.  Moreover,  each ERISA plan
fiduciary  should  determine   whether  under  the  general   fiduciary   standards  of  investment   prudence  and
diversification,  an investment in the Offered  Certificates is appropriate for the ERISA plan, taking into account the overall investment policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

         The sale of any of the  offered  certificates  to an ERISA plan is in no respect a  representation  by the depositor  or the  underwriters  that  such an  investment  meets  all  relevant  legal  requirements  relating  to investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate  for
ERISA plans generally or any particular ERISA plan.